UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
JERNIGAN CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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Jernigan Capital, Inc.

         , 2020

To our Stockholders:

You are cordially invited to attend a special meeting of common stockholders (the “Special Meeting”) of Jernigan Capital, Inc. (the “Company”). The Special Meeting will be held on          , 2020 at   a.m. Central Standard Time, at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119. The Notice of Special Meeting of common stockholders and proxy statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about us.

At the Special Meeting, you will be asked to consider and vote on a proposal to approve the acquisition by Jernigan Capital Operating Company, LLC (the “Operating Company”) of substantially all of the operating assets and liabilities of JCap Advisors, LLC, the Company’s external manager (the “Manager”). We refer to this transaction as the “Internalization.” The Internalization is described briefly below and in greater detail in the enclosed materials, which we urge you to read carefully. In addition, you will be asked to consider and vote on a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Internalization.

In connection with the Internalization, the Company, the Manager, Dean Jernigan, our founder and former executive chairman of the board, John A. Good, our chairman and chief executive officer, and Jonathan L. Perry, our president and chief investment officer, have signed an asset purchase agreement dated December 16, 2019 (the “Purchase Agreement”), providing for the Company’s acquisition of all of the assets that the Manager uses to operate our business in exchange for 1,794,872 common units of limited liability company interest in the Operating Company (“OC Units”) issuable to the Manager upon the closing of the Internalization (the “Initial Consideration”) and an additional 769,231 OC Units issuable to the Manager if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company (as defined in the Purchase Agreement) prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company (the “Earn Out Consideration” and, together with the Initial Consideration, the “Internalization Consideration”). As a result of the Internalization, the Manager will cease to perform any outside management services for the Company, each employee of the Manager is expected to become an employee of the Company or its subsidiaries, and the Company will become internally managed. Following the Internalization, the Company will no longer be required to pay management fees, incentive fees or expense reimbursements to the Manager.

In connection with the Internalization, our board of directors formed a special committee comprised entirely of disinterested directors (the “Special Committee”) to review, consider, negotiate and approve the terms and conditions of the Internalization, including the composition of the Internalization Consideration, and to recommend to our full board of directors whether to pursue the Internalization and, if so, on what terms and conditions. As more fully described in the accompanying proxy statement, no member of the Special Committee is affiliated with the Manager, and none has a financial interest in the Internalization that differs from that of our stockholders. In evaluating the Internalization, the Special Committee engaged independent legal and financial advisors and received a fairness opinion from HFF Securities L.P., a JLL company, its independent financial advisor, as more fully described in the accompanying proxy statement. Even if approved by our common stockholders, the Internalization will not be implemented unless other conditions to the Internalization set forth in the Purchase Agreement are satisfied. The Special Committee may waive certain of these conditions in its sole discretion.

Following the consummation of the Internalization, the Company will be led by substantially the same highly experienced management team that has been integral to our growth and success. John A. Good will continue to serve as chairman and chief executive officer, Jonathan L. Perry will continue to serve as president and chief investment officer and Kelly P. Luttrell will continue to serve as chief financial officer. As described further in the accompanying proxy statement, Messrs. Good and Perry have entered into employment agreements with the Company. Each such agreement will become effective upon the closing of the Internalization.

Mr. Jernigan, our founder and former executive chairman of the board, and Messrs. Good and Perry own membership interests in the Manager. These interests result in those parties having material financial interests in the Internalization, which conflicts of interests have been considered and addressed by the Special Committee in connection with its recommendations to our board of directors with respect to the Internalization. None of Messrs. Jernigan, Good or Perry is a member of the Special Committee.

The accompanying proxy statement provides a detailed description of the proposals described above, and includes information about the Company, the Operating Company, the Manager and the Internalization. We urge you to review the accompanying proxy statement carefully to ensure you will be informed about the business to be addressed at the Special Meeting. You may also obtain more information about the Company and the Manager from documents the Company has filed with the Securities and Exchange Commission. Shares of the Company’s Common Stock are listed on the New York Stock Exchange under the ticker symbol “JCAP.”

Along with the other members of the board of directors and management, I look forward to greeting you at the meeting if you are able to attend.

Cordially,

John A. Good
Chairman of the Board of Directors

JERNIGAN CAPITAL, INC.

6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119

NOTICE OF SPECIAL MEETING OF COMMON STOCKHOLDERS
TO BE HELD ON          , 2020

TIME, DATE & PLACE

A Special Meeting of common stockholders (the “Special Meeting”) will be held at   a.m. Central Standard Time, on          , 2020 at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119.

ITEMS OF BUSINESS

Holders of our common stock will consider and vote on the following proposals at the Special Meeting:

1.	A proposal to approve the acquisition by Jernigan Capital Operating Company, LLC (the “Operating Company”) of substantially all of the operating assets and liabilities of JCap Advisors, LLC (the “Manager”) in exchange for 1,794,872 common units of limited liability company interest in Jernigan Capital Operating Company, LLC (“OC Units”) issuable to the Manager upon the closing of the Internalization (as defined below) (the “Initial Consideration”) and an additional 769,231 OC Units (the “Earn Out Consideration” and, together with the Initial Consideration, the “Internalization Consideration”) issuable to the Manager if either (a) Jernigan Capital, Inc.’s (the “Company”) common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, pursuant to the terms of the Asset Purchase Agreement dated December 16, 2019 (the “Internalization”). See “Proposal 1: Proposal to Approve the Internalization” beginning on page 24 of the accompanying proxy statement; and
2.	A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Internalization. See “Proposal 2: Proposal to Approve the Adjournment of the Special Meeting” beginning on page 69 of the accompanying proxy statement.

The proxy statement accompanying this notice describes each of these items of business in detail.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS TO BE CONSIDERED AND VOTED ON AT THE SPECIAL MEETING.

WHO MAY VOTE

Holders of common stock of the Company, par value $0.01 per share, of record at the close of business on          , 2020 (the “Record Date”) are entitled to receive this notice and vote at the Special Meeting and any adjournment or postponement of the Special Meeting. As of the close of business on the Record Date, we had          shares of our common stock outstanding. Holders of 7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share, of the Company and holders of Series A Preferred Stock of the Company are not entitled to notice of or to vote at the Special Meeting.

HOW TO VOTE

It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold and whether or not you plan to attend the Special Meeting in person. Accordingly, whether or not you plan to attend the Special Meeting, you are requested to promptly grant a proxy for your shares by completing, signing and dating the enclosed proxy card and returning it as instructed. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote (1) FOR approval of the Internalization and (2) FOR approval of the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting.

Unless otherwise specified, a proxy also will confer authority on the persons named therein to vote in their discretion on such other business as may properly come before the Special Meeting. Granting a proxy will not prevent you from voting your shares in person if you choose to attend the Special Meeting.

If you have any questions or need assistance submitting a proxy or your voting instructions, please call our proxy solicitor, Georgeson LLC, toll-free at (866) 431-2101.

By Order of the Board of
Directors

Kelly P. Luttrell
Corporate Secretary

Memphis, Tennessee
         , 2020

i

JERNIGAN CAPITAL, INC.
6410 Poplar Avenue Suite 650
Memphis, Tennessee 38119

PROXY STATEMENT

Jernigan Capital, Inc. is soliciting proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “common stock”), in connection with the special meeting of common stockholders (“Special Meeting”), and your vote is very important. For this reason, our board of directors requests that you allow your shares to be represented at the Special Meeting by the proxies named on the applicable enclosed Proxy Card. In connection with our solicitation of proxies, we are mailing this proxy statement to stockholders and making such materials available on the Internet beginning on or about          , 2020.

In this proxy statement, terms such as “JCAP”, the “Company,” “we,” “us” and “our” refer to Jernigan Capital, Inc. We refer to our manager, JCap Advisors, LLC, as “the Manager.” We refer to Jernigan Capital Operating Company, LLC as “the Operating Company.” We refer to the Manager, Dean Jernigan, John A. Good and Jonathan L. Perry collectively as the “Manager Parties.”

INFORMATION ABOUT THE SPECIAL MEETING

The Special Meeting

The Special Meeting will be held          , 2020, at      a.m. Central Standard Time at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119 and at any adjournment or postponement thereof.

Purpose of the Special Meeting

The purpose of the Special meeting is to consider and vote on the following proposals:

1.	A proposal to approve the acquisition by Jernigan Capital Operating Company, of substantially all of the operating assets and liabilities of JCap Advisors, LLC in exchange for 1,794,872 common units of limited liability company interest in Jernigan Capital Operating Company, LLC (“OC Units”) issuable to the Manager upon the closing of the Internalization (as defined below) (the “Initial Consideration”) and an additional 769,231 OC Units (the “Earn Out Consideration” and, together with the Initial Consideration, the “Internalization Consideration”) issuable to the Manager if either (a) Jernigan Capital, Inc.’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, pursuant to the terms of the Asset Purchase Agreement (the “Purchase Agreement”) dated December 16, 2019 (the “Internalization”). See “Proposal 1: Proposal to Approve the Internalization” beginning on page 24; and
2.	A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Internalization. See “Proposal 2: Proposal to Approve the Adjournment of the Special Meeting” beginning on page 69.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for action at the Special Meeting.

ii

SUMMARY

This summary highlights only selected information from this proxy statement relating to the Internalization. This summary does not contain all of the information about the Internalization and related transactions contemplated by the Purchase Agreement that may be important to you. As a result, to understand the Internalization and the related transactions fully and for a more complete description of the terms of the Internalization and related transactions, you should read carefully this proxy statement in its entirety, including the exhibits and the other documents to which we have referred you, including the Purchase Agreement attached as Exhibit A. Each item in this summary includes a page reference directing you to a more complete description of that item elsewhere in this proxy statement. This proxy statement is first being mailed to our stockholders on or about          , 2020.

The Parties to the Purchase Agreement (Page 19)

Jernigan Capital, Inc.

We are a commercial real estate company that invests primarily in new or recently-constructed and opened self-storage facilities located predominately in dense urban submarkets within top-50 United States metropolitan statistical areas, or MSAs. Facilities in which we invest are largely vertical (three to ten floors), 100% climate controlled and technologically adapted buildings, which we call Generation V facilities. These facilities are located in submarkets with demographic profiles and competitive positions that management believes will support successful lease-up of such facilities and value creation for our stockholders. Our investments include (i) mortgage loans typically coupled with equity interests, secured by Generation V self-storage facilities, (ii) preferred equity investments in Generation V self-storage facilities, and (iii) wholly-owned Generation V self-storage facilities. We provided the development and construction financing for each of our wholly-owned facilities, and we hold rights of first refusal to acquire each facility in which we have invested but do not now own. We are a Maryland corporation organized on October 1, 2014 that has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

Our website is www.jernigancapital.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Shares of our common stock are listed on the New York Stock Exchange under the symbol “JCAP.” For additional information about us and our business, please refer to “Where You Can Find More Information” on page 70 of this proxy statement.

Jernigan Capital Operating Company, LLC

The Operating Company is a Delaware limited liability company. All of our assets are held by, and we conduct substantially all of our activities through the Operating Company and its consolidated subsidiaries. The Company is the managing member of the Operating Company and currently owns, directly or indirectly, 100% of the interests in the Operating Company.

JCap Advisors, LLC

The Manager is a Florida limited liability company formed primarily for the purpose of serving as the external manager of the Company and the Operating Company. The Manager’s relationship with the Company and the Operating Company is governed by the Third Amended and Restated Management Agreement, dated November 1, 2017 (the “Management Agreement”). Pursuant to the Management Agreement, our Manager is responsible for (a) our day-to-day operations (including finance, accounting and investor relations), (b) determining investment criteria and strategy in conjunction with our board of directors, (c) sourcing, analyzing, originating, underwriting, structuring, and acquiring our portfolio investments, (d) sourcing, analyzing, procuring and managing our capital and (e) performing portfolio management duties. The Manager has an Investment Committee that approves investments in accordance with our investment guidelines, investment strategy, and financing strategy. The Manager receives base and incentive fees and reimbursement of a substantial portion of its expenses in exchange for the services it provides to us. For more information about the Manager and the Management Agreement see “Our Manager and Management Agreement” beginning on page 20.

Dean Jernigan

Dean Jernigan is our founder and was executive chairman of our board of directors until his retirement effective December 31, 2019 and is the managing member of the Manager. Pursuant to the operating agreement of the Manager, Mr. Jernigan and certain of his affiliates will be entitled to an aggregate of 1,538,462 OC Units of the Initial Consideration and 615,385 OC Units of the Earn Out Consideration, if applicable.

John A. Good

John A. Good is our chairman and chief executive officer and a member of the Manager and became chairman of our board of directors effective December 31, 2019. Pursuant to the operating agreement of the Manager, Mr. Good will be entitled to 179,487 OC Units of the Initial Consideration and 76,923 OC Units of the Earn Out Consideration, if applicable.

Jonathan L. Perry

Jonathan L. Perry is our president and chief investment officer and a member of the Manager. Pursuant to the operating agreement of the Manager, Mr. Perry will be entitled to 76,923 OC Units of the Initial Consideration and 76,923 OC Units of the Earn Out Consideration, if applicable. Mr. Perry is the son in law of Mr. Jernigan.

The Special Meeting (page 21)

General

This section contains information about the Special Meeting of common stockholders.

Together with this proxy statement, we are sending you a notice of Special Meeting of common stockholders and a form of proxy that is being solicited by our board of directors for use at the Special Meeting. The information and instructions contained in this section are addressed to our stockholders, and all references to “you” or “stockholders” in this section and elsewhere in the proxy statement should be understood to be addressed to our stockholders.

The Proposals

The Special Meeting of our stockholders will be held at   a.m. Central Standard Time, on          , 2020 at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119. At the Special Meeting, you will be asked to consider and vote on:

1.	A proposal to approve the Internalization in exchange for the Initial Consideration, which consists of 1,794,872 OC Units issuable to the Manager upon the closing of the Internalization, and the Earn Out Consideration, which consists of an additional 769,231 OC Units issuable to the Manager if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, pursuant to the terms of the Purchase Agreement (the “Internalization Proposal”). See “Proposal 1: Proposal to Approve the Internalization” beginning on page 24; and
2.	A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Internalization (the “Adjournment Proposal”). See “Proposal 2: Proposal to Approve the Adjournment of the Special Meeting” beginning on page 69.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting. If, however, such a matter is properly presented at the Special Meeting or any postponement or adjournment of the Special Meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Recommendations of Our Board of Directors

After careful consideration, following the unanimous approval and recommendation by a special committee (the “Special Committee”) consisting of all of our disinterested directors, our board of directors has unanimously approved the Internalization, the Purchase Agreement and the other transactions contemplated by the Purchase

Agreement, and has declared the Internalization and the other transactions contemplated by the Purchase Agreement advisable and in the best interests of the Company and our stockholders. Accordingly, our board of directors has recommended that the stockholders vote “FOR” Proposal 1, the Internalization Proposal. In addition, our board of directors has recommended that stockholders vote “FOR” Proposal 2, the Adjournment Proposal.

For more information concerning the recommendation of our board of directors with respect to the Internalization, see “Proposal 1: Proposal to Approve the Internalization—Recommendations of the Special Committee and Our Board of Directors” beginning on page 43.

Record Date, Notice and Quorum

All holders of record of our common stock as of the close of business on          , 2020, the record date for the Special Meeting (the “Record Date”), are entitled to receive notice of and attend the Special Meeting or any postponement or adjournment of the Special Meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the Special Meeting for each share of common stock that such holder owned as of the Record Date. On the Record Date, there were          shares of common stock outstanding and entitled to vote at the Special Meeting.

The presence in person or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the Record Date will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to transact business at the Special Meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be postponed or adjourned to a later date.

Required Vote

Approval of the Internalization Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present. In addition, pursuant to the Purchase Agreement, the Internalization also must be approved by the affirmative vote of a majority of the votes cast (other than votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates) at the Special Meeting if a quorum is present. However, the shares owned directly or indirectly by Mr. Jernigan, Mr. Good and their affiliates will count toward establishing a quorum at the Special Meeting.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present.

Abstentions and Broker Non-Votes

Under Maryland law, abstentions are not considered to be votes cast on a proposal. However, with respect to matters for which stockholder approval is a prerequisite to the listing of shares, the New York Stock Exchange (the “NYSE”) has taken the position that abstentions should be treated as votes cast. Because the approval of the Internalization Proposal would require the listing on the NYSE of the shares of common stock issuable upon redemption of the OC Units that comprise the Internalization Consideration, an abstention with respect to the Internalization Proposal will be treated as a vote cast, and will thus have the same effect as a vote “against” the Internalization Proposal. Abstentions will have no effect on the results of the Adjournment Proposal.

In addition, both proposals to be voted on at the Special Meeting are “non-routine” under NYSE Rule 452. As a result, there can be no broker non-votes at the Special Meeting, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. Nominees may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given. The proposals included herein are regarded as non-routine matters, and your broker or other nominee may not vote on these proposals without instructions from you.

Votes by our Directors and Executive Officers

As of the Record Date, our directors and executive officers owned and are entitled to vote an aggregate of approximately          shares of our common stock, entitling them to exercise approximately   % of the voting power of our common stock entitled to vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the Internalization Proposal and the Adjournment Proposal. Votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates will be counted for approval of the Internalization Proposal; however, the Purchase Agreement also requires the approval by the affirmative vote of a majority of the votes cast other than votes cast for shares owned directly or indirectly by Dean Jernigan, John A. Good or their affiliates.

Proxies; Revocation

Any of our common stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, authorizing your proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the Special Meeting in person. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the Special Meeting. If you are a common stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., New York time, on          , 2020 in order for your shares to be voted at the Special Meeting.

The Internalization (page 54)

Pursuant to the terms of the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, the Operating Company will acquire substantially all of the operating assets and liabilities of the Manager and each of the employees of the Manager is expected to become an employee of the Company. As a result of the Internalization, the Manager will cease to perform any outside management services for the Company and the Company will become internally managed.

Upon the closing of the Internalization, the Operating Company will issue to the Manager 1,794,872 OC Units. In addition, if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company (as defined in the Purchase Agreement) prior to December 31, 2024 that is approved by the Company’s board of directors and the common stockholders of the Company, the Operating Company will issue an additional 769,231 OC Units to the Manager. The OC Units issuable in the Internalization are Class B OC Units. As a result, the initial distributions payable on the OC Units to be issued in the Internalization will be prorated for the number of days during the initial distribution period that such OC Units are outstanding. The Class B OC Units are otherwise identical to Class A OC Units and will automatically convert to Class A OC Units following the initial distribution period.

The consummation of the Internalization is subject to certain closing conditions, including the approval of the Internalization by a majority of votes cast by the Company’s common stockholders at the Special Meeting if a quorum is present (other than votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates) at the Special Meeting. The Purchase Agreement contains certain customary representations, warranties and covenants.

The Purchase Agreement may be terminated (1) by mutual consent of the Manager and the Operating Company, (2) by either the Manager or the Operating Company if the closing of the Internalization has not occurred on or before June 30, 2020, (3) by the Operating Company if (i) there has been a material breach of any representation, warranty, covenant or agreement of the Manager such that one or more of closing conditions are not capable of being fulfilled as of the Outside Date; provided that (A) the Manager has been provided written notice and a reasonable opportunity to cure such breach and (B) the Operating Company is not in material breach of its obligations under the Purchase Agreement, or (ii) the Company is unable to obtain the stockholder approval of the Internalization at its Special Meeting of common stockholders or (4) by the Manager (but only so long as the Manager is not in material breach of its obligations under the Purchase Agreement) if there has been a material breach of any representation, warranty, covenant or agreement of the Operating Company such that one or more of the conditions to closing are not capable of being fulfilled as of the Outside Date; provided that the Operating Company has been provided written notice and a reasonable opportunity to cure.

Under the Purchase Agreement, the Manager Parties have agreed to severally, and not jointly, indemnify the Company, the Operating Company and their respective affiliates and representatives for losses resulting from (i) any inaccuracy or breach of representation or warranty of a Manager Party in the Purchase Agreement, (ii) any breach or failure to comply with any covenant made by a Manager Party in the Purchase Agreement and (iii) any asset or liability of the Manager not being acquired or assumed by the Operating Company.

The Operating Company has agreed to indemnify the Manager Parties with respect to any losses resulting from (i) any inaccuracy or breach of representation or warranty by the Operating Company in the Purchase Agreement, (ii) any breach or failure to comply with any covenant in the Purchase Agreement and (iii) any liability of the Manager assumed by Operating Company pursuant to the Purchase Agreement.

Notwithstanding the foregoing, neither the indemnification obligations of the Manager Parties nor the indemnification obligations of the Operating Company will be triggered until the aggregate amount of all indemnifiable losses exceeds $200,000. Furthermore, subject to certain limitations, neither the indemnification obligations of the Manager Parties nor indemnification obligations of the Operating Company may exceed $3.5 million. The Manager Parties may satisfy their indemnification obligations under the Purchase Agreement with OC Units.

For a period of five years following the closing of the Internalization Transaction, subject to certain exceptions, none of the Manager Parties (other than Mr. Perry) or any of their respective affiliates will be entitled to engage in the business of acquiring, financing, owning or operating self-storage facilities or interfere with the business relationship between the Company and its suppliers and vendors or its employees other than on behalf of the Company, the Operating Company or any venture to which the Company, the Operating Company or any of their respective subsidiaries is a party. Such restriction on the solicitation of employees will not apply to the Manager Parties with respect to the employment of Jonathan L. Perry, to the extent Mr. Perry is no longer employed by the Company, and is employed by a Jernigan family-owned business that owns no more than 25 self-storage facilities and none of them are located within a three mile radius of any self-storage facilities in which the Company has an equity or debt investment. Mr. Perry is subject to separate restrictions contained in his employment agreement.

Pursuant to the Purchase Agreement, without the prior written consent of the Operating Company, subject to certain exceptions, neither the Manager nor any of its members who receive OC Units will be permitted to offer, sell, contract to sell, pledge (unless the pledgee agrees to the terms of the Lockup Period), or otherwise transfer or dispose of any of the OC Units received in connection with the Internalization or securities convertible or exchangeable or exercisable for any of such OC Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OC Units for a period of twelve months commencing on the closing date of the Internalization (the “Lockup Period”). After the Lockup Period and for a period of three years thereafter, neither the Manager nor any of its members who receive OC Units shall in any calendar quarter, without the prior approval of a majority of the independent directors of the Company’s board of directors, offer, sell, contract to sell or otherwise transfer or dispose of (other than by pledge, which is permitted following the Lockup Period) more than 145,000 OC Units or securities convertible or exchangeable or exercisable for any OC Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OC Units.

In addition, the Purchase Agreement grants customary registration rights to the Manager and its members with respect to the resale of the shares of the Company’s common stock issuable upon the redemption of the OC Units issued as consideration in the Internalization.

Opinion of the Special Committee’s Financial Advisor (page 45 and Exhibit B)

In connection with the Internalization, at a meeting of the Special Committee on December 16, 2019, the Special Committee’s financial advisor, HFF Securities L.P., a JLL Company (“HFF Securities”), rendered its oral opinion to the Special Committee, confirmed by delivery of a written opinion dated December 16, 2019 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken as set forth in the written opinion, the consideration to be paid by the Company pursuant to the Purchase Agreement was fair from a financial point of view to the Company.

HFF Securities’ opinion did not address any other terms or other aspects or implications of the Internalization or related transactions and no opinion or view was expressed as to the relative merits of the Internalization or related transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the

Internalization or any related transaction. HFF Securities also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Internalization, any related transactions or any other matter.

The full text of HFF Securities’ written opinion, dated December 16, 2019, is attached as Exhibit B to this proxy statement and is incorporated by reference hereto in its entirety.

Interests of Certain of Our Directors and Executive Officers in the Internalization (page 58)

As described above under “—Parties to the Purchase Agreement,” each of Messrs. Jernigan, Good and Perry will be entitled to a portion of the Internalization Consideration.

•	Mr. Jernigan and certain of his affiliates will be entitled to an aggregate of 1,538,462 OC Units upon the issuance of the Initial Consideration, and when and if issued, 615,385 additional OC Units upon the issuance of the Earn Out Consideration. Upon the completion of the Internalization, and prior to the issuance of any Earn Out Consideration, Mr. Jernigan will have a % ownership interest in the Operating Company and a % interest in the Company on a fully diluted basis, including OC Units.
•	Mr. Good will be entitled to 179,487 OC Units upon the issuance of the Initial Consideration, and when and if issued, 76,923 additional OC Units upon the issuance of the Earn Out Consideration. Upon the completion of the Internalization, and prior to the issuance of any Earn Out Consideration, Mr. Good will have a % ownership interest in the Operating Company and a % interest in the Company on a fully diluted basis, including OC Units.
•	Mr. Perry will be entitled to 76,923 OC Units upon the issuance of the Initial Consideration, and when and if issued, 76,923 additional OC Units upon the issuance of the Earn Out Consideration. Upon the completion of the Internalization, and prior to the issuance of any Earn Out Consideration, Mr. Perry will have a % ownership interest in the Operating Company and a % interest in the Company on a fully diluted basis, including OC Units.

In addition, Mr. Good and Mr. Perry have entered into employment agreements with the Company, the Operating Company and JCAP Management LLC, a newly formed subsidiary of the Company (“JCAP Management”), which will become effective upon the completion of the Internalization. See “Proposal 1: The Internalization Proposal—Employment Agreements” for a description of the terms of the employment agreements with Mr. Good and Mr. Perry.

Regulatory Matters (page 60)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Purchase Agreement or the completion of the Internalization.

QUESTIONS AND ANSWERS ABOUT THE INTERNALIZATION AND THE SPECIAL MEETING

The following questions and answers briefly address some questions you may have regarding the proposed Internalization and the Special Meeting. The questions and answers may not address all questions that may be important to you as a common stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, including the exhibits and the documents we refer to in this proxy statement.

Q:	Why am I receiving this proxy statement?
A:	You are receiving this proxy statement because you have been identified as a common stockholder of the Company as of the close of business on , 2020, the Record Date for the determination of common stockholders entitled to notice of the Special Meeting. This proxy statement contains important information about the Internalization and the Special Meeting of common stockholders, and you should read this proxy statement carefully.
Q:	What is the proposed transaction for which I am being asked to vote?
A:	The proposed transaction is the acquisition by the Operating Company of substantially all of the operating assets and liabilities of the Manager in exchange for the Internalization Consideration pursuant to the terms of the Purchase Agreement. Once the Internalization has been approved by our stockholders and the other closing conditions under the Purchase Agreement have been satisfied or waived, the Manager will contribute its assets and liabilities related to the management of the Company to the Operating Company. As a result of the Internalization, we will become self-administered and self-advised, and we will no longer pay the management or incentive fees or expense reimbursements to the Manager under the Management Agreement. All of the employees of the Manager are expected to become employees of our wholly owned subsidiary, and we will become obligated to pay the salaries, other compensation and benefits of such employees, including those for which we historically have not reimbursed the Manager.
Q:	How were the terms of the Internalization determined?
A:	Pursuant to the Management Agreement, the Manager was required to make an offer with respect to a potential internalization transaction by the third quarter of 2019. Furthermore, the Management Agreement requires that such offer be reviewed and, as applicable, approved or countered by a special committee of the Company’s board of directors consisting solely of independent directors. In anticipation of an offer from the Manager, the Company’s board of directors formed the Special Committee that consists of all of the Company’s independent directors. The Manager made an offer regarding an internalization transaction, which commenced negotiations between the representatives of the Manager and the Special Committee. The Internalization Consideration and the other terms of the Purchase Agreement were determined based on such negotiations.

To assist in this process, the Special Committee engaged HFF Securities as its financial advisor and Hunton Andrews Kurth LLP (“Hunton”) as its legal counsel. In addition, the compensation committee of the Company’s board of directors engaged FPL Associates L.P. (“FPL”), an independent executive compensation consulting firm, in connection with the negotiation of the terms and conditions of the employment agreements with certain of our executive officers.

On December 16, 2019, at a meeting of the Special Committee held to evaluate the Internalization, HFF Securities delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated December 16, 2019, to the effect that, as of the date of such opinion and based on and subject to various assumptions and limitations described in the opinion, the Internalization Consideration was fair, from a financial point of view, to the stockholders of the Company who are not affiliated with the Manager or its affiliates.

For more information see “Proposal 1: Proposal to Approve the Internalization—Background of the Internalization” beginning on page 24 and “Proposal 1: Proposal to Approve the Internalization—Opinion of the Special Committee’s Financial Advisor” beginning on page 45.

Q:	Why is the Company proposing the Internalization?
A:	As the Company has previously disclosed, the Management Agreement requires an internalization transaction to occur no later than March 31, 2023 if the Management Agreement is not earlier terminated. The Manager was required to make its first offer with respect to an internalization transaction no later than the third quarter of 2019. After engaging in negotiations with the Manager and reviewing the Company’s projections both as an internally managed REIT and an externally managed REIT, the Special Committee came to the conclusion that it was advisable and in the best interests of the Company to proceed with the Internalization at this time. The Special Committee considered a number of factors in recommending approval of the Internalization, including the key reasons set forth below:

•	The Special Committee’s understanding of the Manager’s business, assets, financial condition and results of operations, and its historical and projected financial performance.
•	The Special Committee’s determination that an internalization transaction that permits the ongoing business of the Company under the leadership of the management team of the Manager and the continued participation of the employees of the Manager that historically have operated the Company’s business through an internal management structure, is in the best interests of the Company and the Company’s stockholders.
•	The expected reduction in the Company’s overall general and administrative (“G&A”) expenses upon completion of the Internalization.
•	The fact that the Company will no longer pay any management fees or expense reimbursements to the Manager under the Management Agreement upon consummation of the Internalization.
•	The fact that the Internalization avoids the risk that, if the Special Committee had terminated the Management Agreement, the Company may not have been able to retain a qualified management team to continue executing the Company’s long-term strategy.
•	That the Internalization is expected to eliminate prior conflicts of interest between the Company and the Manager by making the management team and other employees of the Manager direct employees of the Company.
•	That the Internalization is expected to further align the interests between certain of the Company’s officers and directors and its stockholders due to increased equity ownership by management.

See “Proposal 1: Proposal to Approve the Internalization—Recommendations of the Special Committee and Our Board of Directors” beginning on page 43.

Q:	Do any of the Company’s executive officers or directors have any interest in the Internalization?
A:	Yes. All of the membership interests in the Manager are owned by Dean Jernigan, our founder and former executive chairman, certain of Mr. Jernigan’s family members, John A. Good, our chairman and chief executive officer, and Jonathan L. Perry, our president and chief investment officer. These individuals will receive all of the Internalization Consideration. In addition, Mr. Good and Mr. Perry have entered into new employment agreements that will become effective following the completion of the internalization. As a result, these executive officers and directors have interests in the Internalization that are different from the interests of our stockholders. See “Proposal 1: Proposal to Approve the Internalization—Interests of Certain Persons in the Internalization.”
Q:	How did the Company address conflicts of interest in connection with the Internalization?
A:	As described above, the Special Committee, which is comprised solely of disinterested directors, was formed to review the offer made by the Manager and negotiate the terms of the Internalization on behalf of the Company. The Special Committee hired its own independent financial advisor, HFF Securities, and its own independent legal counsel, Hunton. After considering the possibility of remaining externally managed, and discussing and negotiating the terms of the Internalization, the Special Committee determined that the Internalization is advisable and in the best interests of the Company. In addition, in connection with the negotiation of the terms and conditions of the employment agreements with certain of our executive officers, the compensation committee of the Company’s board of directors engaged FPL to advise on alternatives for post-Internalization executive compensation design as more fully described in this proxy statement.
Q:	Are there potential risks relating to the Company involved in the Internalization?
A:	Yes. You should carefully read the risks disclosed under the heading “Risk Factors” beginning on page 16 of this proxy statement for a discussion of the risks related to the Internalization, including the following:

•	The Internalization was negotiated between the Special Committee, which is comprised solely of all of the disinterested members of our board of directors, and the Manager, which is affiliated with certain of our officers and directors.
•	Certain of our directors and executive officers have interests in the Internalization that are different from, and conflict with, the interests of us and our stockholders.
•	We may not manage the Internalization effectively or realize all its anticipated benefits.
•	We depend on the key executives and other employees of the Manager. There is no guarantee that such key executives and employees will remain employed or engaged by us for any specified period of time, and will not engage in competitive activities if they cease to be employed with or engaged by us.
•	We may be exposed to risks to which we have not historically been exposed, including liabilities with respect to the assets acquired from the Manager.
•	The representations, warranties, covenants and indemnities in the Purchase Agreement are subject to limitations and qualifiers, which may limit our ability to enforce any remedy under these agreements.
•	Conflicts of interest may exist or could arise in the future with our Operating Company and its members, which may impede business decisions that could benefit our stockholders.
Q:	Who will serve on the management team of the Company after the completion of the Internalization?
A:	John A. Good will continue to serve as chairman and chief executive officer, Jonathan L. Perry will continue to serve as president and chief investment officer, and Kelly P. Luttrell will continue to serve as chief financial officer. Following the Internalization, all of the Company’s executive officers and other employees are expected to become employees of the Company rather than of the Manager, and all salaries and other compensation will be paid directly by the Company. Mr. Jernigan retired from his role as executive chairman of the Company effective December 31, 2019.
Q:	How does the Company’s board of directors recommend that I vote on each of the proposals?
A:	Upon careful consideration, our board of directors has unanimously recommended that our common stockholders vote “FOR” the Internalization Proposal and “FOR” the Adjournment Proposal. See “Proposal 1: Proposal to Approve the Internalization—Recommendations of the Special Committee and Our Board of Directors” beginning on page 43.
Q:	How will the Company’s executive officers and directors vote?
A:	Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the Internalization Proposal and the Adjournment Proposal.
Q:	When do you expect the Internalization to be completed?
A:	We are working toward completing the Internalization as quickly as possible. If our stockholders vote to approve the Internalization, and assuming that the other conditions to the Internalization are satisfied or waived, it is anticipated that the Internalization will become effective by the end of the first quarter of 2020.
Q:	What happens if the Internalization is not completed?
A:	If the Internalization is not completed, we will continue to be externally managed by the Manager. Pursuant to the Management Agreement, the Manager will be required to make another offer with respect to an internalization transaction by the third quarter of 2020.

The Company and the Manager have agreed to extend the date by which the Company may deliver a Termination Notice (as defined in the Management Agreement) from October 3, 2019 to the 90th day following the date of the Special Meeting if the Internalization has not closed by such time.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will take place on , 2020 at a.m., Central Standard Time, at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119.
Q:	Who is entitled to vote at the Special Meeting?

A:	Only holders of record of our common stock at the close of business on , 2020, the Record Date, are entitled to receive notice of the Special Meeting and to vote the shares that they held on the Record Date at the Special Meeting, or any postponement or adjournment of the Special Meeting. Each share of common stock is entitled to one vote on all matters presented to common stockholders for vote at the Special Meeting. As of the close of business on the Record Date, we had shares of common stock outstanding.

Approval of the Internalization Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present. In addition, pursuant to the Purchase Agreement, the Internalization also must be approved by the affirmative vote of a majority of the votes cast (other than votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates) at the Special Meeting if a quorum is present. However, the shares owned directly or indirectly by Mr. Jernigan, Mr. Good and their affiliates will count toward establishing a quorum at the Special Meeting.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present.

Under Maryland law, abstentions are not considered to be votes cast on a proposal. However, with respect to matters for which stockholder approval is a prerequisite to the listing of shares, the NYSE has taken the position that abstentions should be treated as votes cast. Because the approval of the Internalization Proposal would require the listing on the NYSE of the shares of common stock issuable upon redemption of the OC Units that comprise the Internalization Consideration, an abstention with respect to Proposal 1 will be treated as a vote cast, and will thus have the same effect as a vote “against” the Internalization Proposal. Abstentions will have no effect on the results of the Adjournment Proposal.

Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, then you are a common stockholder of record. As a common stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the Proxy Card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or other nominee, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid legal proxy from your broker or other nominee.

Q:	Who can attend the Special Meeting?
A:	All holders of our common stock at the close of business on the Record Date ( , 2020), or their duly appointed proxies, are authorized to attend the Special Meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you must present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting. For directions to the Special Meeting, contact Investor Relations at (901) 567-9580 or by email at investorrelations@jernigancapital.com.

Please also note that if you are the beneficial owner of shares held in “street name” (that is, through a bank, broker or other nominee), you will also need to bring a copy of the brokerage statement or other correspondence from your broker or nominee reflecting your share ownership as of the Record Date.

Q:	How do I vote my shares?
A:	Stockholders of Record: If you are a common stockholder of record (that is, your shares are registered directly in your name with our transfer agent) you may vote your shares in person or by proxy:

In Person: You may attend the Special Meeting and vote in person.

By Proxy: You may vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your Proxy Card by mail.

•	By Telephone: If you request or otherwise receive printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•	On the Internet: You may vote on the Internet by going to www.proxyvote.com or from a smart phone, scanning the QR Barcode on the proxy card. Have the information that is in the box marked by the arrow on the proxy card available and follow the instructions. If you vote on the Internet, you do not have to mail in a proxy card.
•	By Mail: You can vote by requesting a paper copy of the materials, which will include a proxy card, completing and signing your proxy card and mailing it in your own envelope.

Beneficial Owners: If you are a beneficial owner (that is, your shares are held in “street name” through an account with a brokerage firm, bank, dealer or other nominee), you will receive instructions from that entity describing how to vote your shares. To vote at the Special Meeting, beneficial owners will need to contact the brokerage firm, bank, dealer or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting. If you do not instruct your broker, bank or other nominee to vote your shares with respect to the Internalization Proposal, your shares will not be voted and will not be counted present for purposes of determining a quorum or otherwise.

Q:	How will proxy holders vote my shares?
A:	If you properly submit a proxy prior to the Special Meeting, your shares of common stock will be voted as you direct. If you properly submit a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the Internalization Proposal and “FOR” the Adjournment Proposal.
Q:	What is the deadline for voting my shares?
A:	If you are a common stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., New York time, on , 2020 in order for your shares to be voted at the Special Meeting. However, if you are a common stockholder of record, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Special Meeting, in order for your shares to be voted at the meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.
Q:	Can I change my vote?
A:	Yes. A subsequent vote by any means will change your prior vote. For example, if you are a record holder who voted by telephone, a subsequent Internet vote will change your vote. The last vote received prior to the Special Meeting will be the one counted. If you are a common stockholder of record, you may also change your vote by voting in person at the Special Meeting. A common stockholder of record also may revoke a properly executed proxy at any time before its exercise by submitting a letter addressed to, and received by, our Corporate Secretary, at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119.

If your shares are held in street name, you should follow the instructions provided by your brokerage firm, bank, dealer or other nominee to change your vote.

Q:	How many votes are needed to approve each proposal?
A:	Approval of the Internalization Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present. In addition, pursuant to the Purchase Agreement, the Internalization also must be approved by the affirmative vote of a majority of the votes cast (other than votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates) at the Special Meeting if a quorum is present. However, the shares owned directly or indirectly by Mr. Jernigan, Mr. Good and their affiliates will count toward establishing a quorum at the Special Meeting.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present..

Q:	How many shares must be present to constituted a quorum for the meeting?
A:	A quorum of common stockholders is necessary to hold a valid meeting. In order to have a quorum for the transaction of business by the holders of common stock, holders of common stock entitled to cast a majority of all the votes entitled to be cast by the holders of common stock at the Special Meeting must be present in person or by proxy (shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates may be counted for purposes of establishing a quorum). On the Record Date, there were shares of common stock outstanding and entitled to vote. Thus, shares of common stock must be represented by stockholders present in person or by proxy at the Special Meeting to have a quorum for the transaction of business by the holders of common stock.

Under Maryland law, abstentions are not considered to be votes cast on a proposal. However, with respect to matters for which stockholder approval is a prerequisite to the listing of shares, the NYSE has taken the position that abstentions should be treated as votes cast. Because the approval of the Internalization Proposal would require the listing on the NYSE of the shares of common stock issuable upon redemption of the OC Units that comprise the Internalization Consideration, an abstention with respect to the Internalization Proposal will be treated as a vote cast, and will thus have the same effect as a vote “against” the Internalization Proposal. Abstentions will have no effect on the results of the Adjournment Proposal.

In addition, both proposals to be voted on at the Special Meeting are “non-routine” under NYSE Rule 452. As a result, there can be no broker non-votes at the Special Meeting, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. Nominees may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given. The proposals included herein are regarded as non-routine matters, and your broker or other nominee may not vote on these proposals without instructions from you.

If there is not a quorum present with respect to common stockholders entitled to vote at the Special Meeting, the Company will be forced to reconvene the Special Meeting at a later date in order to vote on the matters holders of the class of stock for which a quorum was not present are entitled to vote.

Q:	Who is paying for this proxy solicitation?
A:	We will pay for the entire cost of soliciting proxies. In addition to solicitation by proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also will reimburse brokerage firms, dealers and other nominees for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Georgeson LLC to assist us in the solicitation of proxies and will pay approximately $ as the base fee, plus reimbursement of out-of-pocket expenses, to Georgeson LLC for its services.
Q:	How many copies should I receive if I share an address with another stockholder?
A:	The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

We and some brokers household proxy materials, delivering one copy of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. If you are a registered holder who participates in householding, householding will continue until you are notified otherwise or until you notify us to discontinue householding. If you are a registered holder who participates in householding and wish to receive a separate set of proxy materials for the Special Meeting, please contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Registered stockholders who share the same address and who wish to receive a single copy of proxy materials per household in the future may contact American Stock Transfer & Trust Co. by calling 1-800-937-5449. Beneficial owners should contact their broker or other nominee to request information about householding.

Q:	What does it mean if I received more than one set of proxy materials?
A:	If you received more than one set of proxy materials, it likely means that you hold shares of common stock in more than one account. For example, you may own your shares of common stock in various forms, including jointly with your spouse, as trustee of a trust or as custodian for a minor. To ensure that all of your shares of common stock are voted, please provide a proxy or voting instructions for each account for which you received proxy materials.
Q:	Where can I find the voting results of the Special Meeting?
A:	We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that we file with the SEC are publicly available when filed.
Q:	Whom should I contact if I have any questions?
A:	If you have more questions about the Special Meeting the Special Meeting, the Internalization, these proxy materials or your ownership of our common stock, you should contact our proxy solicitation agent, Georgeson LLC, toll-free at (866) 431-2101. If your broker holds your shares, you should also call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this proxy statement and the documents that we incorporate by reference herein that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”), which was filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019, and in other filings we make with the SEC from time to time, which factors include, without limitation, the following:

•	our ability to complete the Internalization on the expected timeline or at all;
•	our ability to achieve the anticipated benefits of the Internalization;
•	our ability to successfully operate as a self-administered and self-administered REIT;
•	the significant costs involved in connection with the Internalization;
•	potential liabilities we may inherit from the Manager as a result of the Internalization that would not be covered by the indemnification provisions of the Purchase Agreement;
•	the potential liabilities associated with the direct employment of personnel;
•	our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to complete construction and obtain certificates of occupancy for self-storage development projects in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity, compliance with covenants and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	the resulting outcome if the Internalization is not completed, including any amendment to or termination of the Management Agreement;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value;
•	potential limitations on our ability to pay dividends at historical rates or other changes to our historical dividend rate;
•	limitations in our existing and future debt agreements on our ability to pay distributions;

•	the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2018 Form 10-K and in other filings we make with the SEC from time to time.

RISK FACTORS

In addition to the other information contained or incorporated by reference in this proxy statement, readers should carefully consider the following risk factors and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2018 under the caption “Item 1A. Risk Factors”:

The Internalization was negotiated between the Special Committee, which is comprised solely of disinterested members of our board of directors, and the Manager, which is affiliated with certain of our officers and directors.

The Internalization was negotiated with the Manager, which is owned by certain of our present and former officers and directors. As a result, those present and former officers and directors have different interests than the Company. This conflict would not exist in the case of a transaction negotiated with unaffiliated third parties. Moreover, if the Manager or any Manager Party breaches any of the representations, warranties or covenants made by it in the Purchase Agreement, we may choose not to enforce, or to enforce less vigorously, our rights because of our desire to maintain our ongoing relationship with certain of our directors and officers. Moreover, the representations, warranties, covenants and indemnities in the Purchase Agreement are subject to limitations and qualifiers, which may also limit our ability to enforce any remedy under the Purchase Agreement.

Certain of our directors and executive officers have interests in the Internalization that are different from, and conflict with, the interests of us and our stockholders.

Messrs. Jernigan, Good and Perry have interests in the Internalization and the other transactions described in this proxy statement that are different from, or in addition to, the interests of our stockholders generally and that create conflicts of interest, including (i) the payment of Internalization Consideration in connection with the Internalization directly or indirectly to these individuals and the entry by these individuals into arrangements relating to the payment of that consideration, and (ii) the entry by the Company, the Operating Company and JCAP Management into employment agreements with Messrs. Good and Perry, each of which will become effective upon closing of the Internalization. See “Proposal 1: The Internalization—Interests of Certain Persons in the Internalization” beginning on page 58 for a description of the consideration to be received by these individuals.

We may not manage the Internalization effectively or realize all its anticipated benefits.

We may not manage the Internalization effectively. The Internalization could be a time-consuming and costly process and we may encounter potential difficulties in the integration process including, among other things:

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Internalization; and
•	performance shortfalls as a result of the diversion of management’s attention caused by completing the Internalization.

For all these reasons, you should be aware that it is possible that the Internalization process could result in the distraction of our management, the disruption of our ongoing business or inconsistencies in our operations, services, standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with employees or third-parties to achieve the anticipated benefits of the Internalization, or could otherwise adversely affect our business and financial results. Therefore, the failure to plan and manage the Internalization effectively could have a material adverse effect on our business, financial condition and results of operations.

We depend on our key executives and other employees of the Manager. There is no guarantee that such key executives and employees will remain employed or engaged by us for any specified period of time, and will not engage in competitive activities if they cease to be employed with or engaged by us.

We depend on the key executives and employees of the Manager. It is expected that, following the consummation of the Internalization, we will continue to substantially depend on the services of Messrs. Good and Perry, each of whom has entered into an employment agreement with the Company. Each such agreement will become effective upon the closing of the Internalization. Mr. Good’s employment agreement will have an initial term through the fourth anniversary of the closing of the Internalization, and Mr. Perry’s employment agreement will have an initial term through the third anniversary of the closing of the Internalization. These agreements have been structured to incentivize our executives to stay through the end of their initial terms and, subject to the Company’s approval, with respect to Mr. Perry to extend his term of service for successive one-year terms. Nevertheless, as is presently the case under the Management Agreement with the Manager, the departure or the loss of the services of any of these individuals, or other senior management personnel or employees, following the Internalization could have a material adverse effect on our business, financial condition, results of operations and ability to effectively operate our business.

Further, the Purchase Agreement and the employment agreements entered into by the Company with each of Messrs. Good and Perry contain certain restrictions on the Manager Parties, including a restriction on engaging in activities that are deemed competitive to our business. Although we believe these covenants to be enforceable under current law in the states in which we do business, there can be no guarantee that if our executives were to breach these covenants and engage in competitive activities, a court of law would fully enforce these restrictions. If these executives were to terminate their employment or service relationship (as applicable) with the Company and engage in competitive activities, such activities could have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to risks to which we have not historically been exposed, including liabilities with respect to the assets acquired from the Manager.

The Internalization will expose us to risks to which we have not historically been exposed. Pursuant to the Purchase Agreement, we will incur liabilities with respect to the assets acquired from the Manager and certain of its affiliates. As a result of the Internalization, we will employ persons who are currently employed by the Manager. As their employer, we will be subject to those potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances, and we will bear the costs of the establishment and maintenance of employee benefit plans, if established. There are no assurances that, following the Internalization, these employees of the Manager will be able to provide us with the same level of services as was previously provided to us by the Manager, and there may be other unforeseen costs, expenses and difficulties associated with operating as an internally managed company.

The representations, warranties, covenants and indemnities in the Purchase Agreement are subject to limitations and qualifiers, which may limit our ability to enforce any remedy under these agreements.

The representations, warranties, covenants and indemnities in the Purchase Agreement are subject to limitations and qualifiers, which may limit our ability to enforce any remedy under these agreements. These include, without limitation, limitations on liability and materiality qualifiers on certain representations and covenants. Subject to certain exceptions, neither the indemnification obligations of the Manager Parties nor the indemnification obligations of the the Operating Company will be triggered until the aggregate amount of all indemnifiable losses exceeds $200,000. Furthermore, subject to certain limitations, neither the indemnification obligations of the Manager Parties nor indemnification obligations of the Operating Company may exceed $3.5 million. The Manager Parties may satisfy their indemnification obligations under the Purchase Agreement with OC Units.

Conflicts of interest may exist or could arise in the future with our Operating Company and its members, which may impede business decisions that could benefit our stockholders.

Following the implementation of our Company’s structure as a result of the Internalization, conflicts of interest may exist or could arise as a result of the relationships between us and our affiliates, on the one hand, and our Operating Company or any member thereof, which will include the Manager Parties, on the other. Our directors and officers have duties to our Company and our stockholders under applicable Maryland law in connection with their management of our Company. At the same time, we, as managing member of our Operating Company, have fiduciary duties to our Operating Company and to its members under Delaware law in connection with the management of our Operating Company. Our duties to our Operating Company and its members as the managing member may come into conflict with the duties of our directors and officers to our Company and our stockholders. These conflicts may be resolved in a manner that is not in the best interest of our stockholders.

Common stock eligible for future sale upon redemption of the OC Units issued in the Internalization may have adverse effects on our share price.

Pursuant to the Purchase Agreement, parties who receive OC Units in connection with the Internalization have registration rights with respect to the resale of shares of our common stock issuable upon redemption of such OC Units. We cannot predict the effect, if any, of future sales of the common stock issuable upon redemption of the OC Units issuable in the Internalization on the market price of our common stock. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock. The trading price of our common stock may decline significantly when we register the shares of our common stock issuable upon redemption of the OC Units issuable in connection with the Internalization.

PARTIES TO THE PURCHASE AGREEMENT

Jernigan Capital, Inc.

We are a commercial real estate company that invests primarily in new or recently-constructed and opened self-storage facilities located predominately in dense urban submarkets within top-50 United States metropolitan statistical areas, or MSAs. Facilities in which we invest are largely vertical (three to ten floors), 100% climate controlled and technologically adapted buildings, which we call Generation V facilities. These facilities are located in submarkets with demographic profiles and competitive positions that management believes will support successful lease-up of such facilities and value creation for our stockholders. Our investments include (i) mortgage loans, typically coupled with equity interests, secured by Generation V self-storage facilities, (ii) preferred equity investments in Generation V self-storage facilities, and (iii) wholly-owned Generation V self-storage facilities. We provided the development and construction financing for each of our wholly-owned facilities, and we hold rights of first refusal to acquire each facility in which we have invested but do not now own. We are a Maryland corporation organized on October 1, 2014 that has elected to be taxed as a REIT for U.S. federal income tax purposes.

Our website is www.jernigancapital.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Shares of our common stock are listed on the NYSE under the symbol “JCAP.” For additional information about us and our business, please refer to “Where You Can Find More Information” on page 70 of this proxy statement.

Jernigan Capital Operating Company, LLC

The Operating Company is a Delaware limited liability company. All of our assets are held by, and we conduct substantially all of our activities through the Operating Company and its consolidated subsidiaries. The Company is the managing member of the Operating Company and currently owns, directly or indirectly, 100% of the interests in the Operating Company.

JCap Advisors, LLC

The Manager is a Florida limited liability company formed primarily for the purpose of serving as the external manager of the Company and the Operating Company. The Manager’s relationship with the Company and the Operating Company is governed by the Management Agreement. Pursuant to the Management Agreement, our Manager is responsible for (a) our day-to-day operations (including finance, accounting and investor relations), (b) determining investment criteria and strategy in conjunction with our board of directors, (c) sourcing, analyzing, originating, underwriting, structuring, and acquiring our portfolio investments, (d) sourcing, analyzing, procuring and managing our capital and (e) performing portfolio management duties. The Manager has an Investment Committee that approves investments in accordance with our investment guidelines, investment strategy, and financing strategy. The Manager receives base and incentive fees and reimbursement of a substantial portion of its expenses in exchange for the services it provides to us. For more information about the Manager and the Management Agreement see “Our Manager and Management Agreement” beginning on page 20.

Dean Jernigan

Dean Jernigan is our founder and was executive chairman of our board of directors until his retirement effective December 31, 2019 and is the managing member of the Manager. Pursuant to the operating agreement of the Manager, Mr. Jernigan and certain of his affiliates will be entitled to an aggregate of 1,538,462 OC Units of the Initial Consideration and 615,385 OC Units of the Earn Out Consideration, if applicable.

John A. Good

John A. Good is our chairman and chief executive officer and a member of the Manager and became chairman of our board of directors effective December 31, 2019. Pursuant to the operating agreement of the Manager, Mr. Good will be entitled to 179,487 OC Units of the Initial Consideration and 76,923 OC Units of the Earn Out Consideration, if applicable.

Jonathan L. Perry

Jonathan L. Perry is our president and chief investment officer and a member of the Manager. Pursuant to the operating agreement of the Manager, Mr. Perry will be entitled to 76,923 OC Units of the Initial Consideration and 76,923 OC Units of the Earn Out Consideration, if applicable. Mr. Perry is the son in law of Mr. Jernigan.

OUR MANAGER AND MANAGEMENT AGREEMENT

The Company is externally managed and advised by the Manager. We do not have any employees. We rely on the personnel, properties and resources of our Manager to conduct our operations. We and our Manager are parties to a third amended and restated management agreement (the “Management Agreement”), dated November 1, 2017. Pursuant to the Management Agreement, our Manager is responsible for (a) our day-to-day operations (including finance, accounting and investor relations), (b) determining investment criteria and strategy in conjunction with our board of directors, (c) sourcing, analyzing, originating, underwriting, structuring, and acquiring our portfolio investments, (d) sourcing, analyzing, procuring and managing our capital and (e) performing portfolio management duties. The Manager has an Investment Committee that approves investments in accordance with our investment guidelines, investment strategy, and financing strategy. Pursuant to the Management Agreement, we pay the Manager base and incentive fees and reimburse a substantial portion of its expenses.

For more information about the Management Agreement, see our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, and the notes to the Manager’s consolidated financial statements for the years ended December 31, 2018 and 2017, which are included elsewhere in this proxy statement.

THE SPECIAL MEETING

General

This section contains information about the Special Meeting of common stockholders.

Together with this proxy statement, we are sending you a notice of Special Meeting of common stockholders and a form of proxy that is being solicited by our board of directors for use at the Special Meeting. The information and instructions contained in this section are addressed to our common stockholders, and all references to “you” or “stockholders” in this section and elsewhere in the proxy statement should be understood to be addressed to our common stockholders.

The Proposals

The Special Meeting of our stockholders will be held at        a.m. Central Standard Time, on                , 2020 at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119. At the Special Meeting, you will be asked to consider and vote on:

1.	A proposal to approve the Internalization in exchange for the Initial Consideration, which consists of 1,794,872 OC Units issuable to the Manager upon the closing of the Internalization, and the Earn Out Consideration, which consists of an additional 769,231 OC Units issuable to the Manager if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, pursuant to the terms of the Purchase Agreement (the “Internalization Proposal”). See “Proposal 1: Proposal to Approve the Internalization” beginning on page 24; and
2.	A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Internalization (the “Adjournment Proposal”). See “Proposal 2: Proposal to Approve the Adjournment of the Special Meeting” beginning on page 69.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting. If, however, such a matter is properly presented at the Special Meeting or any postponement or adjournment of the Special Meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Recommendations of Our board of directors

After careful consideration, following the unanimous approval and recommendation by the Special Committee, our board of directors has unanimously approved the Internalization, the Purchase Agreement and the other transactions contemplated by the Purchase Agreement, and has declared the Internalization and the other transactions contemplated by the Purchase Agreement advisable and in the best interests of the Company and our stockholders. Accordingly, our board of directors has recommended that the stockholders vote “FOR” Proposal 1, the Internalization Proposal. In addition, our board of directors has recommended that stockholders vote “FOR” Proposal 2, the Adjournment Proposal.

For more information concerning the recommendation of our board of directors with respect to the Internalization, see “Proposal 1: Proposal to Approve the Internalization—Recommendations of the Special Committee and Our Board of Directors and Reasons for the Internalization” beginning on page 43.

Record Date, Notice and Quorum

All holders of record of our common stock as of the close of business on                , 2020, the Record Date for the Special Meeting, are entitled to receive notice of and attend the Special Meeting or any postponement or adjournment of the Special Meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the Special Meeting for each share of common stock that such holder owned as of the Record Date. On the Record Date, there were           shares of common stock outstanding and entitled to vote at the Special Meeting.

The presence in person or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the Record Date will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to transact business at the Special Meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be postponed or adjourned to a later date.

Required Vote

Approval of the Internalization Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present. In addition, pursuant to the Purchase Agreement, the Internalization also must be approved by the affirmative vote of a majority of the votes cast (other than votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates) at the Special Meeting if a quorum is present. However, the shares owned directly or indirectly by Mr. Jernigan, Mr. Good and their affiliates will count toward establishing a quorum at the Special Meeting.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present.

Abstentions and Broker Non-Votes

Under Maryland law, abstentions are not considered to be votes cast on a proposal. However, with respect to matters for which stockholder approval is a prerequisite to the listing of shares, the NYSE has taken the position that abstentions should be treated as votes cast. Because the approval of the Internalization Proposal would require the listing on the NYSE of the shares of common stock issuable upon redemption of the OC Units that comprise the Internalization Consideration, an abstention with respect to the Internalization Proposal will be treated as a vote cast, and will thus have the same effect as a vote “against” the Internalization Proposal. Abstentions will have no effect on the results of the Adjournment Proposal.

In addition, both proposals to be voted on at the Special Meeting are “non-routine” under NYSE Rule 452. As a result, there can be no broker non-votes at the Special Meeting, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. Nominees may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given. The proposals included herein are regarded as non-routine matters, and your broker or other nominee may not vote on these proposals without instructions from you.

Votes by our Directors and Executive Officers

As of the Record Date, our directors and executive officers owned and are entitled to vote an aggregate of approximately      shares of our common stock, entitling them to exercise approximately     % of the voting power of our common stock entitled to vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the Internalization Proposal and the Adjournment Proposal. Votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates will be counted for approval of the Internalization Proposal; however, the Purchase Agreement also requires the approval by the affirmative vote of a majority of the votes cast other than votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates.

Proxies; Revocation

Any of our common stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, authorizing your proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the Special Meeting in person. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the Special Meeting. If you are a common stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., New York time, on                , 2020 in order for your shares to be voted at the Special Meeting.

Questions and Additional Information

If you have questions about the Internalization or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson LLC, toll-free at (866) 431-2101. Your vote is important. Please sign, date and return your proxy card or voting instruction form or submit your proxy and/or voting instructions by telephone or over the Internet promptly.

PROPOSAL 1:
PROPOSAL TO APPROVE THE INTERNALIZATION

General

We are asking the holders of shares of common stock to approve the Internalization, which would entail our acquisition of substantially all of the business assets and liabilities of the Manager, in exchange for the Initial Consideration, which consists of 1,794,872 OC Units issuable to the Manager upon the closing of the Internalization, and the Earn Out Consideration, which consists of an additional 769,231 OC Units issuable to the Manager if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, pursuant to the terms of the Purchase Agreement.

Vote Required

Approval of the Internalization Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present. In addition, pursuant to the Purchase Agreement, the Internalization also must be approved by the affirmative vote of a majority of the votes cast (other than votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their affiliates) at the Special Meeting if a quorum is present. However, the shares owned directly or indirectly by Mr. Jernigan, Mr. Good and their affiliates will count toward establishing a quorum at the Special Meeting.

Recommendation

Our board of directors unanimously recommends that you vote “FOR” the approval of the Internalization Proposal.

The following is a description of the material aspects of the Internalization, including the Purchase Agreement. While we believe that the following description covers the material terms of the Internalization, the description may not contain all of the information that may be important to you. We encourage you to read carefully this entire proxy statement, including the Purchase Agreement attached to this proxy statement as Exhibit A, for a more complete understanding of the Internalization.

Overview

Under the terms of the Purchase Agreement, among other things, the Operating Company will acquire substantially all of the operating assets and liabilities of the Manager and each of the employees of the Manager is expected to become an employee of the Company. As a result, the Manager will cease to perform any outside management services for us and we will become internally managed. At the closing of the Internalization, the Operating Company will issue the Initial Consideration to the Manager and if and when the conditions described above are met, the Operating Company will issue the Earn Out Consideration to the Manager.

Background of the Internalization

The following chronology summarizes the key meetings and events that led to the signing of the Purchase Agreement. The following chronology does not purport to catalogue every conversation among our board of directors, members of our management, our advisors and other parties.

Overview

The Company completed its initial public offering, or IPO, on April 1, 2015. Since the time of its IPO, the Company’s strategy has been to provide capital to developers of self-storage facilities that are largely vertical (three to ten floors), 100% climate controlled and technologically adapted buildings, or Generation V facilities, located predominately in dense urban submarkets within top-50 United States MSAs, then over time to ultimately wholly own a substantial majority of the facilities that it has financed. The Company’s primary investment structure has been to fund first mortgage loans to developers coupled with a 49.9% profits interest in the facilities in which it invests, and the Company has received a right of first refusal upon the receipt of any bona fide offer to purchase each facility in which it has invested. The Company refers to these investments as “development property investments.” The Company’s investment strategy was designed to generate attractive, long-term returns on development property investments through interest payments (typically at a fixed rate) on its invested capital together with a 49.9% interest in the positive cash flows from operations, sales and/or refinancings of self-storage facilities, or profits interests.

Since the IPO, the Company has been externally managed by the Manager pursuant to the Management Agreement. At the time of the Company’s IPO, the Company’s strategy was to ultimately acquire self-storage properties by either exercising its rights of first refusal or acquiring directly developers’ interests in facilities the Company has financed. The Company also had a secondary strategy to make selective acquisitions of self-storage properties for which the Company did not have a right of first refusal. At the time the Management Agreement was negotiated, the Company contemplated that, beginning no later than the beginning of the fourth quarter 2019, as the Company became more an owner-operator of self-storage properties, or an equity REIT, rather than a specialty finance company, or mortgage REIT, it would commence discussions to internalize the Manager, and as described further below, the Management Agreement required that the Manager make an offer for an internalization transaction no later than the fourth quarter of 2019.

In the years since its IPO, the Company has executed on its strategy and begun transitioning itself to an owner-operator of self-storage properties. The transition is evidenced by the Company’s current portfolio. As of December 31, 2019, the Company’s self-storage investment portfolio consisted of 15 wholly-owned self-storage facilities (one of which has not been placed into service), 50 on-balance sheet development property investments with a profits interest (33 of which are secured by facilities in lease-up and 17 of which are secured by facilities under construction), six development property investments with a profits interest in the Company’s joint venture (all of which are secured by facilities in lease-up), and five self-storage facilities wholly-owned by the Company’s joint venture. The Company believes that it has the opportunity to continue to acquire self-storage properties from its developer partners in the coming years. As a result, and consistent with its strategic planning at the time of its IPO, the Company believes now is the optimal time to complete an internalization transaction.

Proceedings of the Special Committee and the Board of Directors

The terms of the Management Agreement provide that no later than 180 days prior to March 31, 2020, the end of the Initial Term (as defined in the Management Agreement), the Manager shall provide the Company with an offer for an internalization transaction (the “Internalization Offer”). Upon receipt of the Internalization Offer, a special committee of the board of directors consisting solely of the Company’s independent directors may accept the Manager’s proposal or submit a counter offer to the Manager.

If the special committee and the Manager agree upon an internalization price under the terms of the Management Agreement, the Company shall seek (i) a fairness opinion from a nationally-recognized investment banking firm to the effect that the consideration to be paid by the Company (or the Operating Company) for the assets and equity of the Manager is fair, from a financial point of view, to holders of the Company’s common stock who are not affiliated with the Manager or its affiliates, and (ii) approval of Company stockholders holding a majority of the votes cast on such internalization proposal at a meeting of stockholders duly called and at which a quorum is present.

Pursuant to the terms of the Management Agreement, the Manager was to make an Internalization Offer no later than October 4, 2019. At the board of director’s regular board meeting on May 1, 2019, representatives of the Manager notified the board of directors that the Manager intended to present, pursuant to the Management Agreement, an Internalization Offer to the board of directors at the Company’s regular board meeting in July 2019. At the May 1 meeting, representatives of Morrison & Foerster LLP (“Morrison & Foerster”) counsel to the Company, met with the independent directors in executive session to discuss the internalization process and the appointment of a special committee as contemplated by the Management Agreement, including advising the independent directors that the special committee when formed should retain independent legal counsel and an independent financial advisor to advise the special committee in connection with the internalization process.

On June 17, 2019, the independent members of the board of directors met telephonically. During this meeting, representatives of Morrison & Foerster reviewed with the independent directors details of the Management Agreement and the internalization process and alternatives to internalization and advised the independent directors of their duties under Maryland law, including in connection with transactions involving conflicts of interest of directors, such as the internalization, and provided the independent directors with recommendations of potential independent legal counsel and financial advisors for the Special Committee for the internalization process.

During late June and early July 2019, certain independent members of the board of directors, in anticipation of formation of the Special Committee, interviewed several law firms and nationally recognized investment banking firms to potentially act as legal counsel and financial advisors, respectively, to the Special Committee in connection with any Internalization Offer and negotiation of any internalization transaction.

During the first week of July 2019, as required by the Management Agreement, the board of directors, by unanimous resolution, formed the Special Committee, which initially consisted of the six independent directors of the Company: Harry Thie, the Company’s lead independent director, Randy Churchey, Mark Decker, James Dondero, Rebecca Owen and Howard Silver. None of the members of the Special Committee is an officer or employee of the Company, the Manager or any of the Manager’s affiliates and none has an ownership or other economic interest, direct or indirect, in the Manager.

The board of directors delegated to the Special Committee the full power and authority to retain and obtain advice from experts and advisors with respect to an internalization transaction, to review, evaluate and negotiate the terms and conditions of an internalization transaction, to determine, with assistance from its advisors, whether an internalization transaction is advisable and in the best interests of the Company, to recommend that the board of directors or, if the Company’s charter vests such power and authority exclusively in the Company’s independent directors or as may otherwise be required by the Management Agreement, that such independent directors approve an internalization transaction, to determine that pursuing an internalization transaction is not advisable, to determine whether it is advisable and in the best interests of the Company to consider alternatives to an internalization transaction, including, without limitation, any other potential strategic transaction relating to the Company and/or the Manager (a “Strategic Transaction”) or terminating or permitting the automatic extension of the Management Agreement with the Manager in accordance with the terms of the Management Agreement, and to take such other action related to or arising in connection with its consideration of an internalization transaction and/or Strategic Transaction as the Special Committee deems necessary, appropriate or advisable. The board of directors also authorized the Special Committee to retain advisors with respect to any internalization process. Shortly after its formation, the Special Committee retained Hunton Andrews Kurth LLP, which we refer to as Hunton, as its legal counsel.

On July 12, 2019, the Special Committee held a telephonic meeting at which representatives of Hunton were present. At the meeting, Mr. Thie was elected chair of the Special Committee. A representative of Hunton reviewed with the Special Committee the directors’ legal duties under Maryland law in connection with the Special Committee’s responsibilities, including the review, analysis and negotiation of an internalization transaction and other potential strategic alternatives. The Special Committee discussed the possibility of an internalization transaction and the process and role of the Special Committee in connection with reviewing and responding to an internalization proposal from the Manager. The Special Committee also discussed engaging a financial advisor to advise the Special Committee. Certain members of the Special Committee reported on the presentations and discussions with several potential financial advisors the prior week. Following discussion, the Special Committee determined to retain an investment banking firm (the “Initial Financial Advisor”) as financial advisor to the Special Committee based upon the expertise and experience of the Initial Financial Advisor in the real estate industry. Prior to the formal retention of the Initial Financial Advisor, based on disclosures made by the Initial Financial Advisor, the Special Committee concluded that the Initial Financial Advisor did not have any material relationships with the Company or the Manager that would affect its ability to provide independent advice to the Special Committee.

During the week of July 15, 2019, designated members of the Special Committee, including the chair of the compensation committee of the board of directors, interviewed potential independent compensation consultants to advise the compensation committee on executive compensation matters in the event the Company completed an internalization transaction in which the Company’s and the Manager’s executive officers become direct employees of the Company. Following the interviews and discussions among members of the Special Committee, FPL was selected as compensation consultant to the compensation committee. Prior to its engagement, FPL did not have any material prior relationship with the Company or the Manager.

On July 30, 2019, the Special Committee and representatives of the Initial Financial Advisor and Hunton met in person with representatives of the Manager, consisting of Messrs. Jernigan, Good and Perry, and its financial advisor, Raymond James & Associates, Inc. (“Raymond James”). Representatives of Morrison & Foerster were also present at this meeting. At the meeting, the representatives of the Manager and Raymond James delivered an Internalization Offer pursuant to the Management Agreement. The Internalization Offer provided that (i) the Manager would transfer to the Operating Company substantially all the business assets and liabilities used by the Manager in performing its duties for the Company under the Management Agreement, and, upon such transfer, the Manager’s external management of the Company would terminate, (ii) the employees of the Manager would become employees of the

Operating Company and (iii) the Operating Company would issue to the Manager 3.5 million Class A OC Units, which had an implied value of approximately $70.0 million based on the then-current market price of the Company’s common stock. After the Internalization Offer was presented to the Special Committee, all representatives of Raymond James and of the Manager except Mr. Jernigan, left the meeting, with Mr. Jernigan and the representatives of Morrison & Foerster remaining in the meeting. Mr. Jernigan then stated to the Special Committee that he did not wish to negotiate the terms of the Manager’s Internalization Offer and then Mr. Jernigan and the representatives of Morrison & Foerster left the meeting. The Special Committee then met with representatives of the Initial Financial Advisor and Hunton to discuss the Manager’s Internalization Offer. Following the discussion, the Special Committee instructed the Initial Financial Advisor to review the Manager’s Internalization Offer and seek additional information from the Manager and Raymond James. The Special Committee subsequently requested that the Manager designate one or more employees who did not have an ownership interest in the Manager as representatives of the Manager for the purpose of providing information to the Special Committee and its legal and financial advisors, and the Manager designated two key finance employees as its representatives to interact with the Special Committee and its advisors.

On July 31, 2019, representatives of the Initial Financial Advisor on behalf of the Special Committee requested additional information from the Manager and Raymond James regarding the Manager’s Internalization Offer. Representatives of Raymond James provided to the Initial Financial Advisor for the benefit of the Special Committee the financial projections used by Raymond James for its valuation analysis of the Manager’s Internalization Offer, and representatives of the Manager provided to the Initial Financial Advisor for the benefit of the Special Committee the Company’s corporate model, noting that certain items needed to be updated for second quarter 2019 earnings, which were to be announced later that day.

On August 2, 2019, representatives of the Initial Financial Advisor had a telephone call with representatives of the Manager to discuss the Company’s corporate finance model and business plan. In addition, on that day representatives of the Initial Financial Advisor submitted to the Manager a list of documents that the Special Committee sought to review.

On August 5 and 6, 2019, the Manager provided to the Initial Financial Advisor for the benefit of the Special Committee copies of, or data room access to, all documents included in the Special Committee’s document list submitted to the Manager on August 2, 2019, and on August 6, 2019, the Manager provided the Initial Financial Advisor with the Manager’s corporate finance model updated for second quarter 2019 earnings information.

On August 7, 2019, a representative of the Initial Financial Advisor requested from the Manager an explanation of the assumptions in the Company’s corporate finance model related to timing of an internalization transaction, and on that same day, a representative of the Manager explained such assumptions in the corporate finance model.

On August 12, 2019, representatives of the Manager provided to the Initial Financial Advisor for the benefit of the Special Committee research notes about the Company issued by research analysts after the announcement of the Company’s second quarter 2019 financial results. In addition, on that day representatives of the Manager provided to the Initial Financial Advisor for the benefit of the Special Committee a financial model developed by the Manager with respect to a possible acquisitions joint venture that the Manager was evaluating on behalf of the Company.

On August 14, 2019, representatives of the Manager and the Initial Financial Advisor had a telephone call to discuss the Company’s business plan and the financial model.

On August 15, 2019, a representative of the Manager had a telephone conference with a representative of the Initial Financial Advisor, the purpose of which was to explain to the Initial Financial Advisor the fair value accounting and reporting methodology that the Company had adopted with respect to its development property investments.

On August 20, 2019, the Special Committee held a telephonic meeting at which representatives of the Initial Financial Advisor and Hunton were present. At the meeting, the Initial Financial Advisor reviewed with the Special Committee a preliminary analysis of the Manager’s Internalization Offer, the Initial Financial Advisor’s preliminary views with respect to the Company and its business plan, including the need for the Company to reduce its dividend, and an overview of the Management Agreement and the fees and expense reimbursement payable by the Company to the Manager thereunder. The Initial Financial Advisor reviewed with the Special Committee its preliminary financial analysis which included discounted cash flow analyses and review of selected precedent internalization transactions. Representatives of the Initial Financial Advisor expressed to the Special Committee their reservations regarding the amount of consideration in the Manager’s Internalization Offer and the ability of the Initial Financial Advisor to deliver a fairness opinion based on the proposed terms. Members of the Special Committee expressed their views that the value of the consideration in the Manager’s Internalization Offer was too high and that the Special Committee should not pursue an internalization transaction on the terms set forth in the Manager’s Internalization Offer. The Special Committee and its advisors also reviewed the financial projections and models provided by the Manager, as well as the current terms of the Management Agreement and various potential alternatives available to the Company, including continuing the Management Agreement under its current terms, negotiating with the Manager to amend the compensation and other terms of the Management Agreement or delivering a termination notice to the Manager in accordance with the terms of the Management Agreement and calculations of the termination payment amounts under the terms of the Management Agreement. Following the discussions, the Special Committee requested Mr. Thie, the chair of the Special Committee, to communicate to Mr. Jernigan (i) the Special Committee’s view that the value of the consideration in the Manager’s Internalization Offer was too high, (ii) that the Special Committee would like clarification regarding Mr. Jernigan’s statement to the Special Committee at the July 30, 2019 meeting that he did not wish to negotiate the terms of the Manager’s Internalization Offer, (iii) that the Special Committee intended to assess various alternatives with respect to the Management Agreement, including delivery to the Manager of a termination notice and renegotiation of the Management Agreement terms, and (iv) that any further internalization discussions should take into account further discussions with respect to various aspects of the business plan and the underlying assumptions.

On August 23, 2019, Mr. Thie notified Messrs. Jernigan, Good and Perry by telephone of the Special Committee’s response to the Manager’s Internalization Offer. Mr. Thie inquired whether the Manager was willing to negotiate terms for an internalization transaction with the Special Committee. Mr. Thie informed Messrs. Jernigan, Good and Perry that if the Manager chose not to negotiate an internalization transaction, the Special Committee would consider submitting a termination notice pursuant to Section 13(a) of the Management Agreement. Mr. Jernigan informed Mr. Thie that it was the Manager’s view, based on discussions with Raymond James, that the Initial Financial Advisor and Raymond James should have a call to discuss the Special Committee’s positions on the Internalization Offer and alternatives that the Special Committee might be considering.

On August 26, 2019 and August 28, 2019, representatives of the Initial Financial Advisor had discussions with representatives of Raymond James with respect to the business plan and the Manager’s Internalization Offer.

On August 29, 2019, the Special Committee held a telephonic meeting at which representatives of the Initial Financial Advisor and Hunton were present. At the meeting, Mr. Thie described his conversation with Messrs. Jernigan, Good and Perry on August 23, 2019. Representatives of the Initial Financial Advisor discussed with the Special Committee their recent conversations with representatives of Raymond James. The Special Committee again reiterated its view that the valuation of the consideration in the Manager’s Internalization Offer was too high. Representatives of the Initial Financial Advisor also reviewed their financial analysis of the Manager’s Internalization Offer, the Manager, the Company and the business plan and reiterated their reservations regarding the Manager’s Internalization Offer and their ability to deliver a fairness opinion based on those terms. The Special Committee considered the management fees and expense reimbursements payable by the Company to the Manager under the Management Agreement and discussed potential amendments to the Management Agreement if the parties were unable to agree on terms for an internalization transaction, including potential amendments to the management fee and expense reimbursement provisions. The Special Committee also considered the amount that would become payable to the Manager under the Management Agreement if the Special Committee elected to terminate the Management Agreement at March 31, 2020 under the terms of the Management Agreement. The Special Committee expressed its view that an internalization transaction was in the Company’s best interests because it would eliminate the management fees and other expenses under the Management Agreement, internalize the management team and allow the management team to continue to pursue the Company’s business plan. However, the Special Committee also expressed the view, based on advice from the Initial Financial Advisor, that the amount of the payment by the Company to the Manager in connection with an internalization transaction should be in the general range of the amount that would be payable to the Manager upon a termination of the Management Agreement at March 31, 2020. Following such discussion, the Special Committee instructed the representatives of the Initial Financial Advisor to inform Raymond James that the Special Committee was willing to consider an internalization transaction for consideration payable to the Manager in OC Units having a value of $20-30 million, which was the approximate amount payable to the Manager in March 2020 if the Management Agreement were to be terminated under the terms of the Management Agreement, with a portion of such payment being in the form of an equity performance award that would vest upon the Company’s common stock achieving certain stock price targets although no specific terms of an equity performance award were proposed. The Special Committee’s proposal also contemplated entering into employment agreements with the senior management team of the Manager effective upon internalization, but the Special Committee’s proposal did not propose any terms for such employment agreements at that time.

On August 29, 2019, representatives of the Initial Financial Advisor pursuant to the Special Committee’s instruction verbally informed Raymond James of the general terms of the Special Committee’s internalization counter-proposal as directed by the Special Committee. Representatives of the Initial Financial Advisor also informed Raymond James, at the direction of the Special Committee, that if the Manager was not willing to negotiate within this framework, the Special Committee would consider delivering a termination notice to the Manager in accordance with Section 13(a) of the Management Agreement.

On September 1, 2019, representatives of Raymond James requested a conference call to be attended by Raymond James, the Initial Financial Advisor, Mr. Good and representatives of the Special Committee to discuss the basis for the Special Committee’s counter-proposal.

On September 3, 2019, two members of the Special Committee and representatives of the Initial Financial Advisor had a telephone call with Mr. Good and representatives of Raymond James to discuss the basis for the Special Committee’s counter-proposal, during which telephone call, the parties also engaged in a discussion regarding the Company’s business plan and potential next steps for an internalization transaction. Later on September 3, 2019, the two members of the Special Committee had a follow-up call with Mr. Good to discuss the Special Committee’s counter-proposal for an internalization transaction. Following the calls, Mr. Good provided the Initial Financial Advisor for the benefit of the Special Committee with estimated 2020 and 2021 G&A expense information for the Company assuming that an internalization transaction was completed.

On September 6, 2019, the Initial Financial Advisor contacted Raymond James requesting a response to the Special Committee’s counter-proposal.

On September 9, 2019, Mr. Good, on behalf of the Manager, sent a revised Internalization Offer to the Special Committee. The revised Internalization Offer provided that the Company would issue OC Units to the Manager with a value of $50.0 million. Mr. Good also outlined an alternative proposal pursuant to which the parties would amend the Management Agreement to (i) extend its term for one year, (ii) eliminate all incentive fees payable to the Manager, and (iii) provide for the Manager’s assumption of an additional $2 million of G&A expense per year commencing April 1, 2020. Mr. Good also stated that the Manager would like to convene a board of directors meeting in Dallas, Texas within the next few days to discuss the proposal in person.

On September 10, 2019, Mr. Good and representatives of Hunton had a telephone call to discuss and clarify certain aspects of the Manager’s revised proposal.

On September 10, 2019, Mr. Good provided to all members of the board of directors a Notice of Special Meeting of the board of directors to be held September 12, 2019 in Dallas, Texas for the purposes of (1) providing a financial and capital update for the Company, (2) hearing a presentation from management regarding, and discussing, the Company’s dividend policy, and (3) discussing the current status of the internalization process.

Later on September 10, 2019, certain members of the Special Committee held a call with representatives of the Initial Financial Advisor and Hunton to review the Manager’s revised internalization proposal and alternative proposal to amend the Management Agreement, and to review and discuss materials prepared by the Initial Financial Advisor, including an analysis of management fees and other expenses payable under the Management Agreement as compared to those of certain other externally managed equity REITs. Members of the Special Committee expressed their views that the value of the Manager’s revised internalization proposal was too high. Representatives of the Initial Financial Advisor reiterated to the Special Committee their reservations regarding the Manager’s revised internalization proposal and their ability to deliver a fairness opinion based on those terms. Following discussion, the Special Committee’s view was that the total amounts payable by the Company under the Management Agreement were higher than those paid by other externally managed equity REITs, particularly the payment of base and incentive fees and reimbursement of substantially all of the Manager’s expenses. The Special Committee also discussed potential responses to the Manager’s revised internalization proposal and alternative proposal to amend the Management Agreement.

On September 12, 2019, the board of directors held an in-person meeting in Dallas, Texas with certain of the directors, and the legal and financial advisors of both the Special Committee and the Manager, participating by telephone. A representative of Morrison & Foerster was also present in person at the meeting. At the meeting, there was a general discussion about the Company’s operational performance and financing/capital plans, and management made a detailed presentation regarding the Company’s dividend policy. Mr. Jernigan made some general comments about the internalization process, including statements regarding his willingness to negotiate, in which statements he expressed regret for communicating earlier his preference not to negotiate the terms of an internalization transaction. Following the board meeting, the Special Committee held a meeting with representatives of the Initial Financial Advisor and Hunton present by telephone. The Special Committee discussed the Manager’s recent internalization proposal and alternative proposal to amend the Management Agreement. The Special Committee also discussed the Company’s G&A expenses under the Management Agreement and possible alternatives to bring the Company’s G&A expenses more in line with industry peers. The Special Committee also discussed with its advisors the terms of a potential counter-proposal to the Manager, including reducing the number of upfront OC Units issuable to the Manager and proposing equity performance awards to incentivize management to achieve performance targets after completion of an internalization transaction. The Special Committee instructed Hunton to begin work on a draft term sheet to reflect such counter-proposal.

On September 13, 2019, representatives of the Initial Financial Advisor and Hunton, at the Special Committee’s direction, held a telephone call with representatives of FPL to discuss potential parameters for equity performance awards that could be issued to management as part of a counter-proposal by the Special Committee for an internalization transaction.

On September 15, 2019, members of the Special Committee held a telephone call with representatives of FPL, the Initial Financial Advisor and Hunton to discuss compensation levels for executive officers and the amounts budgeted in the business plan. During the call, the parties also discussed the Company issuing equity performance awards to certain members of the management team in connection with an internalization transaction.

On September 16, 2019, the Special Committee held a telephonic meeting, at which representatives of the Initial Financial Advisor and Hunton were present. The Special Committee discussed with its advisors potential counter-proposals to the Manager, including various approaches to amending management fee and expense reimbursement provisions of the Management Agreement in order to reduce the Company’s G&A expenses to a level more in line with comparable industry peers.

On September 17, 2019, representatives of Hunton, acting at the Special Committee’s direction, had a telephone call with Mr. Good and representatives of Morrison & Foerster to discuss the general terms of the Special Committee’s counter-proposal prior to sending it to the Manager.

Also on September 17, 2019, the Special Committee held a telephonic meeting at which representatives of Hunton were present. The Special Committee continued its discussion of a counter-proposal to the Manager. A representative of Hunton also reviewed his conversation with Mr. Good earlier in that day. Following discussion, the Special Committee instructed Hunton to express the Special Committee’s preference for the Company to complete an internalization transaction immediately rather than waiting until the end of the first quarter of 2020, as contemplated by the terms of the Management Agreement. The Special Committee agreed to increase from its prior proposal the amount of the upfront internalization payment payable to the Manager by an amount equal to the Manager’s budgeted profit for the period from September 30, 2019 through March 31, 2020, estimated to be approximately $6.4 million.

Following further discussion, the Special Committee approved a counter-proposal to the Manager containing terms and conditions consistent with the Special Committee’s discussions in the preceding days. The Special Committee directed the Initial Financial Advisor to deliver to Raymond James a letter to the Manager from the Special Committee setting forth its counter-proposal for an internalization transaction through which the Company would acquire all of the assets of the Manager in exchange for OC Units having a value of $31.3 million, which represented (i) the approximate amount of a $24.9 million termination fee payable under Section 13(b) of the Management Agreement (calculated in accordance with the Company’s business plan and excluding the Company’s outstanding preferred stock in such calculation) plus (ii) $6.4 million, which represented the approximate budgeted management fees under the Management Agreement through March 31, 2020, based on the Company’s business plan, and utilizing the volume weighted average of the closing prices of the Company’s common stock on the NYSE for the 10 business days immediately prior to the date of execution of definitive agreements with respect to the internalization transaction. The Special Committee’s counter-proposal also provided that the value of the OC Units issuable to the Manager would be reduced by the amount of any base management fees paid by the Company to the Manager for the quarter ended September 30, 2019 and any subsequent period prior to completing the internalization transaction. The counter-proposal further provided that (x) effective upon completion of the internalization transaction, employees of the Manager would become employees of the Company and the Company and its senior executive officers would enter into employment agreements that would provide for cash compensation, as well as performance equity awards that would be earned upon the Company achieving certain specified performance metrics (not specified in the counter-proposal letter), including but not limited to the Company’s stock price performance, consistent with the Company’s business plan and forecasts previously prepared by the Manger and presented to the Special Committee and the Initial Financial Advisor, and with further input from FPL, (y) the internalization would be subject to satisfaction of the conditions set forth in Section 17(a) of the Management Agreement, and (z) in response to the Manager’s proposal of September 9, 2019 with respect to proposed amendment of the Management Agreement, the Special Committee did not wish to engage in negotiation of amendments to the Management Agreement at the current time.

On September 18, 2019, the Initial Financial Advisor, acting at the direction of the Special Committee, delivered to Raymond James a letter to the Manager from the Special Committee setting forth the Special Committee’s counter-proposal for an internalization transaction as described above.

On September 18 and 19, 2019, certain members of the Special Committee had communications with representatives of the Initial Financial Advisor, Hunton and FPL, with respect to the potential terms for performance equity awards for management, as referenced in the counter-proposal letter delivered to the Manager on September 18, 2019. The Special Committee reviewed various potential vesting scenarios for the awards based on the Company achieving certain levels of total stockholder return over various measurement periods following completion of an internalization transaction.

On September 20, 2019, the Special Committee held a telephonic meeting at which representatives of the Initial Financial Advisor and Hunton were present. The Special Committee discussed potential terms for the performance equity awards and considered various assumptions relating to the issuance of such awards.

Following discussion, the Special Committee approved a performance equity award proposal for Mr. Jernigan, which had a target value of shares under the award of $10 million, but would range from $0 for performance below the minimum level to $15 million for performance at or above the maximum level. The equity performance award would provide for 100% vesting (payout) at the target level, 50% payout at the minimum level and 150% payout at the maximum level, with interpolation for performance between the minimum and target levels and the target and maximum levels.

The minimum, target and maximum values of the Special Committee’s proposal, assuming a starting Company stock price of $19.70, the approximate then-current price of the Company’s common stock, were as follows:

For the Measurement Period Ending	Min $ Value	Target $ Value	Max $ Value	Min # of Shares	Target # of Shares	Max # of Shares
12/31/20	$1.0 million	$2.0 million	$3.0 million	50,761	101,523	152,284
12/31/21	$1.5 million	$3.0 million	$4.5 million	76,142	152,284	228,426
12/31/22	$2.5 million	$5.0 million	$7.5 million	126,904	253,807	380,711
Total	$5.0 million	$10.0 million	$15.0 million	253,807	507,614	761,421

The performance criterion for all periods would be total stockholder return (“TSR”), defined as stock price appreciation plus reinvested dividends during the applicable measurement period. Stock price appreciation would be measured based on the thirty-day volume weighted average ended on the date of measurement. Under the Special Committee’s proposal, shares would be earned under the performance equity award, as shown below, if the cumulative TSR targets were achieved, based on an assumed starting price of $19.70 in all cases:

	Minimum (50% Of Target Shares)	Target (100% of Target Shares)	Maximum (150% of Target Shares)
12/31/20	7.0% TSR	12.6% TSR	15.0% TSR
12/31/21	14.9% cumulative TSR	28.3% cumulative TSR	38.6% cumulative TSR
12/31/22	25.3% cumulative TSR	49.1% cumulative TSR	69.8% cumulative TSR

If shares were to vest based on achieving performance criterial described above, Mr. Jernigan would be entitled to receive the dividends that accrued on the shares from the date of original issuance of the awards. If the minimum performance criteria was not met for any measurement period, all eligible shares in that measurement period would be forfeited with no right to receive dividends on forfeited shares.

The Special Committee’s proposal further stated that (i) Mr. Jernigan must remain employed by the Company on each vesting date to receive any shares earned on that date and if he left the Company prior to December 31, 2022, all unvested shares would be forfeited, (ii) in the event of Mr. Jernigan’s death or disability prior to December 31, 2022 a pro rata portion of the award for the year of death or disability could vest based upon the TSR calculation as of the date of death or disability, (iii) in the event of the sale or merger of the Company prior to December 31, 2022, the vesting with respect to any previously unvested and non-forfeited shares would be based on the per share sale price consideration in such transaction irrespective of when the sale or merger transaction occurred, and (iv) in addition to the performance equity award to Mr. Jernigan, the Company would enter into employment agreements with other executive officers, with compensation in accordance with the most recent G&A budget presented by the Manager to the Special Committee and after consultation with FPL.

The Special Committee instructed the representatives of the Initial Financial Advisor and Hunton to prepare a written proposal outlining the proposed terms for the performance equity awards to the Manager. Later on September 20, 2019, at the direction of the Special Committee, representatives of the Initial Financial Advisor delivered to Raymond James the Special Committee’s proposal for performance equity awards to management employees of the Company following internalization, which proposal supplemented the Special Committee’s September 18, 2019 counter-proposal to the Manager with respect to an internalization transaction. After sending the proposed terms of the performance equity awards, the representatives of the Initial Financial Advisor held a call with representatives of Raymond James to discuss the Special Committee’s performance equity award proposal.

On September 21, 2019, two members of the Special Committee met with Messrs. Good, Jernigan and Perry, with Messrs. Jernigan and Perry participating for a portion of the meeting by telephone. During the meeting, the parties discussed the Special Committee’s performance equity award proposal, which Mr. Jernigan rejected. Mr. Jernigan told the members of the Special Committee that the Manager’s Internalization Offer was for $50.0 million of consideration in the form of OC Units in connection with an internalization transaction and that he was withdrawing the Manager’s prior alternative proposal to amend the Management Agreement. After Messrs. Jernigan and Perry excused themselves, Mr. Good and the two members of the Special Committee continued discussing potential alternative terms that might form the basis for an internalization transaction that both the Manager and the Special Committee could accept, including the possibility of earn-out consideration as a portion of the total consideration.

On September 22, 2019, representatives of Raymond James provided the Special Committee certain financial analyses with respect to an internalization transaction. Representatives of the Initial Financial Advisor also provided information to members of the Special Committee with respect to calculations of the termination fee and internalization price under the definitions in the Management Agreement.

On September 23, 2019, a representative of Hunton had a telephone conversation with Mr. Good and representatives of King & Spalding LLP (“King & Spalding”), counsel to the Manager, with respect to the Special Committee’s counter-proposal delivered to the Manager on September 18, 2019, as supplemented by the performance equity award proposal delivered to the Manager on September 20, 2019.

Later on September 23, 2019, Mr. Good, on behalf of the Manager, submitted to the Special Committee a response letter to the Special Committee’s proposals. The Manager’s response letter discussed the Manager’s view of the history of and intent behind the internalization provisions in the Management Agreement, reminded the Special Committee of the technical provisions in the termination section of the Management Agreement and then provided a detailed counter-proposal for an internalization transaction in which the Manager would transfer to the Company substantially all of its business assets in exchange for a number of OC Units equal to $50.0 million based on the volume weighted average price of the Company’s common stock on the NYSE for the ten consecutive days preceding the date of public announcement of the transaction. The letter did not provide a proposal to amend the Management Agreement if the parties could not reach agreement on an internalization transaction, instead stating that the Manager believed that extension of the Management Agreement would not be well received by stockholders of the Company.

On September 24, 2019, Mr. Thie discussed with a representative of Hunton a response to the Manager’s September 23, 2019 proposal and instructed Hunton to prepare a draft response which was circulated to the members of the Special Committee and representatives of the Initial Financial Advisor for review. Following the review and input from the Special Committee, the Special Committee instructed Hunton to deliver the response to the Manager and King & Spalding.

On September 25, 2019, Hunton delivered to the Manager and King & Spalding the letter from the Special Committee to the Manager responding to the Manager’s September 23, 2019 proposal letter. The response letter, as authorized by the Special Committee, (i) stated that the Special Committee didn’t see any meaningful difference between the Manager’s September 23, 2019 proposal and the Manager’s September 9, 2019 proposal, and (ii) requested that the Manager submit an internalization proposal to the Special Committee in accordance with the terms of Section 17(a) of the Management Agreement, with which the Special Committee claimed the Manager’s prior proposals had not complied. The letter reiterated that the Special Committee remained interested in completing an internalization transaction with the Manager within the framework prescribed by Section 17(a) of the Management Agreement or otherwise in accordance with the Special Committee’s September 18, 2019 proposal to the Manager, as supplemented by the Special Committee’s September 20, 2019 equity performance award proposal to the Manager. The Special Committee’s letter further stated that if the Manager was unwilling to undertake an internalization transaction on those terms, the Special Committee intended to focus its efforts on re-negotiation of the terms of the Management Agreement, as referenced in the Manager’s September 23, 2019 letter to the Special Committee. Finally, the letter stated that the Special Committee was willing to negotiate in good faith revised terms for the Management Agreement within a mutually agreeable time frame in which the parties agreed to extend the date on which a formal termination notice must be sent from the Company to the Manager pursuant to Section 13(a) of the Management Agreement.

On September 26, 2019, representatives of Hunton and King & Spalding held a call to discuss the Special Committee’s letter. Representatives of King & Spalding advised the representatives of Hunton that the Manager believed the parties were far apart on terms for an internalization transaction and that the parties should move toward discussing amendments to the Management Agreement. Representatives of King & Spalding also stated that the Manager was proposing an in-person meeting between the principals of the Manager and certain members of the Special Committee to discuss the internalization proposals and counter-proposals, without legal or financial advisors present. A representative of Hunton advised the representatives of King & Spalding that the Special Committee would require the Manager to agree to an extension of the time period for delivery of a notice under Section 13(a) of the Management Agreement.

On September 27, 2019, a representative of King & Spalding informed a representative of Hunton that the Manager would not agree to an extension of the notice period under Section 13(a) of the Management Agreement as requested by the Special Committee. Later on September 27, 2019, the Special Committee made a formal determination by written consent, as contemplated by Section 13(a) of the Management Agreement, that the compensation payable to the Manager under the Management Agreement is unfair to the Company and the Subsidiaries (as defined in the Management Agreement) and authorized delivery to the Manager on behalf of the Company of a timely notice of termination pursuant to Section 13(a) of the Management Agreement if a satisfactory notice extension period was not agreed upon by the Manager.

Later on September 27, 2019, King & Spalding delivered to Hunton a letter from the Manager in response to the Special Committee’s letter of September 25, 2019. The Manager’s letter stated that the Special Committee would receive from Raymond James a summary of management agreement terms for other externally managed REITs, including an analysis of comparable base fees, incentive fees and reimbursement of G&A expenses. The letter also stated that the Manager was willing to amend the Management Agreement to provide for reimbursement of the Manager’s overhead expenses in line with certain other externally managed REITs and proposed an in-person or telephonic meeting among the parties to discuss. The Manager’s letter also proposed that implementation of the amendments to the Management Agreement be effective April 1, 2020. A representative of Hunton subsequently distributed the letter to the Special Committee and the Initial Financial Advisor. After the Manager’s letter had been delivered, a representative of Raymond James delivered to a representative of Hunton an analysis of certain externally managed REIT management agreements, which Hunton subsequently distributed to the Special Committee and the Initial Financial Advisor.

On September 28, 2019, a representative of King & Spalding delivered to a representative of Hunton a letter stating that the Manager proposed to amend the Management Agreement to eliminate the Company’s reimbursement of the compensation expense for employees of the Manager, such that the compensation expense for all employees of the Manager would be borne by the Manager, with all other provisions of the Management Agreement remaining unchanged. A representative of Hunton subsequently distributed the letter and updated materials from Raymond James to the Special Committee and the Initial Financial Advisor.

On September 29, 2019, the Special Committee held a telephonic meeting at which representatives of the Initial Financial Advisor and Hunton were present. At the meeting, the Special Committee discussed with its advisors the proposal received from the Manager with respect to amendment of the Management Agreement and reviewed and discussed the REIT industry management agreement analyses and other materials prepared by the Initial Financial Advisor. The Special Committee also discussed potential amendments to the Management Agreement if the parties were unable to reach agreement on internalization terms. Following discussion, the Special Committee instructed Hunton to prepare a response letter to the Manager.

On September 29, 2019, a representative of Hunton, at the direction of the Special Committee, delivered a response letter to representatives of King & Spalding. The letter set forth the general terms of a counter-proposal authorized by the Special Committee with respect to amendment of the Management Agreement, including: (i) a 1.5% base management fee (excluding preferred stock in calculation of the fee), (ii) the elimination of all incentive fees, (iii) compensation expense for all employees of the Manager and occupancy costs would be borne by the Manager, (iv) the Company would pay directly third party G&A expenses such as the Company’s outside professional fees, board compensation, stockholder and corporate expenses, (v) the annual G&A and reimbursable expense budget would be approved annually by the board of directors, and (vi) the time period for the Manager to deliver a notice to the Company of a Notice of Proposal to Negotiate (as defined in the Management Agreement) would be changed from “no fewer than 45 days prior to the prospective Effective Termination Date” to “no later than 10 days following delivery of a Termination Notice.” The Special Committee’s letter stated that the proposed amendments to the Management Agreement were designed to provide the Manager annual profit of approximately $1.5 million in 2020. The letter also stated that the Special Committee expected the Manager to agree with the Company to a reasonable extension of the date by which a notice under Section 13(a) of the Management Agreement must be sent from the Company to the Manager pursuant to the terms of the Management Agreement. The letter also stated that the proposed amendments would be effective for the remaining term of the Management Agreement. The letter also proposed a telephonic meeting between members of the Special Committee, its advisors, and the Manager and its advisors on September 30, 2019.

On September 30, 2019, a representative of King & Spalding advised Hunton that the Manager had rejected the Special Committee’s counter-proposal, that the Manager was not making a counter-proposal, and that there was no reason to have a call between representatives of the Manager and the Special Committee to discuss the Special Committee’s counter-proposal. Also on September 30, 2019, representatives of the Initial Financial Advisor and Raymond James held a call to discuss the Manager’s rejection of the Special Committee’s counter-proposal.

On September 30, 2019, the Special Committee held a telephonic meeting at which representatives of the Initial Financial Advisor and Hunton were present. At the meeting, the Special Committee discussed the Manager’s rejection of the Special Committee’s counter-proposal, and the Manager’s refusal to provide a new counter-proposal. The Special Committee expressed its concern about the lack of progress in the negotiations. The Special Committee also discussed whether it should make another good faith overture to the Manager to seek to make progress in the negotiations. Following discussion, the Special Committee asked Mr. Thie to contact Mr. Jernigan to discuss the Special Committee’s most recent counter-proposal to the Manager and the Manager’s rejection of same without submitting a counter-proposal.

On October 1, 2019, Mr. Thie discussed the Special Committee’s counter-proposal with Mr. Jernigan by telephone. Also on October 1, 2019, Mr. Jernigan had separate calls with certain other members of the Special Committee in which Mr. Jernigan stated that the Manager was working on a new proposal and would agree to an extension of the notice period under Section 13(a) of the Management Agreement until October 10, 2019.

Later on October 1, 2019, the Special Committee held a telephonic meeting at which representatives of the Initial Financial Advisor and Hunton were present. The Special Committee was updated on the various conversations different members of the Special Committee had with Mr. Jernigan earlier in the day.

On October 1, 2019, the chief investment officer of NexPoint Advisors, L.P. (“NexPoint”) sent a letter addressed to the board of directors, Mr. Jernigan and Mr. Good. The founder and president of NexPoint, Mr. Dondero, is a director of the Company and member of the Special Committee. In the letter, NexPoint, a large holder of the Company’s common stock and advisor to holders of all of the Company’s outstanding Series A preferred stock, stated that it was familiar with the ongoing internalization dialogue between the Manager and the Special Committee, had studied other internalization processes and was involved in other recent management company sales, and had reviewed the analyst community’s models of the Company. The NexPoint letter urged the Manager and the Special Committee to reach an agreement on internalization, including through an extension to the notice period under Section 13(a) of the Management Agreement so as to permit a mediation process. NexPoint’s letter also stated that it believed an upfront payment of $35 million in OC Units and a $15 million earn-out payable in OC Units that would cliff vest upon the earlier of (i) three years, or (ii) if the Company’s common stock reaches $24.00 per share for a minimum of 30 trading days in a year was likely appropriate.

On October 2, 2019, Mr. Thie had a call with Mr. Jernigan in which Mr. Jernigan stated that the Manager wanted to focus on amending the Management Agreement and then possibly take up discussion of an internalization transaction in the future. Mr. Jernigan also advised Mr. Thie that the Manager was working on a new proposal for amendment of the Management Agreement to submit to the Special Committee. Later on October 2, 2019, the Manager submitted a counter-proposal to the Special Committee for amendments to the Management Agreement proposing: (i) a flat base management fee of $5.0 million per year paid quarterly starting on April 1, 2020, (ii) elimination of incentive fees with the understanding that future terminal value calculations would be calculated as if base fees and incentive fees were computed according to the Management Agreement before amendment, (iii) all compensation expense and occupancy costs would be borne by the Manager and (iv) agreeing to the Special Committee’s proposal to change the time period for delivery of a Notice of Proposal to Negotiate, as defined in the Management Agreement.

On October 2, 2019, the Special Committee held a telephonic meeting at which representatives of the Initial Financial Advisor and Hunton were present. The Special Committee discussed the Manager’s most recent proposal to amend the Management Agreement. The Special Committee also discussed its continued preference to pursue an internalization transaction as the Special Committee believed an internalization transaction would offer benefits to the Company and its stockholders of internalized and fully-aligned management, potential access to a broader investor base, an internalized management platform to continue the Company’s business plan and reduced G&A expenses. Despite its preference for an internalization transaction, the Special Committee discussed a response to the Manager’s most recent proposal for amendments to the Management Agreement, including additional amendments to the Management Agreement that the Special Committee deemed important, including adjustments to the base management fee, elimination of the incentive fees and reimbursement of expenses. The Special Committee instructed Hunton to prepare a letter to the Manager setting forth the Special Committee’s Management Agreement amendment terms discussed at the meeting.

Following review by the Special Committee, on October 3, 2019, the Special Committee instructed Hunton to deliver a counter-proposal to the Manager with respect to amendments to the Management Agreement but also to express in the letter the Special Committee’s preference for the Company and the Manager to enter into an internalization transaction. The letter stated that in connection with an internalization transaction, the Special Committee would be willing to amend its prior proposal with respect to performance equity awards so as to provide for a potential cliff vesting of all the performance equity awards on March 31, 2023. As an alternative to an internalization transaction, the counter-proposal also responded to the Manager’s proposed amendments to the Management Agreement, as follows: (i) Mr. Good and Ms. Luttrell would become employees of the Company and would be directly compensated by the Company, (ii) all incentive fees would be eliminated, (iii) the Company would reimburse the Manager for the compensation expenses of employees of the Manager, other than Mr. Jernigan, and such other expenses as the Special Committee agrees after receiving the details of any such reimbursable expenses from the Manager (additionally, the annual compensation and G&A and reimbursable expense budget would be presented to the independent directors of the Company for approval); (iv) the Company would pay directly certain G&A expenses such as the Company’s outside professional fees, board compensation, stockholder and corporate expenses; and (v) the time period for the Manager to deliver a Notice of Proposal to Negotiate (as defined in the Management Agreement) would be changed from “no fewer than 45 days prior to the prospective Effective Termination Date” to “no later than 10 days following delivery of a Termination Notice.” The counter-proposal provided that the amendments would be effective April 1, 2020 and continue in effect for the remaining term of the Management Agreement. The counter-proposal was conditioned on an agreement among the parties to a reasonable extension of the date on which a notice under Section 13(a) of the Management Agreement must be sent by the Company to the Manager in order to permit proper documentation of the amended Management Agreement and appropriate announcements and regulatory filings.

On October 4, 2019, certain members of the Special Committee had telephone conversations with Mr. Jernigan and Mr. Good to express the Special Committee’s continued preference for an internalization transaction and to discuss potential terms for such a transaction. Among other things, the parties discussed a potential internalization transaction in which certain of the OC Units would be issuable following completion of the transaction under an earn-out arrangement.

On October 4, 2019, the Manager submitted a counter-proposal to the Special Committee for an internalization transaction providing for (i) an initial $35.0 million payment in OC units valued at the volume weighted average price of the Company’s common stock on the NYSE as of the close of trading on October 3, 2019 of $19.50 per share, and (ii) an additional delayed payment of $15.0 million payable on January 2, 2023 in OC units at $19.50 per OC Unit, without conditions, which payment date would be accelerated (y) if the Company’s common stock traded at a price of $24.00 or more per share for at least 30 days during any trailing 365 day period, or (z) if earlier, upon a change of control of the Company in a transaction approved by the board of directors and the Company’s stockholders. The counter-proposal provided that, if the earn-out payment was paid on January 2, 2023, then no accrued distributions would be payable in respect of such OC Units issued at that time and if the earn-out payment was paid at any other time, all dividend distributions attributable to such OC Units from the date of closing of the internalization transaction through the time of such payment would be paid to the Manager in cash or, at the option of the Manager, additional OC Units, the number of which shall be the amount of such accrued dividend distributions divided by the 10-day volume weighed average price of the Company’s common stock on the NYSE as of the day prior to the date such distribution is payable. The counter-proposal also proposed that the internalization transaction would be effective December 31, 2019, subject to satisfaction of the conditions set forth in Section 17(c) of the Management Agreement.

Later on October 4, 2019, representatives of Hunton and King & Spalding had telephone conversations regarding the Manager’s counter-proposal. Representatives of King & Spalding requested that if the Manager’s counter-proposal was not acceptable, the Special Committee respond with its best proposal.

On October 4, 2019, the Special Committee held a telephonic meeting at which representatives of Hunton were present. At the meeting, the Special Committee discussed the Manager’s October 4, 2019 counter-proposal. Following discussion, the Special Committee instructed Hunton to prepare a response to the Manager in accordance with the Special Committee’s discussions.

On October 5, 2019, the Manager sent a revised counter-proposal to the Special Committee consisting of the following material terms:

•	An initial internalization payment of $35.0 million payable in OC Units at a value of $19.50 per OC Unit (1,794,872 OP Units) with a closing of December 31, 2019.
•	A $15.0 million earn-out pool (consisting of 769,230 OC Units using a $19.50 value per OC Unit) divided into five, $3.0 million tranches, consisting of 153,846 OC Units in each tranche ($3.0 million divided by $19.50). The earn-out target for each tranche was a 10% total return (assuming a $1.10 per share annual dividend) on the Company’s common stock. The initial price hurdle would be computed as follows: ($19.50 x 1.10)-$1.10 (rounded up to nearest $0.05). Earn-out OC Units would be issued if and when the stock price traded over the hurdle price for 30 days during any preceding 365-day period. The earn-out progression would be as follows:
•	Hurdle 1-Company common stock price of $20.35 (10% total return on $19.50 with a dividend of $1.10) - $3 million of OC Units released or 153,846 OC Units.
•	Hurdle 2-Company common stock price of $21.30 (10.1% total return on $20.35 with a dividend of $1.10) - $3 million of OC Units released or 153,846 OC Units.
•	Hurdle 3-Company common stock price of $22.35 (10.1% total return on $21.30 with a dividend of $1.10) - $3 million of OC Units released or 153,846 OC Units.
•	Hurdle 4-Company common stock price of $23.50 (10.1% total return on $22.35 with a dividend of $1.10) - $3 million of OC Units released or 153,846 OC Units.
•	Hurdle 5-Company common stock price of $24.75 (10.0% total return on $23.50 with a dividend of $1.10) - $3 million of OC units released or 153,846 OC Units.

Later on October 5, 2019, the Special Committee held a telephonic meeting at which representatives of the Initial Financial Advisor and Hunton were present. At the meeting, the Special Committee discussed with its advisors the Manager’s revised proposal and whether to make a counter-proposal that provided for an initial payment by the Company to the Manager upon internalization as well as the possibility for an earn-out payment if certain performance hurdles were met. Among other things, the Special Committee emphasized the need to align any internalization earn-out payments with the Company’s stockholders such that an earn-out payment would only be made if the Company’s stockholders had benefitted through stock price appreciation. Following extensive discussion, the Special Committee decided that the proper counter-proposal from the Special Committee was to the Manager’s October 4, 2019 counter-proposal letter. The Special Committee instructed Mr. Thie to communicate to the Manager proposed changes to the Manager’s October 4, 2019 counter-proposal letter that would provide the basis for a letter of intent to engage in an internalization transaction. Representatives of the Initial Financial Advisor expressed to the Special Committee reservations with respect to certain of the terms in the Special Committee’s proposed counter-proposal, including the amount of consideration payable to the Manager, and their ability to deliver a fairness opinion based on those terms. The Special Committee nonetheless made the determination that an internalization transaction on the terms approved by the Special Committee was in the best interest of the Company and its stockholders, including relative to risks associated with terminating or seeking to re-negotiate the Management Agreement, such as the ability to retain the management team and continue execution of the Company’s business plan.

On the morning of October 6, 2019, Mr. Thie had a telephone conference with Mr. Good during which he communicated the Special Committee’s counter proposal to the Manager’s October 4, 2019 counter-proposal. The Special Committee’s counter-proposal provided for an internalization transaction providing for (i) a $35 million initial payment in OC Units valued at the volume weighted average price of the Company’s common stock on the NYSE as of the close of trading on October 3, 2019 of $19.50 per share, and (ii) an additional earn-out payment of $15 million, which would only be payable if the Company’s common stock traded for a minimum price of $25.00 for at least 30 days during any trailing 365-day period prior to December 31, 2024 or, if earlier, upon a change of control of the Company in a transaction approved by the Board and the Company’s stockholders. The Special Committee’s counter-proposal also provided that distributions with respect to the OC Units would be payable following the date of issuance. Mr. Thie also communicated to Mr. Good that the Initial Financial Advisor would be requesting additional information from the Manager. At Mr. Thie’s request, Hunton prepared a letter that incorporated the agreed upon terms, which letter was to be signed by both parties, and sent the letter to the Manager, who in turn provided the letter to King & Spalding.

On October 6, 2019, the Manager informed Mr. Thie that the Manager agreed to an extension of the date for a notice from the Company to the Manager under Section 13(a) of the Management Agreement to November 1, 2019. Later on October 6, 2019, the Manager and a representative of the Special Committee signed a non-binding letter describing the financial terms of the proposed internalization transaction as proposed by Mr. Thie earlier that day.

On the evening of October 7, 2019, a representative of the Initial Financial Advisor notified Mr. Thie that following internal conversations, the Initial Financial Advisor was not prepared to continue its engagement and would be resigning as financial advisor to the Special Committee. Mr. Thie asked the representative of the Initial Financial Advisor not to submit its resignation letter until Mr. Thie had an opportunity to discuss with the Special Committee.

On October 8, 2019, representatives of Hunton and King & Spalding held a call to discuss the legal structure of the internalization transaction, information requests and transaction documentation. They concluded that the transaction would be structured as a purchase by the Operating Company of the assets of the Manager.

On October 8, 2019, the Special Committee held a telephonic meeting at which representatives of Hunton were present. The Special Committee discussed the Initial Financial Advisor’s message to Mr. Thie that it had decided to resign and discussed whether the Initial Financial Advisor would be willing to continue its engagement under revised terms proposed by Mr. Thie. The Special Committee also discussed whether the Special Committee should take steps to hire a new financial advisor. Subsequent to the October 8, 2019 meeting, representatives of the Initial Financial Advisor indicated that they were not willing to continue the engagement.

On October 11, 2019, the Initial Financial Advisor delivered a letter to the Special Committee pursuant to which the Initial Financial Advisor terminated its engagement agreement with the Company and the Special Committee. The letter confirmed that the Company was not required to pay any advisory fees to the Initial Financial Advisor pursuant to the engagement agreement.

On October 11, 2019, Mr. Churchey resigned as a director of the Company and as a result the size of the Special Committee was reduced to five members. Mr. Churchey indicated that he resigned for personal reasons and not as a result of any disagreement with the Company, the board of directors or management of the Company.

On October 12, 2019, Mr. Jernigan discussed with certain members of the Special Committee the status of moving forward with an internalization transaction.

On October 13, 2019, certain members of the Special Committee had telephone conversations with Mr. Jernigan and Mr. Good to discuss the status of moving forward with an internalization transaction.

On October 14, 2019, the Special Committee held a telephonic meeting at which representatives of Hunton were present. The Special Committee discussed recent conversations between certain members of the Special Committee and Messrs. Jernigan and Good. The Special Committee expressed its continuing desire to complete an internalization transaction but also discussed potential alternatives to an internalization transaction, including amendments to the Management Agreement. The Special Committee discussed asking the Manager to further extend the Section 13(a) notice deadline under the Management Agreement, the timing of a potential internalization transaction or Management Agreement amendments, and the engagement of a new financial advisor, among other things. Following the discussions, the Special Committee instructed Hunton, on behalf of the Special Committee, to contact on a preliminary basis certain potential financial advisor candidates and request qualification materials for review by the Special Committee.

During the week of October 14, 2019, Hunton contacted a number of potential financial advisors on behalf of the Special Committee and requested qualification materials for review by the Special Committee. The materials were distributed to the Special Committee and the Special Committee reviewed and discussed the materials and considered potential new financial advisors.

Also during the week of October 14, 2019, certain members of the compensation committee of the Company’s board of directors, who are also members of the Special Committee, had conversations with representatives of FPL regarding FPL’s ongoing executive compensation study and analysis on behalf of the Special Committee and compensation committee.

On October 15, 2019, the Manager sent to the Special Committee materials describing the Manager’s views on internalization as compared to certain other alternatives, such as amendment of the Management Agreement. The Manager also sent the Special Committee information with respect to various dividend payment scenarios for the Company and a G&A expense analysis. Also on October 15, 2019, representatives of Hunton had a call with Mr. Good and representatives of King & Spalding to discuss the Special Committee’s process going forward. The representatives of Hunton advised Mr. Good that the Special Committee requested that there be one spokesperson for the Manager through whom communications would flow to and from the Special Committee. The Special Committee requested that Mr. Good be the spokesperson for the Manager.

On October 23, 2019, the Special Committee held a telephonic meeting at which representatives of Hunton were present. At the meeting, the Special Committee discussed engagement of a financial advisor and the information received from potential financial advisors. After discussion, the Special Committee selected three potential financial advisors for interview by the Special Committee and instructed Hunton to arrange the interviews.

On October 25, 2019, the Company and the Manager executed an extension agreement with respect to the notice period under Section 13(a) of the Management Agreement extending the period until November 4, 2019 with a further automatic extension until November 30, 2019 in the event a representative of the Special Committee informed Mr. Good that the Special Committee had selected a financial advisor.

On October 28, 2019, the Special Committee held interview calls with three potential financial advisors. Representatives of Hunton participated in the calls. After the interviews, the Special Committee directed Hunton to obtain additional information and engagement term proposals from the three potential financial advisors.

On October 30, 2019, the Special Committee held a telephonic meeting at which representatives of Hunton were present. The Special Committee discussed financial advisor candidates. Following discussions, the Special Committee selected HFF Securities, as its financial advisor, subject to confirmation of HFF Securities’ independence, and subject to negotiation of a satisfactory engagement agreement with HFF Securities. The Special Committee selected HFF Securities based on HFF Securities’ expertise and experience in internalization transactions and the real estate industry generally. The Special Committee notified Mr. Good of its selection of HFF Securities as financial advisor to the Special Committee.

Beginning November 1, 2019, HFF Securities began coordinating with the Manager to obtain financial information and other materials requested by HFF Securities. Mr. Thie delivered to Mr. Good HFF Securities’ list of documents requested to be reviewed in connection with their engagement. On November 4, 2019, Mr. Good notified representatives of HFF Securities that representatives of the Manager had uploaded substantially all of the documents responsive to HFF Securities’ document request list.

During the week of November 4, 2019, certain members of the Special Committee who are also members of the compensation committee of the board of directors contacted FPL with respect to FPL’s ongoing executive compensation analysis.

On November 11, 2019, Mr. Good and other representatives of the Manager held a lengthy telephone call with representatives of HFF Securities during which representatives of the Manager answered questions about the Company’s corporate finance model, its business plan, its assumptions regarding G&A expense after an internalization transaction and other questions about the Company, the Manager and their respective businesses. During the week of November 11, 2019, representatives of the Manager had other telephone calls with representatives of HFF Securities to answer additional questions about the Company and the Manager.

On November 15, 2019, the Special Committee held a telephonic meeting with HFF Securities and Hunton to discuss HFF Securities’ preliminary analysis work, information review and discussions with officers of the Manager. The Special Committee asked questions of HFF Securities and provided input to HFF Securities and agreed to meet again shortly when HFF Securities was ready to make an initial presentation to the Special Committee.

On November 20, 2019, the Special Committee held a telephonic meeting at which representatives of HFF Securities and Hunton were present. At the meeting, HFF Securities representatives discussed with the Special Committee an overview of the Company, including its current capitalization and investment portfolio, stock price performance and comparison to industry peers. Representatives of HFF Securities also discussed research analysts’ published expectations with respect to the Company’s performance, dividends and an internalization transaction. The HFF Securities presentation also included an analysis of precedent internalization transactions, a review of comparable public companies, observations on the Company’s business plan, as well as an analysis of the current Management Agreement terms. HFF Securities also provided a preliminary analysis of the financial terms of the internalization transaction set forth in the October 6, 2019 letter of intent between the Company and the Manager. Following discussions, the Special Committee instructed HFF Securities to continue its financial analysis of the Company, the Manager and a potential internalization transaction for further review and discussion by the Special Committee. The Special Committee also instructed Hunton to begin work on a proposal from the Special Committee to the Manager with respect to an internalization transaction in accordance with terms discussed by the Special Committee and to circulate the draft proposal to the Special Committee and HFF Securities for review and input.

On November 22, 2019, the Special Committee held a telephonic meeting at which representatives of HFF Securities and Hunton were present. At the meeting, representatives of HFF Securities discussed with the Special Committee HFF Securities’ continuing analysis of the terms of a new internalization proposal from the Special Committee to the Manager and the expected timing for completion of its work and a subsequent presentation to the Special Committee. The Special Committee instructed Hunton to continue work on a draft proposal from the Special Committee to the Manager for an internalization transaction for further review by the Special Committee and HFF Securities prior to submission to the Manager. The representatives of HFF Securities left the meeting and Hunton reviewed with the Special Committee the directors’ legal duties under Maryland law.

On November 26, 2019, the Special Committee held a telephonic meeting at which representatives of HFF Securities and Hunton were present. HFF Securities discussed with the Special Committee HFF Securities’ review of information with respect to the Company and the Manager as well as its financial analyses to date with respect to an internalization transaction, including a comparable transaction analysis, G&A synergies analysis and discounted cash flow analysis. The Special Committee discussed with its advisors the terms of a new internalization proposal to the Manager, including transaction consideration that provided for both an upfront payment and potential earn-out consideration, as well as employment arrangements for the Manager’s employees and other matters. Following discussion, the representatives of HFF Securities left the meeting and representatives of Hunton reviewed with the Special Committee the directors’ legal duties under Maryland law. Following further discussion, the Special Committee instructed Hunton to submit the Special Committee’s new proposal to the Manager and its counsel.

On the evening of November 26, 2019, Hunton delivered the Special Committee’s new internalization proposal to the Manager and King & Spalding. As authorized by the Special Committee, the new proposal set forth the following terms for an internalization transaction between the Company and the Manager:

•	Effective on the closing date of the internalization transaction, the Operating Company would acquire all of the assets of the Manager utilized in the Manager’s external management of the Company.
•	Each of Mr. Good and Mr. Perry would enter into employment agreements on terms to be approved by the compensation committee of the board of directors and the other employees of the Manager would also become employees of the Operating Company, in each case effective upon closing of the internalization transaction.
•	At closing of the internalization transaction, the Operating Company would issue to the Manager 1,794,872 OC Units (the “Initial Units”), which, based on the then-current market price of the Company’s common stock represented a value of approximately $31.6 million. Distributions with respect to the Initial Units, as and when declared, would be payable following the date of issuance. The initial distribution on the Initial Units would be prorated from the date of issuance.
•	After closing of the internalization transaction, the Operating Company would issue to the Manager an additional 769,231 OC Units in Earn Out Consideration if the Company’s common stock trades at or above a volume weighted daily price of $25.00 per share for at least 30 days during any trailing 365-day period prior to December 31, 2024.
•	The Earn Out Consideration also would be issuable if the Company were to engage in a change of control transaction approved by the board of directors and the Company’s stockholders.
•	Base management fees payable to the Manager pursuant to the Management Agreement would continue to accrue until the closing of the internalization transaction. No incentive fees would accrue or be payable prior to or after closing of the internalization transaction.
•	The parties would negotiate the definitive documentation for the internalization transaction in good faith with respect to lock-up provisions and registration rights for the Initial Consideration and the Earn Out Consideration.

The Special Committee’s proposal also stated that the internalization transaction would be subject to negotiation and execution of definitive agreements among the Company, the Operating Company and the Manager and would also be subject to the conditions set forth in Section 17(a) of the Management Agreement and that stockholder approval of the internalization transaction would require approval of holders of a majority of the Company’s outstanding common stock, exclusive of shares held by affiliates of the Manager, at a meeting at which a quorum is present.

The proposal also stated that it was made on the condition that prior to November 30, 2019, the Company, the Operating Company and the Manager agree in writing that the time period in which the Company may deliver a notice to the Manager pursuant to Section 13(a) of the Management Agreement be extended from November 30, 2019 to the 90th day following the date of the special meeting of stockholders of the Company held for the purpose of Company stockholders voting on the internalization transaction.

On November 27, 2019, Mr. Good advised Hunton that the Manager accepted the terms set forth in the Special Committee’s proposal letter dated November 26, 2019 and the parties signed a non-binding letter of intent. Later on November 27, 2019, the Company and the Manager executed a letter agreement extending the date by which the Company may deliver a notice pursuant to Section 13(a) of the Management Agreement from November 30, 2019, until the 90th day following the date for the special meeting of the stockholders of the Company held for the purpose of voting on the internalization transaction.

Between November 27, 2019 and December 6, 2019, representatives of Hunton, HFF Securities, King & Spalding, Morrison & Foerster and the Manager had numerous discussions and communications regarding the structure of the transaction, documentation, and information with respect to the Company and the Manager.

On December 4, 2019, Morrison & Foerster distributed to Hunton, King & Spalding and the Manager a draft form of employment agreement for Mr. Good and Mr. Perry.

On December 6, 2019, FPL distributed to members of the Special Committee who are also members of the compensation committee of the board of directors an initial draft of a proposed internally managed executive compensation program prepared by FPL for the Company’s five most senior executive officers.

On December 6, 2019, Hunton distributed the initial draft of the Purchase Agreement to King & Spalding, Morrison & Foerster, the Manager and the Special Committee.

Between December 7, 2019 and December 15, 2019, representatives of Hunton, King & Spalding and Morrison & Foerster distributed comments to the Purchase Agreement, exhibits and schedules thereto, and the employment agreements. During such period, HFF Securities provided feedback to the Special Committee and its representatives at Hunton concerning the drafts of the Purchase Agreement.

On December 9, 2019, members of the Special Committee who are also members of the compensation committee of the board of directors held a telephonic meeting at which representatives of FPL and Hunton were present. At the meeting, representatives of FPL reviewed and discussed proposed compensation for the Company’s five most senior executive officers post-internalization as set forth in the draft of a proposed internally managed executive compensation program prepared by FPL and distributed to the Special Committee. The parties also discussed the draft employment agreements for Mr. Good and Mr. Perry.

On December 11, 2019, Hunton distributed a summary of the proposed terms of the employment agreements for Mr. Good and Mr. Perry. Later on December 11, 2019, Hunton distributed the Special Committee’s comments to the draft employment agreements and had conversations with Mr. Good to discuss the comments.

On December 12, 2019, the Special Committee held a telephonic meeting at which representatives of Hunton were present. The Special Committee discussed the most recent employment agreement terms proposed by Mr. Good and Mr. Perry, specifically as relates to the term of the agreement, severance payments upon termination, non-compete and non-solicitation provisions and approved the terms proposed.

On December 14, 2019, Mr. Jernigan submitted to Mr. Thie for distribution to the other directors a letter announcing his retirement as chairman of the board of directors of the Company effective December 31, 2019. In the letter, Mr. Jernigan also recommended that the board of directors appoint Mr. Good as chairman of the board of directors upon Mr. Jernigan’s retirement.

On December 16, 2019, Hunton sent to the Special Committee the agreed-upon form of Purchase Agreement and a summary of the key terms of the Purchase Agreement, the agreed-upon forms of employment agreements and summaries of the key terms of the employment agreements between the Company and each of Mr. Good and Mr. Perry, a proposed form of press release by the Company, a proposed form of Current Report on Form 8-K for the Company, a proposed investor deck prepared by management with respect to the proposed internalization transaction, and resolutions of the Special Committee. Also on December 16, 2019, HFF Securities sent presentation materials to the Special Committee in advance of a meeting of the Special Committee.

On December 16, 2019, the Special Committee met telephonically with representatives of Hunton. Hunton reviewed with the members of the Special Committee their legal duties under Maryland law. Later, representatives of HFF Securities joined the meeting. Representatives of Hunton reviewed with the Special Committee the key terms of the Purchase Agreement and the summary of the Purchase Agreement prepared by Hunton and the key terms of each of Mr. Good’s and Mr. Perry’s employment agreement. The representatives of HFF Securities reviewed with the Special Committee presentation materials prepared by HFF Securities and responded to questions from the Special Committee. Representatives of HFF Securities provided the Special Committee an overview of the internalization process to date and summarized the proposed financial terms set forth in the Purchase Agreement. The HFF Securities presentation included an overview of the Company, an analysis of the Company’s historical stock trading, summaries of research analysts published estimates of internalization terms and potential dividend reduction. The presentation and discussion also included the business plan and projections prepared by the Manager and projected G&A savings. HFF Securities also presented information on the post-internalization performance of other externally-managed REITs following internalization and certain financial metrics of other self-storage companies. HFF Securities described to the Special Committee its information review process, conversations with the Manager, review of information and various analyses, including an analysis of the proposed internalization transaction consideration payable by the Company on the terms set forth in the Purchase Agreement, including precedent transactions, comparable companies, G&A synergies and discounted cash flow analyses. Following discussions, the Special Committee inquired of HFF Securities whether HFF Securities was prepared to deliver a fairness opinion with respect to the consideration payable by the Company pursuant to an internalization transaction on the terms set forth in the Purchase Agreement. Representatives of HFF Securities then rendered to the Special Committee an oral opinion, confirmed by delivery of a written opinion dated December 16, 2019, to the effect that as of such date and based on and subject to various assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken, that the consideration to be paid by the Company in the internalization transaction was fair, from a financial point of view, to the stockholders of the Company who are not affiliated with the Manager or its affiliates. The representatives of HFF Securities then left the meeting. Following additional discussion, the Special Committee unanimously approved the Company entering into and performing its obligations under the Purchase Agreement and recommended that the full board of directors of the Company approve the Purchase Agreement and the transactions contemplated thereby and that the board of directors recommend the approval of the internalization transaction to the stockholders of the Company at a special meeting to be held for the Company’s stockholders to vote on the internalization transaction.

Following the Special Committee meeting, on December 16, 2019, the compensation committee held a telephonic meeting to review the employment agreements for Messrs. Good and Perry. After discussion, the compensation committee unanimously approved the employment agreements of Messrs. Good and Perry and recommended the approval of the employment agreement to the board of directors.

Immediately following the meeting of the compensation committee, the nominating and corporate governance committee of the board of directors met to discuss the retirement of Mr. Jernigan as executive chairman, reducing the size of the board of directors effective upon Mr. Jernigan’s retirement from the board of directors and the potential appointment of Mr. Good as chairman of the board of directors. Following discussion, the nominating and corporate governance committee unanimously approved and recommended that the board of directors approve the reduction in the size of the board of directors and the appointment of Mr. Good as chairman of the board of directors, each to be effective upon the retirement of Mr. Jernigan on December 31, 2019.

Immediately following the meeting of the nominating and corporate governance committee, the full board of directors held a telephonic meeting to discuss and vote on the Purchase Agreement and related matters. First, representatives of Morrison & Foerster reviewed with the full board their legal duties under Maryland law. Next, Mr. Thie, chair of the Special Committee, reported to the full board on the discussions and recommendations of the Special Committee, including the fact that the Special Committee had received the fairness opinion of HFF Securities. Mr. Thie informed the board of directors that the Special Committee had unanimously approved the Company entering into and performing its obligations under the Purchase Agreement and recommended that the full board of directors of the Company approve the Purchase Agreement and the transactions contemplated thereby and that the board of directors recommend the approval of the internalization transaction to the stockholders of the Company at a special meeting to be held for the Company’s stockholders to vote on the internalization transaction. Following discussion, and on motion duly made and seconded, the board of directors unanimously determined to be advisable and in the best interests of the Company and its stockholders and the Operating Company and approved (i) the Purchase Agreement and the transactions contemplated thereby, (ii) the board of directors recommendation that the Internalization to the common stockholders of the Company for approval at a special meeting to be held for the Company’s stockholders to vote on the internalization transaction, (iii) the employment agreements with Messrs. Good and Perry and (iv) (A) the reduction in the size of the board of directors and (B) the appointment of Mr. Good as chairman of the board of directors, each to be effective upon the retirement from the board of directors by Mr. Jernigan on December 31, 2019.

Later on December 16, 2019, the Purchase Agreement was signed on behalf of the parties thereto. Also, the employment agreements between the Company and Mr. Good and Mr. Perry were signed, to be effective only upon closing of the internalization transaction, and thereafter, the Company filed a Current Report on Form 8-K. A press release announcing the internalization transaction and related matters was issued.

Recommendations of the Special Committee and Our Board of Directors

Recommendation of the Special Committee; Reasons for Recommendation

The Special Committee unanimously recommended that the board of directors approve the Internalization based upon a variety of factors. In evaluating the Internalization, the Special Committee held numerous meetings and consulted with its legal and financial advisors as described in greater detail in the section entitled “—Background of the Internalization” beginning on page 24. The Special Committee considered the following factors, among others, in its evaluation and recommendation of the Internalization:

•	The Special Committee’s understanding of the Manager’s business, assets, financial condition and results of operations, and its historical and projected financial performance.
•	The Special Committee’s determination that an internalization transaction that permits the ongoing business of the Company under the leadership of the management team of the Manager and the continued participation of the employees of the Manager that historically have operated the Company’s business through an internal management structure, is in the best interests of the Company and the Company’s stockholders.
•	The expected reduction in the Company’s overall G&A expenses upon completion of the Internalization.
•	The fact that the Company will no longer pay any management fees or expense reimbursements to the Manager under the Management Agreement upon consummation of the Internalization.
•	The fact that the Internalization avoids the risk that, if the Special Committee had terminated the Management Agreement, the Company may not have been able to retain a qualified management team to continue executing the Company’s long-term strategy.
•	That the internalization is expected to eliminate prior conflicts of interest between the Company and the Manager by making the management team and other employees of the Manager direct employees of the Company.
•	That the Internalization is expected to further align the interests between certain of the Company’s officers and directors and its stockholders due to increased equity ownership by management.
•	The consideration payable pursuant to the Purchase Agreement was the result of extensive arm’s-length negotiations between the Special Committee and its advisors and the Manager and its advisors and that no cash is payable by the Company as consideration for the Internalization.
•	The incentives to management created by the Earn Out Consideration.
•	The possibility that an internal management structure could attract new investors to the Company and improve the Company’s ability to raise capital on attractive terms.
•	The corporate governance benefits to the Company of having the Company’s management team, as well as the employees conducting the Company’s day-to-day business, as direct employees of the Company.
•	The benefits to the Company of the employment agreements with Messrs. Good and Perry.
•	The financial presentation and opinion, dated December 16, 2019, of HFF Securities to the Special Committee, that the consideration to be paid by the Company in the Internalization, was fair, from a financial point of view, to the stockholders of the Company who are not affiliated with the Manager or its affiliates, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken as more fully described below in the section entitled “—Opinion of Financial Advisor to the Special Committee” beginning on page 45.
•	The terms and conditions of the Purchase Agreement, including the representations, warranties, covenants, non-compete obligations and indemnification obligations set forth therein.

The Special Committee also took into account the following negative factors with respect to the Internalization:

•	The significant costs to the Company to negotiate and complete the Internalization.
•	The potential liabilities the Company will assume in connection with the Internalization, including liabilities associated with direct employment of personnel.

•	The conflicts of interest between the Company and the Manager in the negotiation of the Internalization, including the amounts payable to the Manager and allocable to Messrs. Jernigan, Good and Perry, the owners of the Manager, in connection with the Internalization.
•	The fact that the amounts payable to the Manager pursuant to the Purchase Agreement exceed the amount that likely would be payable to the Manager if the Company terminated the Management Agreement.
•	The dilutive effects of the issuance of the OC Units to the Manager, which are redeemable in exchange for shares of the Company’s common stock.
•	The risks that the Company may not receive the expected benefits of the Internalization in a timely manner or at all.

The foregoing discussion of the factors considered by the Special Committee is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Special Committee. In reaching its decision to approve the Internalization, the Purchase Agreement and the other transactions contemplated by the Purchase Agreement, the Special Committee did not quantify or assign any relative weights to the factors considered and individuals may have given different weights to different factors. The Special Committee conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits outweighed the potential risks or possible negative consequences of consummating the Internalization and the other transactions contemplated by the Purchase Agreement.

Recommendation of Our Board of Directors; Reasons for Recommendation

Upon the recommendation of the Special Committee, our board of directors unanimously approved the Internalization, the Purchase Agreement and the other transactions contemplated by the Purchase Agreement, and determined that they are advisable to, and in the best interests of, the Company. Accordingly, the board of directors unanimously recommends that you vote “FOR” the Internalization Proposal.

The board of directors based its determination primarily on:

•	the factors considered by and the recommendation of the Special Committee; and
•	the extensive negotiations of the Special Committee with the Manager and their respective advisors.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the board of directors. In reaching its decision regarding the Internalization, the Purchase Agreement and the other transactions contemplated by the Purchase Agreement, the board of directors did not quantify or assign any relative weights to the factors considered and individuals may have given different weights to different factors.

Internalization Consideration

Upon the closing of the Internalization, the Operating Company will issue to the Manager the Initial Consideration, which consists of 1,794,872 OC Units. In addition, if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company (as defined in the Purchase Agreement) prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, the Operating Company will issue the Earn Out Consideration to the Manager, which consists of an additional 769,231 OC Units. The OC Units issuable in the Internalization are Class B OC Units. As a result, the initial distributions payable on the OC Units to be issued in the Internalization will be prorated for the number of days during the initial distribution period that such OC Units are outstanding.

Terms of the OC Units

OC Units are units of limited liability company interest in the Operating Company, which may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our common stock on a one-for-one basis in lieu of cash; provided, however, that OC Units issued as part of the Internalization Consideration may not be redeemed for one (1) year following the closing of the Internalization. Subject to certain restrictions and exceptions, members of the Operating Company holding OC Units may exercise their redemption rights at any time after one year following the date of issuance of their OP Units. After the Lockup Period and for a period of three years thereafter, neither the Manager nor any of its members who receive OC Units shall in any calendar quarter, without the prior approval of a majority of the independent directors of the Company’s board of directors, offer, sell, contract to sell or otherwise transfer or dispose of (other than by pledge, which is permitted following the Lockup Period) more than 145,000 OC Units or securities convertible or exchangeable or exercisable for any OC Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OC Units.

Holders of OC Units are entitled to receive distributions at the same time as dividends are paid to holders of our common stock. Distributions on the OC Units issuable in the Internalization will be prorated for the number of days they are outstanding during the initial distribution period. Any OC Units issuable as Earn Out Consideration will not receive or accrue distributions until the time that that they are issued.

Consequences if the Internalization is Not Completed

If the Internalization is not completed, the Company will continue to be externally managed by the Manager pursuant to the Management Agreement. In accordance with the terms of the Management Agreement, unless the Management Agreement is terminated, the Manager will be required to make another offer with respect to an internalization transaction by the third quarter of 2020. The Management Agreement requires an internalization transaction to be completed no later than 2023. As a result, unless the Management Agreement is terminated, an internalization transaction will be completed in the future if the Internalization is not completed at this time.

Furthermore, if the Internalization is not completed, and depending on the circumstances that would have caused the Internalization not to be completed, the benefits of the Internalization, including, without limitation, reduction in the Company’s general and administrative expenses, will not be realized, and the trading price of our common stock may decline significantly.

Accordingly, if the Internalization is not completed, there can be no assurances as to the effect of these risks and opportunities on the future value of our common stock. If the Internalization is not completed, our board of directors will continue to evaluate and review our business operations, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify ways to enhance stockholder value. If our stockholders do not approve the Internalization, or if the Internalization is not completed for any other reason, there can be no assurance that the eventual price paid in connection with a later internalization transaction would be lower than the Internalization Consideration as described in this proxy statement.

Opinion of the Special Committee’s Financial Advisor

The Special Committee retained HFF Securities to act as the Special Committee’s financial advisor in connection with the Internalization, pursuant to an engagement letter between HFF Securities, the Special Committee and the Company dated November 5, 2019. HFF Securities is the real estate investment banking affiliate of Jones Lang LaSalle, a world leader in real estate services. The Special Committee selected HFF Securities to act as its financial advisor in connection with the Internalization on the basis of HFF Securities’ experience with similar transactions and its reputation in the real estate industry as a nationally recognized investment banking firm.

On December 16, 2019, at a meeting of the Special Committee held to evaluate the Internalization, HFF Securities delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated December 16, 2019 (collectively, the “Opinion”), to the effect that, as of the date of the Opinion and based on and subject to various assumptions and limitations described in the Opinion, the Internalization Consideration was fair, from a financial point of view, to the stockholders of Company who are not affiliated with the Manager or its affiliates.

The full text of HFF Securities’ written opinion to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Exhibit B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of the Opinion is qualified in its entirety by reference to the full text of the Opinion. HFF Securities delivered the Opinion to the Special Committee for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the Internalization Consideration from a financial point of view. The Opinion does not address any other terms or aspects of the Internalization, and no opinion or view was expressed as to the relative merits of the Internalization in comparison to other strategies or transactions that might be available to the Company or in which the

Company might engage or as to the underlying business decision of the Company to proceed with or effect the Internalization. The Opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Internalization or any related matter.

In connection with rendering the Opinion, HFF Securities:

•	reviewed documentation provided by management of the Company, including historical audited financial statements and certain internal financial statements and other operating data concerning the Company and the Manager prepared by the management of the Company;
•	analyzed certain financial forecasts prepared by management of the Company, which forecasts the Company represented to HFF Securities were consistent with the best judgments of the Company’s management as to the future financial performance of the Company and were the best currently available forecasts with respect to such future financial performance of the Company;
•	reviewed the Management Agreement;
•	reviewed certain financial forecasts prepared by management of the Company to analyze G&A expenses if the Company were to remain externally managed or if it were to be internally managed in order to ascertain forecasted synergies from the Internalization;
•	discussed the past and current operations, capitalization and financial condition and the prospects of the Company and the Manager with senior executives of the Company and the Manager;
•	compared the operating performance of the Company with that of certain other publicly traded companies that HFF Securities considered to be generally relevant;
•	reviewed the financial terms, to the extent publicly available, of certain transactions that HFF Securities considered to be relevant;
•	reviewed the trading history for the Company’s common stock and compared that trading history to the trading histories of other publicly traded companies that HFF Securities considered to be generally relevant;
•	reviewed the draft Purchase Agreement dated December 16, 2019 and certain related documents;
•	reviewed documents filed by the Company with the SEC and other publicly available business and financial information, including research analyst reports; and
•	performed such other analyses, studies and investigations, and considered such other factors, as HFF Securities deemed appropriate.

HFF Securities assumed and relied upon without independent verification the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with HFF Securities (including information that is available from generally recognized public sources) for the purposes of the Opinion. With respect to the financial forecasts and projections provided to HFF Securities, with the Special Committee’s consent, HFF Securities assumed that they were reasonably prepared in good faith and are consistent with the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company and the other matters covered thereby. HFF Securities assumed no responsibility for and expressed no view as to such forecasts, projections or any other forward-looking information or the assumptions on which they are based, and HFF Securities relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to or reviewed by HFF Securities incomplete or misleading. In rendering the Opinion, HFF Securities expressed no view as to the reasonableness of such forward-looking information or any estimate, judgment or assumption on which it is based. HFF Securities did not perform any independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Manager, the Company or its subsidiaries, nor was HFF Securities furnished with any such valuations or appraisals. In particular, HFF Securities did not express any opinion as to the value of any asset or liability of the Manager, the Company or any of its subsidiaries, whether at current market prices or in the future. HFF Securities did not assume any obligation to conduct, nor did HFF Securities conduct, any physical inspection of the properties or facilities of the Manager or the Company. In arriving at HFF Securities’ opinion, HFF Securities did not take into account any litigation that is pending or may be brought against the

Manager, the Company or any of its or their affiliates or representatives. In addition, HFF Securities did not evaluate the solvency of any party to the Purchase Agreement under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

For purposes of rendering its opinion, HFF Securities assumed that there has not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Manager, the Company or any of its subsidiaries since the respective dates on which the most recent financial statements or other information, financial or otherwise, relating to the Manager, the Company or any of its subsidiaries, was made available to HFF Securities. HFF Securities also assumed, with the Special Committee’s consent, that the final executed Purchase Agreement would not differ in any material respect from the draft Purchase Agreement reviewed by HFF Securities, that the representations and warranties of each party set forth in the Purchase Agreement are true and correct, that each party to the Purchase Agreement will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the Internalization set forth in the Purchase Agreement will be timely satisfied and not modified or waived and that the Internalization will be consummated in accordance with the terms set forth in the Purchase Agreement without modification, waiver or delay, except, in each case, as would not be material to HFF Securities’ analyses. In addition, HFF Securities assumed, with the Special Committee’s consent, that any governmental, regulatory or third-party consents, approvals or agreements necessary for the consummation of the Internalization will be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect be material to HFF Securities’ analyses, have an adverse effect on the Company or the contemplated benefits of the Internalization. HFF Securities also assumed, with the Special Committee’s consent, that the Earn Out Consideration comprises a portion of the consideration payable by the Company in the Internalization and HFF Securities does not express any view or opinion on the likelihood that any Earn Out Consideration will actually be paid by the Company at any time. In addition, personnel of HFF Securities are not legal, accounting, regulatory or tax experts and with the Special Committee’s consent HFF Securities relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters. The Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to HFF Securities as of, December 16, 2019. It should be understood that, although subsequent developments may affect the Opinion and the assumptions used in preparing it, HFF Securities does not have any obligation to update, revise or reaffirm the Opinion. HFF Securities does not express any view or opinion as to the price at which any share of the Company’s common stock or any other security may trade at any time, including subsequent to the date of the Opinion. The credit, financial and stock markets as well as industries in which the Company operates have experienced, and continue to experience, volatility and HFF Securities expresses no opinion or view as to any potential effects of such volatility on the Company or the Internalization.

The Opinion addresses only the fairness, from a financial point of view, of the Internalization Consideration to be paid by the Company in the Internalization to the stockholders of the Company who are not affiliated with the Manager or its affiliates, and HFF Securities does not express any view as to the fairness of the Internalization to, or any consideration of, the holders of any other securities of the Company, creditors or other constituencies of the Company or its subsidiaries or any other term of the proposed Internalization or the other matters contemplated by the Purchase Agreement. HFF Securities has not been asked to, nor does HFF Securities offer, any opinion as to any other term or aspect of the Purchase Agreement or any other agreement or instrument contemplated by or entered into in connection with the Internalization or the form or structure of the Purchase Agreement or the likely timeframe in which the Internalization will be consummated. Furthermore, HFF Securities expresses no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Internalization, or any class of such persons or with respect to the fairness of any such compensation. HFF Securities does not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Purchase Agreement, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which HFF Securities understands the Company has received such advice as it deems necessary from qualified professionals. The Opinion does not address the underlying business decision of the Company to engage in the Internalization or the relative merits of the Internalization as compared to any strategic alternatives that may be available to the Company.

The Opinion was furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Internalization and was not intended to, and did not constitute a recommendation as to whether the Special Committee should recommend or proceed with the Internalization, nor did it constitute a recommendation to any stockholder of Company as to how such stockholder should vote or act with respect to the Internalization or any matter related thereto.

Summary of Financial Analysis

The following is a summary of the material financial analyses provided by HFF Securities to the Special Committee in connection with the Internalization. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, HFF Securities, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by HFF Securities.

The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by HFF Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by HFF Securities. The implied value of the Internalization Consideration, excluding Earn Out Consideration and including Earn Out Consideration, was calculated based on the Company’s stock price of $17.70 as of market close on December 13, 2019. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by HFF Securities.

Precedent Transaction Analysis

HFF Securities performed an analysis of selected precedent transactions involving publicly-traded and non-traded REITs that shared certain characteristics with the Internalization. HFF Securities reviewed publicly available financial information relating to the following 17 selected transactions that HFF Securities deemed generally relevant as management internalization transactions in the real estate sector:

Announcement Date	Acquirer	Target
Nov-19	Broadstone Net Lease, Inc.	Broadstone Net Lease, LLC
Oct-19	Carey Watermark Investors 2, Inc.	CWI OP and CWI OP 2, LP
Sep-19	RW Holdings NNN REIT, Inc.	BrixInvest, LLC
Jun-19	Strategic Storage Trust II, Inc.	SmartStop Asset Management, LLC
Mar-19	The Parking REIT, Inc.	MVP Realty Advisors, LLC
Dec-18	Griffin Capital Essential Asset REIT, Inc.	Griffin Capital Real Estate Company, LLC
Aug-18	New Senior Investment Group, Inc.	Fortress Investment Group, LLC
Jul-18	WPT Industrial REIT	WPT Capital Advisors, LLC
Aug-17	Bluerock Residential Growth REIT, Inc.	BRG Manager, LLC
May-17	Phillips Edison Grocery Center REIT I, Inc.	Phillips Edison LP
May-17	Arbor Realty Trust, Inc.	Arbor Realty SR, Inc.
Sep-16	Independence Realty Trust, Inc.	Subsidiary of RAIT Financial Trust
Jul-16	Milestone Apartments REIT	TMG Partners LP
May-16	American Capital Agency Corp.	American Capital Mortgage Management, LLC
Nov-15	City Office REIT, Inc.	City Office Real Estate Management Inc.
Sep-15	Starwood Waypoint Residential Trust	SWAY Management
Aug-14	Silver Bay Realty Trust Corp.	PRCM Real Estate Advisors, LLC

HFF Securities reviewed, among other things, the implied valuation of the consideration paid in such transactions calculated as follows:

•	The value implied by the calculating the consideration paid as a multiple of the manager’s asset management fees which is referred to as “Consideration/AM Fee.”
•	The value implied as a percentage of the equity market capitalization of the REIT immediately prior to announcement, which is referred to as “% of Market Cap.”
•	The value implied as a percentage of the most recently disclosed total assets of the REIT prior to announcement, which is referred to as “% of Total Assets.”

The analysis indicated the following, excluding and including earn-out consideration payable in such precedent transactions:

Benchmark (excluding earn-out consideration)	Low		Mean		Median		High
Consideration / AM Fee	1.5	x	5.8	x	4.7	x	11.9	x
% of Market Cap	2.4%		9.0%		8.9%		19.6%
% of Total Assets	0.9%		4.2%		3.3%		9.8%
Benchmark (including earn-out consideration)	Low		Mean		Median		High
Consideration / AM Fee	1.6	x	6.9	x	5.9	x	16.8	x
% of Market Cap	3.1%		10.7%		9.2%		24.5%
% of Total Assets	0.9%		5.3%		4.2%		16.0%

Using the reference ranges for the benchmarks set forth above and information provided by management, HFF Securities determined the following implied values for the Manager:

Benchmark	Reference Range	Implied Consideration (Low) ($ millions)	Implied Consideration (High) ($ millions)	Implied Value of Internalization Consideration (Excluding Earn Out Consideration) ($ millions)	Implied Value of Internalization Consideration (Including Earn Out Consideration) ($ millions)
Consideration / 2020E AM Fee	2.0x - 9.0x	$19.4	$87.2	$31.8	$45.4
% of Market Cap	8.0% - 14.0%	$31.5	$55.1	$31.8	$45.4
% of Total Assets	3.0% - 8.0%	$24.3	$64.8	$31.8	$45.4

No transaction, company or business used in this analysis is identical or directly comparable to the Manager or the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which the Company was compared.

Comparable Company Analysis

HFF Securities reviewed publicly available information related to various U.S.-based publicly-traded asset managers. In contrast to the Manager, which solely advises the Company, a large majority of the asset managers analyzed by HFF Securities advise multiple real estate vehicles and, as a result, have assets under management that are significantly greater than the Company’s and derive their revenue from a more diversified portfolio of real estate assets. HFF Securities reviewed publicly available financial and stock market information of the following two selected companies that HFF Securities viewed as generally relevant as U.S.-based real estate asset managers that manage only real estate-related investment vehicles:

•	Ashford, Inc.
•	The RMR Group, Inc.

HFF Securities reviewed, among other things, the implied valuation of the publicly traded asset managers calculated as follows:

•	The value implied by the asset managers’ enterprise value divided by total assets as of September 30, 2019, which is referred to as “EV/Total Assets.”
•	The value implied by the Manager’s enterprise value divided by estimated EBITDA, for calendar year 2020, which is referred to as “EV/2020E EBITDA.”

The analysis indicated the following:

Benchmark	Low		High
EV / Total Assets	3.4%		4.2%
EV / 2020E EBITDA	5.5	x	13.4	x

Using the reference ranges for the benchmarks set forth above and information provided by management, HFF Securities determined the following implied values for the Manager:

Benchmark	Reference Range	Implied Consideration (Low) ($ millions)	Implied Consideration (High) ($ millions)	Implied Value of Internalization Consideration (Excluding Earn Out Consideration) ($ millions)	Implied Value of Internalization Consideration (Including Earn Out Consideration) ($ millions)
EV / Total Assets	3.5% - 4.5%	$28.4	$36.5	$31.8	$45.4
EV /2020E EBITDA	6.0x – 13.0x	$51.7	$112.0	$31.8	$45.4

No company or business used in this analysis is identical or directly comparable to the Manager. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the values of the companies or businesses to which the Manager was compared.

Precedent Transaction Analysis: G&A Expense Savings from Internalization

HFF Securities performed an analysis of selected precedent transactions involving publicly traded and non-traded REITs that reflected certain savings in respect of G&A expenses that shared certain characteristics with the Internalization.

HFF Securities reviewed, among other things, the implied valuation of the consideration paid in such transactions, both excluding and including any earn-out consideration, calculated as the consideration divided by estimated G&A synergies to the extent publicly disclosed, which is referred to as “Consideration/ Synergies.”

This analysis indicated the following:

Benchmark (excluding earn-out consideration)	Low	Mean	Median	High
Consideration / Synergies	2.7x	7.0x	5.1x	12.0x
Benchmark (including earn-out consideration)	Low	Mean	Median	High
Consideration / AM Fee	4.2x	7.7x	6.0x	15.0x

Using the reference ranges for the benchmarks set forth above and information provided by management, HFF Securities determined the following implied values for the Manager:

Benchmark	Reference Range	Implied Consideration (Low) ($ millions)	Implied Consideration (High) ($ millions)	Implied Value of Internalization Consideration (Excluding Earn Out Consideration) ($ millions)	Implied Value of Internalization Consideration (Including Earn Out Consideration) ($ millions)
Consideration / Synergies	3.0x - 8.0x	$24.0	$64.1	$31.8	$45.4

No transaction, company or business used in this analysis is identical or directly comparable to the Internalization. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the G&A expense savings recognized by the companies involved in the precedent transactions to which the Internalization was compared.

Discounted Cash Flow Analysis

HFF Securities performed a discounted cash flow analysis of the Company by calculating the estimated present value as of December 31, 2019 of the standalone unlevered, after-tax free cash flows that the Manager was forecasted to generate during the twelve-month periods ending December 31, 2019 through December 31, 2022 and the three-month period ending March 31, 2023, according to financial projections provided by the Manager on behalf of the Company. HFF Securities calculated terminal values for the Manager using both the EBITDA multiple and Capitalization of Equity methods, each as defined in the Management Agreement. The unlevered, after-tax free cash flows and terminal values were then discounted to present value (as of December 13, 2019) using a selected range of discount rates of 12.5% to 22.5% for the base management fee and 23.0% to 36.0% for the incentive fee, which were selected based on HFF Securities’ professional judgment to reflect an estimate of the Manager’s weighted average cost of capital. This analysis indicated the following approximate implied value reference range for the Manager, as compared to the Internalization Consideration.

Implied Value Reference Range ($ millions)	Implied Value of Internalization Consideration (Excluding Earn Out Consideration) ($ millions)	Implied Value of Internalization Consideration (Including Earn Out Consideration) ($ millions)
$54.6 - $69.4	$31.8	$45.4

Other factors

HFF Securities also noted for the Special Committee certain additional factors that were not considered part of HFF Securities’ financial analysis with respect to the Opinion but were referenced for informational purposes, including, among other things:

•	Historical trading prices of the Company’s common stock from the date of the initial public offering of the Company’s common stock through December 13, 2019, which indicated that, during such period, the Company’s common stock had never traded above $25.00 per share, noting that the Company’s common stock had a volume-weighted average price per share during such period of $19.04.
•	Analysts’ price target and assigned ratings by the research analysts as of December 16, 2019, as well as estimated internalization payments incorporated in the financial analysis of such research analysts.

General

As noted above, the discussion set forth above is a summary of the material financial analyses and other factors reviewed by HFF Securities with the Special Committee in connection with the Internalization and is not a comprehensive description of all analyses undertaken or factors considered by HFF Securities. The preparation of a financial opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. HFF Securities believes that the analyses summarized above must be considered as a whole. HFF Securities further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses and all narrative description of the analyses, could create a misleading or incomplete view of the processes underlying HFF Securities’ analyses and Opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, HFF Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying HFF Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by HFF Securities’ analyses. These analyses were prepared solely as part of HFF Securities’ analysis of the fairness, from a financial point of view, of the Internalization Consideration to be paid by the Company in the Internalization and were provided to the Special Committee in connection with its evaluation of the Internalization. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be HFF Securities’ view of the actual value of the Company.

The type and amount of consideration payable in the Internalization were determined through negotiations between the Special Committee and the Manager Parties, rather than by any financial advisor, and were approved by the Special Committee. The decision to enter into the Purchase Agreement was solely that of the Special Committee. HFF Securities’ opinion and analyses were only one of many factors considered by the Special Committee in its evaluation of the transaction and should not be viewed as determinative of the views of the Special Committee or any other party with respect to the transaction or the consideration payable in connection with the Internalization.

The Company has agreed to pay HFF Securities for its services as financial advisor to the Special Committee in connection with the transaction an aggregate fee currently estimated to be approximately $700,000, of which $350,000 was payable upon execution of the engagement letter and the balance was payable upon delivery of HFF Securities’ Opinion. In addition, the Company has agreed to reimburse HFF Securities for its reasonable expenses incurred in connection with HFF Securities’ engagement and to indemnify HFF Securities and certain related parties against specified liabilities.

HFF Securities’ Opinion was approved by a committee of HFF Securities’ investment banking and other professionals in accordance with its customary practice. HFF Securities and its affiliates comprise a full-service securities firm engaged in investment, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies and individuals.

HFF Securities and its affiliates may in the future provide financial advice and services to the Company or the Manager and their respective affiliates for which it and its affiliates would expect to receive compensation.

Forward-Looking Financial Information

Other than historically providing periodic earnings guidance, we and the Manager do not as a matter of course make public our management’s forecasts or projections of future performance or earnings. In connection with the proposed Internalization, we have elected to make available to our common stockholders certain financial projections of the Manager and the Company. The Manager projections are for the years ending December 31, 2019, 2020, 2021 and 2022 and for the quarter ended March 31, 2023, and such projections assume that the Management Agreement remains in effect on its current terms during the entirety of those periods until an internalization transaction is required pursuant to the terms of the Management Agreement on March 31, 2023. The Company projections reflect the anticipated general and administrative expenses of the Company for the year ending December 31, 2020. These projections were prepared by management in good faith and are based on estimates and assumptions that management believes are reasonable as of the time the projections were prepared. The projections were provided to the Special Committee in connection with its review of the proposed transaction and to the financial advisor to the Special Committee, HFF Securities, for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “Opinion of the Special Committee’s Financial Advisor.” The projections were on an accounting basis consistent with the financial statements of the Company and of the Manager; however, the projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for prospective financial information or generally accepted accounting principles (“GAAP”). Neither the Company’s nor the Manager’s independent registered public accounting firm has compiled or examined any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assumes no responsibility for them.

The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, general economic, market, interest rate and financial conditions, the availability and cost of capital and our ability to raise capital in the future, potential future acquisitions, competition and other effects within the self storage industry, real estate and market conditions, and those risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. See also the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 14.

None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the Purchase agreement, including the Internalization, which may also cause actual results to materially differ.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, or that any recipient of the projections considered, or now considers, them to be necessarily predictive of actual future events, and they should not be relied on as such. None of the Company, the Manager or any of their respective affiliates, advisors or other representatives has made, or makes, any representation to any stockholder regarding the information contained in the projections and, except as required by applicable securities laws, neither we nor the Manager intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

The Manager’s financial projections include projections of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Manager for the periods presented. Manager EBITDA is a financial metric that is not prepared in accordance with GAAP. This non-GAAP financial measure was used by HFF Securities and the Special Committee in analyzing the Internalization Consideration because management believes the metric enhances investors’ understanding of the Manager’s financial performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculation of Manager EBITDA may differ from the calculation of EBITDA by other companies.

Manager Projections

The following table sets forth the projections of the Manager’s fees and expenses and EBITDA for the years ending 2019, 2020, 2021 and 2022 and the three months ending March 31, 2023.

	For the Years Ending December 31,				For the Three Months Ending March 31, 2023
(dollars in thousands)	2019E(1)	2020E	2021E	2022E
Fees to Manager:
Total Base Management Fee	$8,300	$9,700	$11,900	$13,800	$3,700
Incentive Fee	—	9,800	—	800	—
Total Fees	$8,300	$19,500	$11,900	$14,600	$3,700

Non-Reimbursable Expenses:
Salaries and Wages	$700	$700	$700	$800	$200
Bonus Compensation	300	300	300	300	100
Other Employee Benefit Expenses	—	—	—	—	—
Employment Tax	—	—	—	—	—
Total Non-Reimbursable Expenses	$1,000	$1,100	$1,100	$1,100	$300

Manager EBITDA	$7,300	$18,400	$10,800	$13,500	$3,500
(1)	Reflects projections for 2019 provided by the Manager to the Special Committee and HFF Securities in connection with the approval of the Purchase Agreement and does not necessarily reflect actual fees and expenses paid in 2019.

Company Projections

The following table sets forth the Company’s projected management fees and expenses and expected general and administrative expense savings as a result of the Internalization in each case for the year ending December 31, 2020.

(dollars in thousands)	For the Year Ending December 31, 2020E(1)
Fees Paid to Manager
Base Management Fee	$9,700
Incentive Fee	9,800
Other Expenses/Reimbursements	9,000	(2)
Total Manager Fees and Reimbursements	$28,500

Total G&A Expense as Internalized Company	$10,600	(3)
Net Savings from Internalization ($)	$17,800
Net Savings from Internalization (%)	62.6%
Net Savings Excluding Incentive Fee ($)	$8,000
Net Savings Excluding Incentive Fee (%)	28.2%
(1)	Based on fourth quarter 2019 run rate.
(2)	Consists of $3.8 million of compensation and benefits expense, $0.5 million of occupancy expense, $0.3 million of business development related expense, $1.2 million of professional fees, $1.9 million in stock-based compensation expense and $1.3 million of other expense, all of which other than the stock-based compensation expense would be reimbursable by the Company to the Manager under the terms of the Management Agreement.
(3)	Consists of $3.8 million of compensation and benefits expense, $0.5 million of occupancy expense, $0.3 million of business development related expense, $1.2 million of professional fees, $1.4 million in additional employee compensation, $2.1 million of stock-based compensation expense and $1.3 million of other expense.

Description of the Purchase Agreement

Pursuant to the Purchase Agreement, the Operating Company will purchase all of the operating assets and liabilities of the Manager. The Manager will retain certain assets and liabilities unrelated to the management of our business. Upon the closing of the Internalization, the Operating Company will issue the Initial Consideration. If either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company (as defined in the Purchase Agreement) prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, the Operating Company will issue an additional 769,231 OC Units to the Manager.

The OC Units issuable in the Internalization are Class B OC Units. As a result, the initial distributions payable on the OC Units to be issued in the Internalization will be prorated for the number of days during the initial distribution period that such OC Units are outstanding.

Conditions to Closing of the Internalization

The obligations of the Operating Company to effect the Internalization are subject to the satisfaction or waiver of certain conditions, including the following:

•	the accuracy of the representations and warranties made by the Manager Parties, subject to certain qualifications for certain representations and warranties;
•	the requisite stockholder vote shall have been obtained at the Special Meeting;
•	the performance and compliance by the Manager Parties in all material respects with each agreement, covenant and obligation required under the Purchase Agreement on or before the closing of the Internalization;
•	the delivery of all ancillary documents required to be delivered pursuant to the Purchase Agreement;

•	the employment agreements between the Company and Messrs. Good and Perry shall be effective as of the Effective Time;
•	the absence of any Law or Action that prohibits the consummation of the transactions contemplated the Purchase Agreement; and
•	all employment agreements and all other existing offers of employment or agreements relating to the terms of employment by the Manager shall have been terminated effective no later than the effective time of the Internalization.

The obligations of the Manager Parties to effect the Internalization are subject to the satisfaction or waiver of certain conditions, including the following:

•	the accuracy of the representations and warranties made by the Company and the Operating Company, subject to certain qualifications for certain representations and warranties;
•	the performance and compliance by the Company and the Operating Company in all material respects with each agreement, covenant and obligation required under the Purchase Agreement on or before the closing of the Internalization;
•	the effectiveness of the employment agreements of Messrs. Good and Perry;
•	the absence of any Law or Action that prohibits the consummation of the transactions contemplated the Purchase Agreement; and
•	the requisite stockholder vote shall have been obtained at the Special Meeting.

Representations and Warranties

The Purchase Agreement contains reciprocal representations and warranties that relate to, among other topics, the following:

•	the due organization, qualification and good standing of each party that is an entity;
•	the power and authority of each party to execute the Purchase Agreement and the ancillary agreements required thereby and the consummate the transactions contemplated thereby; and
•	the absence of pending or threatened litigation.

The Purchase Agreement also contains representations and warranties of the Manager Parties, which relate to, among other topics:

•	financial matters and projections;
•	title to assets;
•	absence of certain changes and events from October 31, 2019 through the date of the Purchase Agreement;
•	personal and real property;
•	contracts;
•	compliance with law;
•	environmental matters;
•	intellectual property;
•	IT systems;
•	data security;
•	tax matters;
•	employees, labor and benefit matters;
•	customers and suppliers;
•	insurance;

•	affiliate transactions;
•	the Manager’s financial advisor; and
•	accredited investor status.

The Purchase Agreement also contains representations and warranties of the Operating Company and the Company, which relate to, among other topics:

•	the OC Units to be issued in the Internalization;
•	the Company’s advisor and HFF Securities’ fairness opinion; and
•	the shares issuable upon redemption of the OC Units to be issued in the Internalization.

Conduct of Business Prior to Closing

The Manager Parties have agreed to certain covenants in the Purchase Agreement restricting the conduct of the Manager’s business between the date of the Purchase Agreement and the date of the closing of the Internalization. The Manager is required to (i) maintain its legal existence, (ii) conduct its business in the ordinary course pursuant to the Management Agreement, (iii) pay the debts, taxes and other obligations of the acquired business when due, (iv) maintain the assets to be acquired in the same condition as they were as of the date of the Purchase Agreement, (v) continue the insurance policies of the Manager’s business and (vi) use commercially reasonable efforts to (a) operate the business in such a manner that the representations and warranties included in the Purchase Agreement will be true and correct in all material respects as of the date of closing as they were on the date of the purchase agreement and (b) preserve and maintain good relationships with suppliers, distributors, employees, governmental authorities, business associates and others having material relationships with the business of the Manager.

The Manager is prohibited from doing any of the following:

•	effecting any change to its organizational documents;
•	making any change in its accounting methods or practices;
•	making certain changes in its tax status;
•	selling, transferring, assigning, licensing, leasing or otherwise conveying any interest in, or waiving any right with respect to, the assets to be acquired by the Operating Company;
•	imposing any lien on the assets to be acquired by the Operating Company;
•	modifying, amending, cancelling or terminating any assumed contract or entering into any new material contract;
•	making certain capital expenditures; and
•	making certain changes to compensation of directors, officers and employees.

Restrictive Covenants

For a period of five years (the “Restricted Period”) following the closing of the Internalization, subject to certain exceptions, none of the Manager, Mr. Jernigan, Mr. Good or any of their respective affiliates will be entitled to engage in the business of acquiring, financing, owning or operating self-storage facilities other than for the Company, the Operating Company or any venture to which the Company, the Operating Company or any of their respective subsidiaries is a party. As described elsewhere in this proxy statement, Mr. Perry will be subject to separate restrictions on competition contained in his employment agreement, which are also incorporated in the Purchase Agreement.

In addition, during the Restricted Period, the Manager Parties have agreed not to interfere with business relationships of the Company, the Operating Company or their respective affiliates, and not to hire, solicit, request or induce any employee of the Company to terminate his or her employment with the Company. Such restriction will not apply to the employment of Mr. Perry by a Jernigan family-owned business that owns no more than 25 self-storage facilities and none of them are located within a three mile radius of any self-storage facilities in which the Company has an equity or debt investment. The Purchase Agreement also contains non-disparagement and confidentiality provisions.

Other Covenants and Agreements

The Purchase Agreement contains a number of customary and transaction-specific covenants including but not limited to:

•	the parties have agreed that base management fees under the Management Agreement will continue to accrue through the closing date of the Internalization and that no further incentive fees will accrue;
•	the Company has agreed to file this proxy statement and solicit proxies in connection with the Special Meeting;
•	the Manager has agreed to obtain applicable consents and approvals;
•	the parties have agreed to cooperate with respect to public announcements regarding the Internalization;
•	the Manager has agreed to furnish certain business related information to the Company and the Operating Company; and
•	the parties have agreed to cooperate with respect to certain tax matters.

Lock-Up and Registration Rights

Pursuant to the Purchase Agreement, without the prior written consent of the Operating Company, subject to certain exceptions, neither the Manager nor any of its members who receive OC Units will be permitted to offer, sell, contract to sell, pledge (unless the pledgee agrees to the terms of the Lockup Period), or otherwise transfer or dispose of any of the OC Units received in connection with the Internalization or securities convertible or exchangeable or exercisable for any of such OC Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OC Units for a period of twelve months commencing on the closing date of the Internalization (the “Lockup Period”). After the Lockup Period and for a period of three years thereafter, neither the Manager nor any of its members who receive OC Units shall in any calendar quarter, without the prior approval of a majority of the independent directors of the Company’s board of directors, offer, sell, contract to sell or otherwise transfer or dispose of (other than by pledge, which is permitted following the Lockup Period) more than 145,000 OC Units or securities convertible or exchangeable or exercisable for any OC Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OC Units. Notwithstanding the foregoing, nothing shall prohibit the Manager from distributing OC Units to its members; provided that such members agree to be subject to the same restrictions set forth above.

In addition, the Purchase Agreement grants customary registration rights to the Manager and its members with respect to the resale of the shares of the Company’s common stock issuable upon the redemption of the OC Units issued as consideration in the Internalization.

Termination

The Purchase Agreement may be terminated (1) by mutual consent of the Manager and the Operating Company, (2) by either the Manager or the Operating Company if the closing of the Internalization has not occurred on or before June 30, 2020 (the “Outside Date”), (3) by the Operating Company if (i) there has been a material Breach of any representation, warranty, covenant or agreement of the Manager such that one or more of closing conditions are not capable of being fulfilled as of the Outside Date; provided that (a) the Manager has been provided written notice and a reasonable opportunity to cure such breach and (b) the Operating Company is not in material breach of its obligations under this the Purchase Agreement, or (ii) the Company is unable to obtain the stockholder approval of the Internalization at its Special Meeting of stockholders or (4) by the Manager (but only so long as the Manager is not in material breach of its obligations under the Purchase Agreement) if there has been a material breach of any representation, warranty, covenant or agreement of the Operating Company such that one or more of the conditions to closing are not capable of being fulfilled as of the Outside Date; provided that the Operating Company has been provided written notice and a reasonable opportunity to cure.

In the event of a termination, all further obligations of the parties under the Purchase Agreement will terminate, except for certain provisions that expressly survive a termination.

Indemnification

The Manager Parties have agreed to severally, and not jointly, indemnify the Company, the Operating Company and their respective affiliates and representatives for losses resulting from:

•	any breach of any representation or warranty in the Purchase Agreement;
•	any breach or failure to comply with any covenant in the Purchase Agreement; and
•	any asset or liability of the Manager not being acquired by the Operating Company.

The Operating Company has agreed to indemnify the Manager Parties with respect to any losses resulting from:

•	any breach of any representation or warranty in the Purchase Agreement;
•	any breach or failure to comply with any covenant in the Purchase Agreement; and
•	any liability of the Manager assumed by Operating Company pursuant to the Purchase Agreement.

Notwithstanding the foregoing, neither the indemnification obligations of the Manager Parties nor the indemnification obligations of the Operating Company will be triggered until the aggregate amount of all indemnifiable losses exceeds $200,000 (the “Basket”). Furthermore, subject to certain limitations, neither the indemnification obligations of the Manager Parties nor indemnification obligations of the Operating Company may exceed $3.5 million (the “Cap”). Neither the Basket nor the Cap shall apply with respect to any Fundamental Representation (as defined below). The Manager Parties may satisfy their indemnification obligations under the Purchase Agreement with OC Units.

“Fundamental Representation” means (a) the Manager Party representations with respect to (i) organization, (ii) authority, no violation of law and enforceability and (iii) title to and sufficiency of the purchase assets and (b) the Operating Company and Company representations with respect to (i) organization and (ii) authority, no violation of law and enforceability.

Each of the representations and warranties in the Purchase Agreement will remain in full force and effect for eighteen months following the closing of the Internalization, except for the Fundamental Representations, which will survive for the full period of all applicable underlying statutes of limitations plus 60 days.

Nothing in the Purchase Agreement shall be construed to limit in any respect any indemnification obligation that the Operating Company has under any separate indemnification agreement with any Manager Party that predates the Purchase Agreement, or, with respect to the Manager, the indemnification provisions of the Management Agreement, each of which indemnification agreements and indemnification provisions shall survive the closing of the Internalization and remain in full force and effect thereafter; provided, however, that the Operating Company shall not have any obligation to indemnify any Manager Party under any such agreements for any liabilities arising pursuant to the Purchase Agreement.

Interests of Certain of Our Directors and Executive Officers in the Internalization

In considering the recommendation of the board of directors to vote for the proposals described in this proxy statement, you should be aware that Mr. Jernigan, who was an executive officer and director of the Company as of the date of the Purchase Agreement, and Messrs. Good and Perry, who, in the case of Mr. Good, was and continues to be a director and executive officer of the Company and, in the case of Mr. Perry, was and continues to be an executive officer of the Company, have interests in those transactions that are different from, or in addition to, the interests of our stockholders generally and that create conflicts of interest. These interests include:

•	Mr. Jernigan and certain of his affiliates will be entitled to an aggregate of 1,538,462 OC Units upon the issuance of the Initial Consideration, and when and if issued, 615,385 additional OC Units upon the issuance of the Earn Out Consideration. Upon the completion of the Internalization, and prior to the issuance of any Earn Out Consideration, Mr. Jernigan will have a % ownership interest in the Operating Company and a % interest in the Company on a fully diluted basis, including OC Units.
•	Mr. Good will be entitled to 179,487 OC Units upon the issuance of the Initial Consideration, and when and if issued, 76,923 additional OC Units upon the issuance of the Earn Out Consideration. Upon the completion of the Internalization, and prior to the issuance of any Earn Out Consideration, Mr. Good will have a % ownership interest in the Operating Company and a % interest in the Company on a fully diluted basis, including OC Units.

•	Mr. Perry will be entitled to 76,923 OC Units upon the issuance of the Initial Consideration, and when and if issued, 76,923 additional OC Units upon the issuance of the Earn Out Consideration. Upon the completion of the Internalization, and prior to the issuance of any Earn Out Consideration, Mr. Perry will have a % ownership interest in the Operating Company and a % interest in the Company on a fully diluted basis, including OC Units.

Employment Agreements

On December 16, 2019, the Company, the Operating Company and JCAP Management entered into an employment agreement with each of Mr. Good and Mr. Perry (collectively, the “Employment Agreements,” and each an “Employment Agreement”).

Term

The Employment Agreements will become effective as of the closing of the Internalization. Mr. Good’s Employment Agreement has a four year term. Mr. Perry’s Employment Agreement has an initial term of three years, with automatic renewals of additional successive one-year periods unless either party thereto provides at least 60 days’ advance notice of non-renewal. Mr. Good’s Employment Agreement does not provide for automatic renewal, but nothing in the Employment Agreement shall preclude Mr. Good’s remaining an “at will” employee of the Company after expiration of his Employment Agreement. If the closing of the Internalization does not occur within 90 days following the special meeting of the Company’s stockholders held to approve the Internalization, the Employment Agreements will be void and of no further effect.

Duties

The Employment Agreements provide that Mr. Good and Mr. Perry (collectively, the “Executive Officers,” and each, an “Executive Officer”) will be employed by JCAP Management and that Mr. Good will serve as Chief Executive Officer of the Company and Mr. Perry will serve as President and Chief Investment Officer of the Company. Mr. Good will report to the Company’s board of directors and Mr. Perry will report to the Company’s Chief Executive Officer. The Employment Agreements require that the Executive Officers devote substantially all of their business time and attention to the performance of their duties to the Company, but they allow the Executive Officers to engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their duties to us or violate the restrictive covenants in the Employment Agreements.

Compensation

The Employment Agreements provide that Mr. Good and Mr. Perry will receive annual base salaries of $425,000 and $400,000, respectively, with target annual cash bonus opportunities of at least 100% of base salary, and at least 85% of base salary, respectively (the “Target Annual Bonus”), subject to performance criteria and targets established and administered by the Company’s board of directors (or a committee thereof). In addition, the Executives will be eligible to receive equity and other long-term incentive awards (including long-term incentive units in the Operating Company) at the discretion of the Company’s board of directors (or a committee thereof) under any applicable plan or program adopted by the Company, and they will be eligible to participate in all employee benefit programs made available to the Company’s senior executives generally. Any annual bonus for 2020 payable to Mr. Good shall be prorated based on the number of days in 2020 after the closing date of the Internalization. Mr. Perry is also entitled to a $1,500 monthly auto allowance.

Severance Payments

The Employment Agreements provide that, if an Executive Officer’s employment is terminated by the Company without “cause” or by the Executive Officer for “good reason” (as those terms are defined in the Employment Agreements), subject to the Executive Officer executing and not revoking a release of claims, the Executive Officer will receive the following severance entitlements: (1) two times the sum, or in the case of a termination within 12 months following a change of control of the Company, three times the sum of (a) his base salary and (b) his average annual bonus earned in the two calendar years preceding the year of termination (or, in the case of Mr. Good, if the termination occurs in 2020, his Target Bonus, and if the termination occurs in 2021, his Target Annual Bonus and the annual bonus actually earned in 2020, annualized); (2) a prorated annual bonus for the year of termination; (3) all outstanding time-based equity-based awards vest, and performance-based equity awards will vest if and to the extent the applicable performance-based vesting conditions are satisfied with any such amount pro-rated for the actual number of days in the applicable performance period preceding the effective date of termination; and (4) continuation of subsidized health care coverage for up to 18 months or monthly payments equal to the Company cost of providing such coverage. The severance described in (1) above is paid in installments over 24 months following the termination date unless the termination occurs within 12 months following a change in control of the Company, in which case the severance is paid in a lump sum within 60 days after the date of termination. Mr. Perry would also be entitled to the severance payments and benefits described above if his employment is terminated by the Company due to the Company’s election not to renew the term of the Employment Agreement. Mr. Perry would not be entitled to severance if the termination is due to his election not to renew the term of the Employment Agreement. In the case of Mr. Good, after the expiration of his four-year Employment Agreement term, in the event Mr. Good’s employment is terminated by the Company without cause prior to the one-year anniversary of the expiration of such Employment Agreement term, he shall receive one year of severance payments and benefits described above, provided, that, the amount of such payment shall be reduced dollar-for-dollar for salary, bonus and benefits that may be received by Mr. Good after the expiration of his Employment Agreement by reason of his continuing to be employed by the Company as an “at-will” employee during such one-year period, prior to his termination.

For purposes of the Employment Agreements, “good reason” means, in summary, (i) assignment of duties or responsibilities substantially inconsistent with the Executive’s title or a material diminution in the Executive’s title, authority or responsibilities, (ii) a material reduction in an Executive’s base salary or Target Annual Bonus opportunity, (iii) a 35-mile relocation of an Executive Officer’s principal place of business, or (iv) a continuous, willful and material breach of the Employment Agreement by us, and “cause” means, in summary, the Executive’s (i) conviction of, or plea of guilty or nolo contendere to, a felony (excluding traffic-related felonies), or any financial crime involving us, (ii) willful and gross misconduct in the performance of his duties (other than by reason of his incapacity or disability), or (iii) continuous, willful and material breach of the Employment Agreement. For purposes of the Employment Agreements, “change in control” means, in summary, the occurrence of (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s properties or assets, (ii) a change in the majority of the Company’s board of directors unless approved by incumbent directors, (iii) acquisition of 50% of more of the voting power of the Company’s stock, or (iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar transaction after which the Company’s shareholders do not own, directly or indirectly, more than 50% of the voting power of the surviving entity’s (or a parent entity’s) stock.

Non-Solicitation, Non-Competition, Intellectual Property, Confidentiality and Non-Disparagement

The Employment Agreements provide that for (i) eighteen months (in the case of Mr. Good) or (ii) twelve months (in the case of Mr. Perry) following the termination of employment, the respective Executive Officer will not solicit the Company’s employees, exclusive consultants or independent contractors, hire any individual who is (or was, within the six month period immediately preceding such hiring) the Company’s employee, exclusive consultant, or exclusive independent contractor, solicit, entice or induce the Company’s customers for the purpose of providing products or services that are competitive with the products or services the Company provides, or solicit, entice, or induce the Company’s customers to terminate or reduce their business with the Company. The Employment Agreements also contain non-competition covenants that prohibit the Executives from having any ownership interest in a competitor other than a passive investment of no more than 5%, or engaging in or performing services for a competitor, if such services either are the same as or similar to (individually or in the aggregate) the services Executive performed for the Company during his employment, or are performed with respect to products or services of the competitor that are competitive with the products or services provided by the Company with which Executive was involved during his employment or about which he received confidential information during his employment. Mr. Good’s Employment Agreement provides that the period during which the non-competition provision applies is eighteen months following termination for any reason, and Mr. Perry’s Employment Agreement provides that the period during which the non-competition provision applies is twelve months following a termination of employment in connection with which Mr. Perry is entitled to severance. Mr. Perry’s Employment Agreement provides that, following termination of employment, his ownership of, or devoting time as he determines in good faith to be necessary or appropriate to fulfill his duties to, a Jernigan family-owned business that owns no more than 25 self-storage facilities and none of them are located within a three mile radius of any self-storage facilities in which the Company has an equity or debt investment will not constitute a violation of the non-competition covenant under his Employment Agreement. Each Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executive Officers on the one hand and the Company on the other hand to disparage the other.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Purchase Agreement or the completion of the Internalization.

SELECTED HISTORICAL FINANCIAL DATA OF THE MANAGER
(In thousands)

The following table sets forth selected financial data relating to the Manager’s historical financial condition and results of operations for the years ended December 31, 2018 and 2017 and the nine months ended September 30, 2019 and 2018. Please read the following selected financial data of the Manager in conjunction with the Manager’s audited financial statements for the year ended December 31, 2018, the Manager’s unaudited financial statements for the year ended December 31, 2017 and for the nine months ended September 30, 2019 and 2018 and the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Manager” beginning on page 64.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2019	2018	2018	2017
Total revenues	$9,746	$8,430	$12,196	$7,106
Net income	4,474	3,849	5,903	3,174
Distributions Paid	5,608	3,259	5,144	2,667

Cash flows provided by operating activities	5,110	3,144	4,839	2,219
	At September 30,		At December 31,
	2019	2018	2018	2017
Total assets	$5,759	$2,780	$6,517	$2,014

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF THE COMPANY

JERNIGAN CAPITAL, INC.
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
(In thousands, except share and per share amounts)

The following table sets forth, for the periods and as of the dates indicated, our selected historical financial and pro forma financial data on a consolidated basis. The historical data for the years ended 2017 and 2018 is derived from our audited financial statements from such periods, and the historical financial data for the nine months ended September 30, 2019 and 2018 is derived from our unaudited historical financial statements from such periods. The unaudited pro forma financial data is derived from our pro forma financial statements included elsewhere in this proxy statement. The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference in this proxy statement and our unaudited pro forma financial statements included elsewhere in this proxy statement.

	Nine Months Ended September 30, (unaudited)			Year Ended December 31,
	2019	2019	2018	2018	2018	2017
	Pro Forma	Historical	Historical	Pro Forma (unaudited)	Historical	Historical
Operating Data:
Total revenues	$32,965	$32,965	$21,548	$31,214	$31,214	$12,191
Total operating expenses	(13,374)	(18,773)	(14,274)	(14,127)	(20,139)	(10,048)
Equity in earnings from unconsolidated real estate venture	407	407	1,425	1,483	1,483	2,263
Realized gain on investments	—	—	619	619	619	—
Net unrealized gain on investments	28,847	28,847	24,003	42,945	42,945	10,804
Interest expense	(5,535)	(5,535)	(1,521)	(2,155)	(2,155)	(1,053)
Loss on modification of debt	—	—	—	—	—	(232)
Other interest income	30	30	315	399	399	634
Net income	43,340	37,941	32,115	60,378	54,366	14,559
Net income attributable to preferred stockholders	(15,283)	(15,283)	(12,965)	(18,014)	(18,014)	(1,456)
Net income attributable to noncontrolling interests	(2,079)	—	—	(3,140)	—	—
Net income attributable to common stockholders	25,978	$22,658	$19,150	$39,224	$36,352	$13,103

Balance Sheet Data:
Cash and cash equivalents	$5,061	$6,961			$8,715	$46,977
Development property investments at fair value	508,887	508,887			373,564	228,233
Bridge investments at fair value	—	—			84,383	—
Operating property loans at fair value	—	—			—	5,938
Self-storage real estate owned, net	232,822	232,822			96,202	15,355
Investment in and advances to real estate venture	11,027	11,027			14,155	13,856
Total assets	780,686	776,233			590,408	314,634
Senior loan participations	—	—			—	718
Secured revolving credit facility	125,000	125,000			—	—
Term loans, net of unamortized costs	40,735	40,735			24,609	—
Total liabilities	186,816	186,816			42,544	8,814
Total equity	593,870	589,417			547,864	305,820

HISTORICAL AND PRO FORMA PER SHARE DATA OF THE COMPANY

JERNIGAN CAPITAL, INC.
HISTORICAL AND PRO FORMA PER SHARE DATA

The following table sets forth, for the periods and as of the dates indicted, our selected historical and pro forma per share data on a consolidated basis. The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto, and our “Management Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which are incorporated by reference in this proxy statement, and our unaudited pro forma financial statements, included elsewhere in this proxy statement.

	Historical	Pro Forma
For the Nine Months Ended September 30, 2019
Earnings per share - basic	$1.06	$1.22
Earnings per share - diluted	1.06	1.21
Cash dividends declared per share	1.05	1.05

As of September 30, 2019
Common book value per share	$19.05	$17.81

For the Year Ended December 31, 2018
Earnings per share - basic	$2.10	$2.27
Earnings per share - diluted	2.10	2.22
Cash dividends declared per common share	1.40	1.40

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE MANAGER

Overview

The Manager was formed in 2013 primarily for the sole purpose of serving as the external advisor of the Company. Pursuant to the Management Agreement, the Manager is responsible for (a) the Company’s day-to-day operations (including finance, accounting and investor relations), (b) determining investment criteria and strategy together with the Company’s board of directors, (c) sourcing, analyzing, originating, underwriting, structuring, and acquiring the Company’s portfolio investments, (d) sourcing, analyzing, procuring and managing the Company’s capital needs and (e) performing portfolio management duties. The Manager has an Investment Committee that approves investments in accordance with the Company’s investment guidelines, investment strategy, and financing strategy. Substantially all of the Manager’s revenue is derived from fees paid pursuant to the Management Agreement. For more information about the Management Agreement, see our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

Significant Accounting Policies

Cash and Cash Equivalents—All highly-liquid investments with a maturity of three months or less when purchased are considered cash equivalents. The Manager maintains cash balances in various banks. At times, the amounts of cash may exceed the amount the Federal Deposit Insurance Corporation insures.

Revenue Recognition—Pursuant to the Management Agreement, the Manager earns a base management fee, and potentially earns incentive fees and awards. The Manager records the fees as they are earned.

Reimbursements from the Company for general and administrative expenses are accrued as revenue in the period the applicable expenditures are incurred.

Fixed Assets—The costs of ordinary repairs and maintenance are charged to operations when incurred. Major improvements that extend the life of an asset are capitalized and depreciated over the remaining useful life of the asset. When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.

Deferred Financing Costs—Deferred financing costs include legal, and other loan costs incurred by the Manager in connection with its financing agreements. Deferred financing costs related to the Manager’s term loan are recorded as an offset to the related liability and amortized over the term of the applicable debt agreement using the straight-line method, which approximates the effective interest method.

Income Taxes—The Manager is structured as a pass-through entity; therefore, income taxes are normally incurred and paid by its members rather than by the Manager. As such, federal, state and local income taxes have not been provided for on the consolidated financial statements to the extent members are responsible for reporting their allocable share of income, gain, deductions, losses and credits on their respective individual income tax returns. Certain state and local jurisdictions do not recognize limited liability status and therefore insignificant amounts are due and payable on an annual basis.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk—Financial instruments that potentially subject the Manager to a concentration of credit risk consist primarily of cash and cash equivalents. The Manager places its cash and cash equivalents with high credit quality institutions and minimizes its credit risk exposure via formal credit policies and monitoring procedures. The Manager maintains funds in accounts with financial institutions that, from time to time, exceed the Federal Deposit Insurance Corporation insured limit.

Recent Accounting Pronouncements— In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), as amended by ASU 2015-04 to defer the effective date. The guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including the guidance on real estate derecognition for most transactions. ASU 2014-09 provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASU 2014-09 became effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019 and permits the use of the cumulative effect transition method, retrospective method, or modified retrospective method. The standard also allows the use of certain practical expedients. Since the issuance of ASU 2014-09, the FASB has issued ASU 2016-08, which is intended to improve the understandability of the implementation guidance regarding principal versus agent considerations, and has issued ASU 2016-10 to clarify the identification of performance obligations and the implementation guidance related to licensing. The FASB also issued ASU 2016-12 to provide further implementation guidance in some areas and add practical expedients. The effective dates of these amendments are the same as ASU 2014-09. The new guidance will be effective for the Manager’s year ending December 31, 2019. The ASU permits application of the new revenue recognition guidance to be applied using one of two retrospective application methods. The Manager does not believe the adoption of the standard will have a significant impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2020, and interim periods within those years, on a modified retrospective basis. The Manager plans to adopt ASU 2016-02 effective January 1, 2021. The Manager is currently assessing the impact this new standard will have on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. This guidance is effective for smaller reporting companies for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2022, with early adoption being allowed as of the fiscal years beginning after December 15, 2018. The Manager is currently assessing the impact this new accounting guidance will have on its consolidated financial statements; however, the Manager does not expect the new accounting guidance to have a material impact on its consolidated financial statements.

Results of Operations

Below is a discussion of the results from operations of the Manager for the nine-month periods ended September 30, 2019 and 2018, and the years ended December 31, 2018 and 2017. The financial statements of the Manager as of December 31, 2018 have been audited. All other periods are unaudited. All dollar amounts below are shown in thousands.

Substantially all of the revenue of the Manager is derived from fees paid by the Company pursuant to the Management Agreement for business management and advisor services. The expenses of the Manager are primarily comprised of payroll and other general and administrative expenses related to its operations.

Results of operations for the nine-month period ended September 30, 2019 as compared to September 30, 2018

Net income for the nine months ended September 30, 2019 was $4,474 as compared to net income of $3,849 for the nine months ended September 30, 2018. The change in net income is described in more detail below. The following tables include certain selected financial information for the nine-month periods ended September 30, 2019 and 2018. This data should be read in conjunction with financial statements of the Manager, including the notes thereto, included elsewhere in this proxy statement.

	For the Nine Months Ended September 30,
	2019	2018
Total revenues	$9,746	$8,430
Total expenses	5,272	4,581
Net income	$4,474	$3,849

The following discussion relating to changes in the results of operations of the Manager includes only certain of those line items within its statements of operations for which there was a material change between the nine-month periods ended September 30, 2019 and 2018.

For the nine-month period ended September 30, 2019, the total revenues of the Manager increased to $9,746 from $8,430 during the same period in 2018, an increase of $1,316. The increase is primarily attributable to incremental base management fees earned by the Manager as a result of a follow-on offering of the Company’s common stock during the second quarter of 2018, the issuance of common stock under the Company’s at-the-market offering program, and the issuance of the Company’s Series A preferred stock.

Total expenses increased from $4,581 to $5,272, an increase of $691, for the nine-month period ended September 30, 2019, as compared to the same period in 2018. The increase was primarily attributable to an increase in other general and administrative expenses non-reimbursable by the Company of $483 related to the operating expenses of an airplane acquired in November 2018.

Results of operations for the year ended December 31, 2018 as compared to December 31, 2017

Net income for the year ended December 31, 2018 was $5,903 as compared to $3,174 for the year ended December 31, 2017. The change in net income is described in more detail below. The following tables include certain selected financial information for the calendar years ended December 31, 2018 and 2017. This data should be read in conjunction with the financial statements of the Manager, including the notes thereto, included elsewhere in this proxy statement.

	For the years ended December 31,
	2018	2017
Total revenues	$12,196	$7,106
Total expenses	6,293	4,229
Gain on sale	—	297
Net income	$5,903	$3,174

The following discussion relating to changes in the results of operations of the Manager includes only certain of those line items within its statements of income for which there was a material change between the years ended December 31, 2018 and 2017.

For the year ended December 31, 2018, the total revenues of the Manager increased $5,090 to $12,196 from $7,106 during the year ended December 31, 2017. The increase in revenues is primarily attributed to incremental base management fees earned by the Manager as a result of the follow-on offerings of the Company’s common stock during the second quarters of 2018 and 2017, the issuance of shares of the Company’s common stock under the Company’s at-the-market offering programs, and the issuances of the Company’s Series A and Series B preferred stock. The increase in revenues is also attributed to incentive fee revenue of $730 that was earned during the year ended December 31, 2018 primarily due to the Company’s purchases of developer interests in six self-storage facilities during the year. No incentive fees were earned in 2017.

Total expenses increased $2,064 from $4,229 to $6,293 for the year ended December 31, 2018, as compared to the same period in 2017. The increase was primarily attributable to an increase in compensation and benefits.

The gain on sale in 2017 is due to the sale of the Manager’s interest in an airplane during 2017.

Quantitative and Qualitative Disclosure about Market Risk

Interest Rate Risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond the Manager’s control. To the extent the Internalization is not completed, the Manager will be subject to interest rate risk in connection with its borrowings.

Contractual Obligations

The following table reflects the Manager’s total contractual cash obligations that are not reimbursable by the Company as of December 31, 2018 (dollars in thousands):

Contractual Obligations	2019	2020	2021	2022	2023	Thereafter	Total
Long-term debt obligations	$199	$203	$215	$227	$1,672	$—	$2,516

None of the obligations reflected in the table above will be assumed by the Company in connection with the Internalization.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Common Stock

The number of shares of our common stock owned and percentage ownership in the following table is based on shares of common stock outstanding on          , 2020. The following table sets forth information as of          , 2020, regarding each person known to us to be the beneficial owner of more than five percent of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1)	2,063,298	%
BlackRock, Inc.(2)	1,694,110	%
LSV Asset Management(3)	930,711	%
(1)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner on January 10, 2019. The Schedule 13G indicates that the entity has sole voting power over 16,402 shares, shared dispositive power over 15,512 shares and sole dispositive power over 2,047,786 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(2)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the beneficial owner on February 6, 2019. The Schedule 13G indicates that the entity has sole voting power over 1,659,873 shares and sole dispositive power over 1,694,110 shares. The principal business address of Black Rock, Inc. is 55 East 52nd Street New York, New York 10055.
(3)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the beneficial owner on February 13, 2019. The Schedule 13G indicates that the entity has sole voting power over 624,250 shares and sole dispositive power over all 930,711 shares. The principal business address of LSV Asset Management is 155 N. Wacker Drive, Suite 650, Chicago, Illinois 60606.

Series A Preferred Stock

The number of shares of our Series A Preferred Stock owned and percentage ownership in the following table is based on          shares of Series A Preferred Stock outstanding on          , 2020. The following table sets forth information as of          ,2020, regarding each person known to us to be the beneficial owner of our Series A Preferred Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
NexPoint Strategic Opportunities Fund	106,800	%
Highland Floating Rate Opportunities Fund	24,032	%
NexPoint Real Estate Strategies Fund	2,668	%
(1)	The principal business address of each of NexPoint Strategic Opportunities Fund, Highland Floating Rate Opportunities Fund, and Nexpoint Real Estate Strategies Fund is 300 Crescent Court, Suite 700 Dallas, TX 75201.

Security Ownership of Management and Directors

The number of shares of common stock and OC Units owned and percentage ownership in the following table is based on shares of common stock outstanding on          , 2020 and 1,794,872 OC Units to be outstanding upon the completion of the Internalization. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, we believe that the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

The following table sets forth the beneficial ownership of our common stock as of          , 2020 and the combined number of shares of common stock and OC Units on a pro forma basis following the completion of the Internalization by (i) each director, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors, nominees and executive officers as a group as of          , 2020 and on a pro forma basis following the Internalization. Except as otherwise indicated, the address of each officer, director and/or nominee listed below is c/o Jernigan Capital, Inc., 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Number of OC Units Beneficially Owned Following the Internalization		Percentage of All Shares	Percentage of All Shares and OC Units Following the Internalization(9)
Named Executive Officers (“NEOs”)
Dean Jernigan	43,453	(1)	1,538,462	(7)(8)	*	%
John A. Good	283,046	(2)	179,487	(7)%		%
Kelly P. Luttrell	31,607	(3)	—		*	*
Jonathan L. Perry	53,458	(4)	76,923	(7)	*	%
Independent Directors
Mark O. Decker	23,741		—		*	*
James Dondero	—	(5)	—		*	*
Rebecca Owen	2,346		—		*	*
Howard A. Silver	20,661		—		*	*
Dr. Harry J. Thie	24,180	(6)	—		*	*
All NEOs and directors as a group (9 Persons)	482,492				%	%
*	Less than 1%.
(1)	Includes shares owned directly by Mr. Jernigan and 2,540 shares of common stock owned by Kristi Jernigan, Mr. Jernigan’s wife. Does not include 465,409 shares of common stock owned by W1 Capital, LLC, a limited liability company owned and controlled by Mr. Jernigan’s wife. Mr. Jernigan disclaims beneficial ownership of all shares owned by W1 Capital, LLC.
(2)	Includes 83,334 shares of unvested restricted common stock.
(3)	Includes 16,666 shares of unvested restricted common stock.
(4)	Includes 40,000 shares of unvested restricted common stock.
(5)	Shares owned directly by Mr. Dondero. Does not include 439,264 shares of common stock owned by NexPoint Advisors, L.P., of which Mr. Dondero is the founder and president of NexPoint Advisors, L.P, which is the entity that manages the holders of all outstanding shares of our Series A Preferred Stock, or 238,611 shares of common stock owned by Highland Capital Management Fund Advisors, a LP, a limited partnership owned and controlled by Mr. Dondero.
(6)	Includes 2,000 shares of common stock owned by Dr. Thie’s wife.
(7)	Represents the number of OC Units of the Initial Consideration expected to be issued to the named individual in connection with the closing of the Internalization. Does not include any OC Units issuable as Earn Out Consideration. If the Earn Out Consideration is issued, Mr. Jernigan and his affiliates will own an aggregate of 2,153,847 OC Units, Mr. Good will own an aggregate of 256,410 OC Units and Mr. Perry will own an aggregate of 153,846 OC Units.
(8)	Includes 410,257 OC Units to be issued to Mr. Jernigan’s spouse, 85,470 OC Units to be issued to Rainey Jernigan 2015 Trust, 85,470 OC Units Lindsay Jernigan 2015 Trust, 85,470 OC Units to be issued to Christopher Jernigan 2015 Trust and 85,470 OC Units to be issued to Angela Perry 2015 Trust. Mr. Jernigan’s spouse serves as the trustee for each of the foregoing trusts each of which is for the benefit of Mr. Jernigan’s adult children.
(9)	Does not reflect the issuance of any OC Units potentially issuable as Earn Out Consideration.

PROPOSAL 2:
PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING

Proposal 2 is to consider and vote upon the proposal to approve adjourning the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Internalization Proposal.

General

The Special Meeting may be adjourned to another time or place, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to permit further solicitation of proxies to obtain additional votes in favor of the Internalization Proposal.

If, at the Special Meeting, the number of shares of common stock present or represented and voting in favor of the Internalization Proposal is insufficient to approve the Internalization Proposal, the Company intends to move for the Adjournment in order to enable our board of directors to solicit additional proxies for approval of such proposal. In addition, as permitted by the Maryland General Corporation Law (the “MGCL”), prior to the Special Meeting being convened, the meeting may be postponed by our board of directors to a date not more than 120 days after the Record Date for the Special Meeting. Moreover, pursuant to our bylaws, the chairman of the Special Meeting may adjourn the meeting without any action by the stockholders and without regard to whether a quorum is present. We are asking our stockholders to approve this Proposal 2 for the Adjournment if necessary or appropriate in the discretion of the chairman of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting if a quorum is present.

Recommendation

Our board of directors unanimously recommends that you vote “FOR” the approval of the Adjournment Proposal.

NO DISSENTER’S RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Under the MGCL, because our shares of common stock were listed on the NYSE on the Record Date for determining stockholders entitled to vote at the Special Meeting, our common stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the Internalization. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the Internalization because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the Company’s board of directors, determines that the rights apply. Our board of directors has made no such determination. However, our common stockholders can vote against the Internalization.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

We and some brokers household proxy materials, delivering one copy of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. If you are a registered holder who participates in householding, householding will continue until you are notified otherwise or until you notify us to discontinue householding. If you are a registered holder who participates in householding and wish to receive a separate Notice of Internet Availability or set of proxy materials for the Special Meeting, please contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Registered stockholders who share the same address and who wish to receive a single copy of proxy materials per household in the future may contact American Stock Transfer & Trust Co. by calling 1-800-937-5449. Beneficial owners should contact their broker or other nominee to request information about householding.

OTHER MATTERS

No business may be transacted at the Special Meeting other than the matters set forth in the notice of Special Meeting accompanying this proxy statement, and we currently know of no other business that will be presented for consideration at the Special Meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxies named in the enclosed proxy card will vote in accordance with their discretion.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains a website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC on the “Investor Relations” page of our website at http://investors.jernigancapital.com (the information available at our website address is not incorporated by reference into this proxy statement).

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 1, 2019;
•	Definitive proxy statement for the Company’s 2018 Annual Meeting of Stockholders filed on March 19, 2019;
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 2, 2019, August 2, 2019, and November 1, 2019, respectively;
•	Current Reports on Form 8-K filed with the SEC on January 2, 2019, May 2, 2019, October 11, 2019, December 16, 2019 and December 19, 2019.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to Jernigan Capital, Inc., 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119, Attention: Corporate Secretary, and should be made at least five business days before the date of the Special Meeting in order to receive them before the Special Meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

JERNIGAN CAPITAL, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Introduction

On December 16, 2019, Jernigan Capital, Inc. (the “Company”), Jernigan Capital Operating Company, LLC (the “Operating Company”), JCap Advisors, LLC (the “Manager”), Dean Jernigan, John A. Good and Jonathan L. Perry (each of them, together with the Manager, the “Manager Parties”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, among other things, the Operating Company will acquire substantially all of the operating assets and liabilities of the Manager and each of the employees of the Manager is expected to become an employee of the Company (the “Internalization”). As a result of the Internalization, the Manager will cease to perform any outside management services for the Company and the Company will become internally managed.

Upon the closing of the Internalization, the Operating Company will issue to the Manager 1,794,872 common units (the “Initial Consideration”) of limited liability company interest in the Operating Company (“OC Units”). In addition, if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company (as defined in the Purchase Agreement) prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, the Operating Company will issue an additional 769,231 OC Units to the Manager (the “Earn Out Consideration” and, together with the Initial Consideration, the “Internalization Consideration”). The OC Units issuable in the Internalization are Class B OC Units, so, as described further below, the initial distributions payable on the OC Units to be issued in the Internalization will be prorated for the number of days during the initial distribution period that such OC Units are outstanding. The Class B OC Units are otherwise identical to Class A OC Units and will automatically convert to Class A OC Units following the initial distribution period.

The following unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements, which are incorporated by reference into this proxy statement, and the Manager’s historical financial statements, which are included elsewhere in this proxy statement, as adjusted to give effect to the Internalization. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give effect to the Internalization as if it had occurred on January 1, 2018. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the Internalization as if it had occurred on September 30, 2019.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting, with the Company considered the accounting acquirer. Under the acquisition method of accounting, the purchase price is allocated to the underlying assets of the Manager being acquired and liabilities of the Manager being assumed pursuant to the Purchase Agreement based on their respective fair values, with the excess purchase price, if any, allocated to goodwill.

The unaudited pro forma condensed combined financial statements set forth below primarily give effect to:

•	the acquisition of the assets and liabilities of the Manager and settlement of the pre-existing management contract;
•	the elimination of the fees to the Manager by the Company; and
•	the issuance of the Initial Consideration and the accrual of the Earn Out Consideration as contingent consideration classified as equity.

The Internalization Consideration is a fixed number of OC Units. As a result, the implied value of the consideration payable to the Manager Parties will fluctuate between now and the closing of the Internalization. However, the ultimate value of the Internalization Consideration will be determined for purposes of the final purchase price allocation based on the closing price of the Company’s common stock on the closing date of the Internalization. For purposes of the pro forma condensed combined financial statements, the Company has assumed a stock price of $19.14, the closing price of the Company’s common stock on December 31, 2019, the most recent practicable date prior to the filing of this proxy statement.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements.

The unaudited condensed consolidated financial statements have been developed and should be read in conjunction with:

•	the historical consolidated financial statements of the Company as of and for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2019, included in Company’s Form 10-Q for the quarter ended September 30, 2019, both of which are incorporated by reference in this proxy statement;
•	the historical consolidated financial statements of the Manager as of and for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019, included elsewhere in this proxy statement; and
•	other information relating to the Company and the Manager contained or incorporated by reference in this proxy statement.

JERNIGAN CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2019
(dollars in thousands)

	Historical
	Jernigan Capital, Inc.	JCAP Advisors, LLC	Total Adjustments		Pro Forma
	a	b
Assets:
Cash and cash equivalents	$6,961	$24	$(1,924)	c	$5,061
Development property investments at fair value	508,887	—	—		508,887
Bridge investments at fair value	—	—	—		—
Self-storage real estate owned, net	232,822	—	—		232,822
Investment in and advances to real estate venture	11,027	—	—		11,027
Other loans, at cost	4,417	—	—		4,417
Deferred financing costs	4,090	—	—		4,090
Accounts receivable from Jernigan Capital, Inc.	—	2,749	(2,749)	d	—
Prepaid expenses and other assets	7,813	9	(9)	e	7,813
Goodwill	—	—	6,353	f	6,353
Fixed assets, net	216	2,977	(2,977)	e	216
Total assets	$776,233	$5,759	$(1,306)		$780,686

LIABILITIES AND EQUITY
Secured revolving credit facility	125,000	—	—		125,000
Term loans, net of unamortized costs	40,735	2,352	(2,352)	e	40,735
Due to Manager	2,749	—	(2,749)	d	—
Accounts payable, accrued expenses and other liabilities	5,392	1,039	1,710	g	8,141
Dividends payable	12,940	—	—		12,940
Total liabilities	186,816	3,391	(3,391)		186,816

Equity:
Series A Preferred Stock	128,512	—	—		128,512
Series B Preferred Stock	37,298	—	—		37,298
Common Stock	222	—	—		222
Additional paid-in-capital	422,240	—	7,177	f	429,417
Retained earnings	1,645	2,368	(39,446)	h	(35,433)
Accumulated other comprehensive loss	(500)	—	—		(500)
Total Stockholders' Equity	589,417	2,368	(32,269)		559,516
Noncontrolling Interest	—	—	34,354	f	34,354
Total Equity	589,417	2,368	2,085		593,870
Total liabilities and equity	$776,233	$5,759	$(1,306)		$780,686

JERNIGAN CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2019
(dollars in thousands)

	Historical
	Jernigan Capital, Inc.	JCAP Advisors, LLC	Total Adjustments		Pro Forma
	a	b
Revenues:
Interest income from investments	$27,578	$—	$—		$27,578
Rental and other property-related income from real estate owned	5,075	—	—		5,075
Management & Incentive Fee Revenue	—	6,203	(6,203)	c	—
REIT Reimbursement Revenue	—	3,537	(3,537)	c	—
Other revenues	312	6	(6)	g	312
Total revenues	32,965	9,746	(9,746)		32,965
Costs and expenses:
General and administrative expenses	6,273	—	1,072	d	7,345
Fees to Manager	6,203	—	(6,203)	c	—
Payroll and benefits reimbursed/reimbursable by the REIT	—	2,200	(2,200)	c	—
Other general and administrative expenses reimbursed/reimbursable by the REIT	—	1,337	(1,337)	c	—
Payroll and benefits non-reimbursable by REIT	—	765	(765)	e	—
General and administrative expenses non-reimbursable by REIT	—	633	(633)	i	—
Property operating expenses of real estate owned	2,538	—	—		2,538
Depreciation and amortization	3,491	230	(230)	g	3,491
Other expenses	268	—	(268)	f	—
Total costs and expenses	18,773	5,165	(10,564)		13,374

Operating income	14,192	4,581	818		19,591

Other income (expense):
Equity in earnings from unconsolidated real estate venture	407	—	—		407
Realized gain on investments	—	—	—		—
Net unrealized gain on investments	28,847	—	—		28,847
Interest expense	(5,535)	(107)	107	g	(5,535)
Other interest income	30	—	—		30
Total other income	23,749	(107)	107		23,749
Net income	37,941	4,474	925		43,340
Net income attributable to preferred stockholders	(15,283)	—	—		(15,283)
Net income attributable to noncontrolling interests	—	—	(2,079)	h	(2,079)
Net income attributable to common stockholders	$22,658	$4,474	$(1,154)		$25,978

Earnings per share attributable to common stockholders
Basic	$1.06				$1.22
Diluted j	$1.06				$1.21

Weighted average common shares outstanding (in thousands)
Basic	21,173,946				21,173,946
Diluted j	21,365,239				23,160,111

JERNIGAN CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018
(dollars in thousands)

	Historical
	Jernigan Capital, Inc.	JCAP Advisors, LLC	Total Adjustments		Pro Forma
	a	b
Revenues:
Interest income from investments	$27,576	$—	$—		$27,576
Rental and other property-related income from real estate owned	3,499	—	—		3,499
Management & Incentive Fee Revenue	—	7,442	(7,442)	c	—
REIT Reimbursement Revenue	—	4,745	(4,745)	c	—
Other revenues	139	9	(9)	f	139
Total revenues	31,214	12,196	(12,196)		31,214
Costs and expenses:
General and administrative expenses	7,270	—	1,430	d	8,700
Fees to Manager	7,442	—	(7,442)	c	—
Payroll and benefits reimbursed/reimbursable by the REIT	—	3,403	(3,403)	c	—
Other general and administrative expenses reimbursed/reimbursable by the REIT	—	1,342	(1,342)	c	—
Payroll and benefits non-reimbursable by REIT	—	912	(912)	e	—
General and administrative expenses non-reimbursable by REIT	—	595	(595)	h	—
Property operating expenses of real estate owned	1,712	—	—		1,712
Depreciation and amortization	3,425	25	(25)	f	3,400
Other expenses	290	—	—		290
Total costs and expenses	20,139	6,277	(12,289)		14,127

Operating income	11,075	5,919	93		17,087

Other income (expense):
Equity in earnings from unconsolidated real estate venture	1,483	—	—		1,483
Realized gain on investments	619	—	—		619
Net unrealized gain on investments	42,945	—	—		42,945
Interest expense	(2,155)	(16)	16	f	(2,155)
Other interest income	399	—	—		399
Total other income	43,291	(16)	16	f	43,291
Net income	54,366	5,903	109		60,378
Net income attributable to preferred stockholders	(18,014)	—	—		(18,014)
Net income attributable to noncontrolling interests	—	—	(3,140)	g	(3,140)
Net income attributable to common stockholders	$36,352	$5,903	$(3,031)		$39,224

Earnings per share attributable to common stockholders
Basic	$2.10				$2.27
Diluted i	$2.10				$2.22

Weighted average common shares outstanding (in thousands)
Basic	17,111,035				17,111,035
Diluted i	17,284,160				19,079,032

JERNIGAN CAPITAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(dollars in thousands)

Note 1.	Adjustments and Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2019
a.	Historical consolidated financial information derived from the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2019.
b.	Historical consolidated financial information derived from the Manager's financial statements for the nine months ended September 30, 2019.
c.	Represents the elimination of $24 of the Manager’s cash not being acquired in the Internalization and the estimated cash payment of $1,900 in transaction expenses related to the Internalization. The amount of estimated transaction expenses related to the Internalization is based on information known as of the date of this proxy statement and final amounts may be different from the amounts presented herein.
d.	Represents the elimination of amounts receivable to the Manager from the Company.
e.	Represents the elimination of assets and liabilities of the Manager that will not be acquired in the Internalization as follows:
Assets
Prepaid expenses and other assets	$(9)
Fixed assets, net	(2,977)

Liabilities
Term loans, net of unamortized costs	$(2,352)
f.	The Internalization transaction includes the settlement of a preexisting contractual arrangement with the Manager in connection with the business combination and is charged to Internalization expense. The remaining amount paid as consideration in the Internalization transaction after settlement of the preexisting contractual arrangement was allocated to the fair value of the assets acquired. The consideration was allocated entirely to Goodwill.
Internalization Expense	$35,178
Goodwill	6,353
$41,531

Paid in the form of:

OC Units issuable as Initial Consideration(1):	$34,354
OC Units contingently issuable as Earn Out Consideration(2):	7,177
$41,531
(1)	Represents the fair value of 1,794,872 OC Units issuable as the Initial Consideration based upon the Company's closing stock price as of December 31, 2019. The final amount will be updated to reflect the stock price and final fair value of the consideration as of the date of closing.
(2)	Represents the fair value of 769,231 OC Units issuable as the Earn Out Consideration contingent upon (1) the Company’s common stock trading at or above a daily volume weighted price of $25.00 per share for at least 30 days during any trailing 365-day period prior to December 31, 2024, or (2) a change of control of the Company that is approved by the board of directors and stockholders of the Company occurs prior to December 31, 2024, based on the Company’s closing stock price as of December 31, 2019. This amount will be reflected as additional paid in capital, and the final amount will be updated to reflect the stock price and final fair value of the consideration as of the date of closing.

g.	Represents the adjustment to remove amounts payable by the Manager that will not be acquired in the Internalization of $1,039 and the reclassification of $2,749 of amounts due to the Manager that will be paid to third-parties by the Company.
h.	Represents one-time non-recurring costs related to our internalization. We estimate that our costs paid in cash will be approximately $1,900 to third parties.
Elimination of JCAP Advisors, LLC retained earnings	$(2,368)
Internalization Expense(1)	(35,178)
Estimated Costs related to internalization(2)	(1,900)
$(39,446)
(1)	Represents the portion of the total consideration attributed to the settlement of a preexisting contractual arrangement with the Manager. Refer to Note 1.(f) for additional information.
(2)	The amount of estimated transaction expenses related to the Internalization is based on information known as of the date of this proxy statement and final amounts may be different from the amounts presented herein.
Note 2.	Adjustments and Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2019.
a.	Historical consolidated financial information derived from the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2019.
b.	Historical consolidated financial information derived from the Manager's, financial statements for the nine months ended September 30, 2019.
c.	Represents the elimination of the Manager's fees paid and expenses reimbursed by the Company pursuant to the Management Agreement, which will be consolidated in the Company's financial statements upon Internalization. The reimbursed or reimbursable expenses of the Manager are already included in the Company’s general and administrative expenses.
d.	Represents compensation and benefits that will be incurred by the Company on an ongoing basis pursuant to employment agreements entered into in connection with the Internalization and other employment arrangements that were previously paid by the Manager and not reimbursed by the Company.
e.	Represents the elimination of certain employees' compensation and benefits that subsequent to the Internalization will be directly incurred by the Company and recorded as general and administrative expense of the Company.
f.	Represents the elimination of transaction expenses related to the Internalization, which will not be recurring expenses.
g.	Represents the elimination of Other revenues, depreciation expense, and interest expense associated with assets and liabilities of the Manager not acquired in connection with the Internalization. Accordingly, these will not be part of the Company's ongoing operations.
h.	Reflects the impact of the Internalization on holders of noncontrolling interests. There are currently no noncontrolling interest holders. As a result of the issuance of the OC Units issuable as Initial Consideration in connection with the Internalization it is estimated that noncontrolling interests will represent 7% of the outstanding equity of the Company. Noncontrolling interests only include the OC Units issuable as Initial Consideration and exclude the OC Units contingently issuable as Earn Out Consideration.
i.	Represents the elimination of general and administrative expenses that were not reimbursed by the Company as they did not pertain to the advisory services being rendered to the Company. Accordingly, these will not be part of the Company's ongoing operations.
j.	Diluted Earnings per share is calculated in accordance with Accounting Standards Codification 260 — “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Registrant’s Form 10-Q for the nine months ended September 30, 2019. The pro forma weighted average diluted shares outstanding includes the 1,794,872 of OC Units issuable as Initial Consideration. The pro forma weighted average diluted shares outstanding does not include any OC Units attributable to the Earn Out Consideration as the issuance of such OC Units is subject to conditions that have not been met.

Note 3.	Adjustments and Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2018.
a.	Historical consolidated financial information derived from the Company’s annual report on Form 10-K for the year ended December 31, 2018.
b.	Historical consolidated financial information derived from the Manager's financial statements for the year ended December 31, 2018.
c.	Represents the elimination of the Manager's fees paid and expenses reimbursed by the Company pursuant to the Management Agreement, which will be consolidated in the Company's financial statements upon Internalization. The reimbursed or reimbursable expenses of the Manager are already included in the Company’s general and administrative expenses.
d.	Represents compensation and benefits that will be incurred by the Company on an ongoing basis pursuant to employment agreements entered into in connection with the Internalization and other employment arrangements that were previously paid by the Manager and not reimbursed by the Company.
e.	Represents the elimination of certain employees' compensation and benefits that subsequent to the Internalization will be directly incurred by the Company and recorded as general and administrative expense of the Company.
f.	Represents the elimination of Other revenues, depreciation expense, and interest expense associated with assets and liabilities of the Manager not acquired in connection with the Internalization. Accordingly, these will not be part of the Company's ongoing operations.
g.	Reflects the impact of the Internalization on holders of noncontrolling interests. There are currently no noncontrolling interest holders. As a result of the issuance of the OC Units issuable as Initial Consideration in connection with the Internalization it is estimated that noncontrolling interests will represent approximately 7% of the outstanding equity of the Company. Noncontrolling interests only include the OC Units issuable as Initial Consideration and exclude the OC Units contingently issuable as Earn Out Consideration.
h.	Represents the elimination of general and administrative expenses that were not reimbursed by the Company as they did not pertain to the advisory services being rendered to the Company. Accordingly, these will not be part of the Company's ongoing operations.
i.	Diluted Earnings per share is calculated in accordance with Accounting Standards Codification 260 — “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Registrant’s Form 10-K for the year ended December 31, 2018. The pro forma weighted average diluted shares outstanding includes the 1,794,872 of OC Units issuable as Initial Consideration. The pro forma weighted average diluted shares outstanding does not include any OC Units attributable to the Earn Out Consideration as the issuance of such OC Units is subject to conditions that have not been met.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Members JCAP Advisors, LLC

We have audited the accompanying consolidated financial statements of JCAP Advisors, LLC and subsidiary, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations, members’ capital, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JCAP Advisors, LLC and subsidiary as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying consolidated financial statements of JCAP Advisors, LLC and subsidiary as of and for the year ended December 31, 2017 were not audited, reviewed, or compiled by us, and accordingly, we do not express an opinion or any other form of assurance on them.

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
January 3, 2020

JCAP ADVISORS, LLC

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2018 AND 2017
(in thousands)

	AUDITED 2018	UNAUDITED 2017
ASSETS
CASH AND CASH EQUIVALENTS	$179	$78
ACCOUNTS RECEIVABLE FROM JERNIGAN CAPITAL, INC.	3,334	1,484
FIXED ASSETS	2,919	—
OTHER ASSETS	85	452
TOTAL ASSETS	$6,517	$2,014

LIABILITIES AND MEMBERS’ CAPITAL
LIABILITIES:
Accounts payable, accrued expenses and other liabilities	$1,219	$675
Term loan, net of unamortized costs	2,500	—
Total liabilities	$3,719	$675
COMMITMENTS AND CONTINGENCIES
MEMBERS’ CAPITAL	$2,798	$1,339
TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$6,517	$2,014

See accompanying accountant’s report and notes to the consolidated financial statements

JCAP ADVISORS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(in thousands)

	AUDITED 2018	UNAUDITED 2017
REVENUES:
Management fee revenue	$7,442	$3,453
REIT reimbursement revenue	4,745	3,625
Other fee revenue	9	28
Total revenues	12,196	7,106
COSTS AND EXPENSES:
Operating expenses reimbursed/reimbursable by the REIT:
Payroll and benefits	3,403	2,662
Other general and administrative expenses	1,342	963
Operating expenses non-reimbursable by REIT:
Payroll and benefits	912	471
Other general and administrative expenses	595	124
Depreciation expense	25	9
Total operating expenses	6,277	4,229
Total operating income	5,919	2,877
OTHER INCOME (EXPENSE)
Interest expense	(16)	—
Gain on sale	—	297
Total other income (expense)	(16)	297
NET INCOME	$5,903	$3,174

See accompanying accountant’s report and notes to the consolidated financial statements

JCAP ADVISORS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(in thousands)

Total Members’ Capital
BALANCE—January 1, 2017 (UNAUDITED)	$832
Distributions (UNAUDITED)	(2,667)
Net income (UNAUDITED)	3,174
ENDING BALANCE—December 31, 2017 (UNAUDITED)	$1,339
Contributions (AUDITED)	700
Distributions (AUDITED)	(5,144)
Net income (AUDITED)	5,903
ENDING BALANCE—December 31, 2018 (AUDITED)	$2,798

See accompanying accountant’s report and notes to the consolidated financial statements

JCAP ADVISORS, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(in thousands)

	AUDITED 2018	UNAUDITED 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,903	$3,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25	9
Gain on sale	—	(297)
Provision for bad debt	277	—
Changes in operating assets and liabilities:
Accounts receivable from Jernigan Capital, Inc.	(1,850)	(476)
Other assets	(60)	(157)
Accounts payable, accrued expenses and other liabilities	544	(34)
Net cash provided by operating activities	4,839	2,219
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of airplane	(2,944)	—
Proceeds from asset sale	—	50
Repayment of investment loan	150	322
Net cash (used in) provided by investing activities	(2,794)	372
CASH FLOWS FROM FINANCING ACTIVITIES:
Term Loan borrowings	2,516	—
Deferred financing costs	(16)	—
Contributions	700	—
Distributions paid to members	(5,144)	(2,667)
Net cash used in financing activities	(1,944)	(2,667)
NET CHANGE IN CASH AND CASH EQUIVALENTS	101	(76)
CASH AND CASH EQUIVALENTS—Beginning of period	78	154
CASH AND CASH EQUIVALENTS—End of period	$179	$78

See accompanying accountant’s report and notes to the consolidated financial statements

JCAP ADVISORS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(DATA RELATED TO 2017 IS UNAUDITED)
(in thousands)

1.	FORMATION AND ORGANIZATION

JCAP Advisors, LLC (“the Manager”), a Florida limited liability company, was formed in 2013, for the sole purpose of providing management and advisory services to Jernigan Capital, Inc., (“the Company” or “REIT”), a Maryland Corporation that was organized in 2014 and completed its initial public offering on April 1, 2015, and Jernigan Capital Operating Company, LLC (the “Operating Company”), a Delaware limited liability company, through which the Company conducts its investment activities (the Company and the Operating Company, collectively referred to hereafter as the “Company” or “REIT”).

In 2018, the Manager formed a wholly-owned subsidiary, 29 Mike Bravo, LLC, a Florida limited liability company, for purposes of acquiring and owning an airplane.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany amounts have been eliminated in consolidation.

Cash and Cash Equivalents—All highly-liquid investments with a maturity of three months or less when purchased are considered cash equivalents. The Manager maintains cash balances in various banks. At times, the amounts of cash may exceed the amount the Federal Deposit Insurance Corporation (“FDIC”) insures. As of December 31, 2018 and 2017, the Manager had no cash on deposit that was uninsured by the FDIC or in excess of the FDIC limits.

The Manager did not have any restricted cash as of December 31, 2018 or 2017.

Fixed Assets—The costs of ordinary repairs and maintenance are charged to operations when incurred. Major improvements that extend the life of an asset are capitalized and depreciated over the remaining useful life of the asset. When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.

In 2018, the Manager acquired an airplane for $2,944. The airplane is depreciated on a straight-line basis over its estimated useful life of 10 years. In 2017, the Manager recognized a gain on sale of an asset of $297.

Depreciation expense for the years ended December 31, 2018 and 2017 was $25 and $9, respectively. Accumulated depreciation at December 31, 2018 and 2017 was $(25) and $0 respectively.

Deferred Financing Costs—Deferred financing costs include legal, and other loan costs incurred by the Manager in connection with its financing agreements. Deferred financing costs related to the Manager’s term loan are recorded as an offset to the related liability and amortized over the term of the applicable debt agreement using the straight-line method, which approximates the effective interest method.

Revenue Recognition—Pursuant to its Management Agreement (as defined in Note 3) with the Company, the Manager earns a base management fee, and potentially earns incentive fees and awards (collectively “Fees”). The Manager records the Fees as they are earned.

Reimbursements from the Company for general and administrative expenses are accrued as revenue in the period the applicable expenditures are incurred.

Income Taxes—The Manager is structured as a pass-through entity; therefore, income taxes are normally incurred and paid by its members rather than by the Manager. As such, federal, state and local income taxes have not been provided for on the consolidated financial statements to the extent members are responsible for reporting their allocable share of income, gain, deductions, losses and credits on their respective individual income tax returns. Certain state and local jurisdictions do not recognize limited liability status and therefore insignificant amounts are due and payable on an annual basis. The Manager has also determined that it did not have any material unrecognized tax benefits or obligations or uncertain tax positions as of December 31, 2018 and 2017.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk—Financial instruments that potentially subject the Manager to a concentration of credit risk consist primarily of cash and cash equivalents. The Manager places its cash and cash equivalents with high credit quality institutions and minimizes its credit risk exposure via formal credit policies and monitoring procedures. The Manager maintains funds in accounts with financial institutions that, from time to time, exceed the Federal Deposit Insurance Corporation insured limit.

Recent Accounting Pronouncements—In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), as amended by ASU 2015-04 to defer the effective date. The guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including the guidance on real estate derecognition for most transactions. ASU 2014-09 provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASU 2014-09 became effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019 and permits the use of the cumulative effect transition method, retrospective method, or modified retrospective method. The standard also allows the use of certain practical expedients. Since the issuance of ASU 2014-09, the FASB has issued ASU 2016-08, which is intended to improve the understandability of the implementation guidance regarding principal versus agent considerations, and has issued ASU 2016-10 to clarify the identification of performance obligations and the implementation guidance related to licensing. The FASB also issued ASU 2016-12 to provide further implementation guidance in some areas and add practical expedients. The effective dates of these amendments are the same as ASU 2014-09. The new guidance will be effective for the Manager’s year ending December 31, 2019. The ASU permits application of the new revenue recognition guidance to be applied using one of two retrospective application methods. The Manager does not believe the adoption of the standard will have a significant impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2020, and interim periods within those years, on a modified retrospective basis. The Manager plans to adopt ASU 2016-02 effective January 1, 2021. The Manager is currently assessing the impact this new standard will have on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. This guidance is effective for smaller reporting companies for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2022, with early adoption being allowed as of the fiscal years beginning after December 15, 2018. The Manager is currently assessing the impact this new accounting guidance will have on its consolidated financial statements; however, the Manager does not expect the new accounting guidance to have a material impact on its consolidated financial statements.

3.	RELATED PARTY TRANSACTIONS

As of December 31, 2018, the Company did not have any employees. The Company relies on the personnel, properties and resources of the Manager to conduct its operations. The Manager and the Company are parties to a management agreement (as amended and restated, the “Management Agreement”), which was originally entered into on April 1, 2015 and was amended and restated on May 23, 2016, April 1, 2017 and November 1, 2017. Pursuant to the Management Agreement, the Manager is responsible for (a) the Company’s day-to-day operations (including finance, accounting and investor relations), (b) determining investment criteria and strategy in conjunction with the Company’s board of directors, (c) sourcing, analyzing, originating, underwriting, structuring, and acquiring Company’s portfolio investments, (d) sourcing, analyzing, procuring and managing the Company’s capital and (e) performing portfolio management duties. The Manager has an Investment Committee that approves investments in accordance with the Company’s investment guidelines, investment strategy, and financing strategy.

The initial term of the Management Agreement will expire on March 31, 2020, with up to a maximum of three one-year extensions that end on March 31, 2023. The Company’s independent directors will review the Manager’s performance annually. At the end of the initial term and any extension term, the Management Agreement may be terminated upon the affirmative vote of at least two-thirds of the Company’s independent directors if such independent directors determine: (a) the Manager has performed its duties in an unsatisfactory manner that is materially detrimental to the Company; or (b) the compensation payable to the Manager is not fair, subject to the Manager’s right to prevent termination based on unfair compensation by accepting a reduction of compensation agreed to by at least two-thirds of the Company’s independent directors. The Company is required to provide the Manager with a minimum 180 days’ prior notice of such a termination. Upon such a termination, the Company will pay the Manager a Termination Fee except as provided below in the subsection entitled “Termination of Management Agreement”.

The Manager may terminate the Management Agreement if the Company becomes required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case the Company would not be required to pay the Manager a Termination Fee. The Manager may also decline to renew the Management Agreement by providing the Company with 180 days’ written notice, in which case the Company would not be required to pay a Termination Fee.

Management Fees

Pursuant to the Management Agreement, the Company pays the Manager a base management fee in an amount equal to 0.375% of the Company’s stockholders’ equity (a 1.5% annual rate) calculated and payable quarterly in arrears in cash. For purposes of calculating the base management fee, the Company’s stockholder’s equity means: (a) the sum of (i) the net proceeds from all issuances of the Company’s equity securities since its IPO (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (ii) the Company’s retained earnings at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods); less (b) any amount that the Company pays to repurchase its common stock since its IPO. If the Company’s retained earnings are in a net deficit position (following any required adjustments set forth below), then retained earnings shall not be included in stockholders’ equity. Retained earnings also excludes (x) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in the Company’s financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (y) one-time events pursuant to changes in GAAP (such as a cumulative change to the Company’s operating results as a result of a codification change pursuant to GAAP), and certain non-cash items not otherwise described above (such as depreciation and amortization), in each case after discussions between the Manager and the Company’s independent directors and approval by a majority of the Company’s independent directors. As a result, the Company’s stockholders’ equity for purposes of calculating the base management fee could be greater or less than the amount of stockholders’ equity shown on the Company’s financial statements. The base management fee is payable independent of the performance of the Company’s portfolio. The Manager computes the base management fee within 30 days after the end of the fiscal quarter with respect to which such installment is payable and promptly delivers such calculation to the Company’s board of directors. The amount of the installment shown in the calculation is due and payable no later than the date which is five business days after the date of delivery of such computation to the board of directors. The base management fee was $6.7 million and $3.5 million for the years ended December 31, 2018 and 2017, respectively.

Incentive Fee

The Manager may also earn an incentive fee each fiscal quarter (or part thereof that the Management Agreement is in effect) payable in arrears in cash. The incentive fee will be an amount, not less than zero, determined pursuant to the following formula:

Incentive Fee = .20 times (A minus (B times .08)) minus C

In the foregoing formula:

•	A equals the Company’s Core Earnings (as defined below) for the previous 12-month period;
•	B equals (i) the weighted average of the issue price per share of the Company’s common stock of all of its public offerings of common stock, multiplied by (ii) the weighted average number of all shares of the Company’s common stock outstanding (including (i) any restricted stock units and any restricted shares of common stock in the previous 12-month period and (ii) shares of common stock issuable upon conversion of outstanding Operating Company Units (“OC Units”); and
•	C equals the sum of any incentive fees earned by the Manager with respect to the first three fiscal quarters of such previous 12-month period.

Notwithstanding application of the incentive fee formula, any incentive fee earned shall not be paid with respect to any fiscal quarter unless the Company’s cumulative annual stockholder total return for the four most recently completed fiscal quarters is greater than 8%. Any computed incentive fee earned but not paid because of the foregoing hurdle will accrue until such 8% cumulative annual stockholder total return is achieved. The total return is calculated by adding stock price appreciation (based on the volume-weighted average of the closing price of the Company’s common stock on the NYSE (or other applicable trading market) for the last ten consecutive trading days of the applicable computation period minus the volume-weighted average of the closing market price of the Company’s common stock for the last ten consecutive trading days of the period immediately preceding the applicable computation period) plus dividends per share paid during such computation period, divided by the volume-weighted average of the closing market price of the Company’s common stock for the last ten consecutive trading days of the period immediately preceding the applicable computation period. For purposes of computing the Incentive Fee, “Core Earnings” is defined as (1) net income (loss) determined under GAAP, plus (2) non-cash equity compensation expense, the incentive fee, depreciation and amortization, plus (3) any unrealized losses or other non-cash expense items reflected in GAAP net income (loss), less (4) any unrealized gains reflected in GAAP net income (including any unrealized appreciation with respect to self-storage facilities that the Company has not yet acquired). The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the Company’s independent directors and after approval by a majority of the independent directors. In addition, with respect to any self-storage facility acquired by the Company with respect to which it had an outstanding loan as of the time of such acquisition, the amount of Core Earnings determined pursuant to the formula above in the period of such acquisition shall also be increased by the difference between (A) the appraised value, as determined by a nationally recognized, independent third-party appraiser, mutually agreed to by the Company and the Manager, who has significant expertise in valuing self-storage properties, and (B) (i) the outstanding principal amount of any one of the Company’s loans secured by such acquired self-storage facility at the time of such acquisition plus (ii) any other consideration given to the former owner upon such acquisition. This addition is intended to include in Core Earnings the amount of the Company’s unrealized gain on account of its acquisition of a self-storage facility without such facility being sold to a third party buyer in the open market.

The Manager computes the incentive fee each quarter within 45 days after the end of the fiscal quarter that is currently payable and if an incentive fee results, promptly delivers such calculation to the Company’s board of directors. The amount of any incentive fee shown in the calculation is due and payable no later than the date which is five business days after the date of delivery of such computation to the board of directors. The incentive fee earned for the year ended December 31, 2018 was $0.7 million, was primarily due to the Company’s purchases of developer interests in six self-storage projects during the year, and is presented in the Management fee line item in the Manager’s Consolidated Statements of Operations. No incentive fee was earned for any quarter in the year ended December 31, 2017.

At December 31, 2018 and 2017, the Manager had outstanding fees receivable from the Company of $3.3 million and $1.5 million, respectively, consisting of the management fees receivable, incentive fees receivable, and certain reimbursable expenses.

Expense Reimbursement

In addition to Management Fees and Incentive Fees as described above, the Management Agreement provides that the Company will reimburse payroll, occupancy, business development, marketing and other expenses of the Manager for conducting the business of the Company, excluding the salaries and cash bonuses of the Manager’s CEO and Chief Financial Officer (“CFO”), and certain other costs as determined by the Manager in accordance with the Management Agreement. Certain prepaid expenses and fixed assets are also purchased through the Manager and reimbursed by the Company. Under the Management Agreement, the Manager may engage independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial, legal and account services as may be required for the Company’s investments, and the Company agrees to reimburse the Manager for costs and expenses incurred in connection with these services; however, expenses incurred by the Manager are reimbursable to the Manager by the Company only to the extent such expenses are not otherwise directly reimbursed by an unaffiliated third party. The amount of expenses to be reimbursed to the Manager by the Company are reduced dollar-for-dollar by the amount of any such payment or reimbursement. Amounts reimbursable to the Manager for expenses are included in the REIT reimbursement revenue in the Consolidated Statements of Operations and totaled $4.7 million and $3.6 million for the years ended December 31, 2018 and 2017, respectively.

Termination of Management Agreement

In the event that the Company terminates the Management Agreement per the terms of the agreement, other than for cause or the Company being required to register as an investment company, there will be a Termination Fee due to the Manager. If the Management Agreement terminates other than for Cause, voluntary non-renewal by the Manager or the Company being required to register as an investment company under the 1940 Act, then the Company shall pay to the Manager, on the date on which such termination is effective, a Termination Fee equal to the greater of (i) three times the sum of the average annual Base Management Fee and Incentive Fee earned by the Manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, or (ii) a price, based on the lesser of (a) the Manager’s earnings before interest, taxes, depreciation and amortization (adjusted for unusual, extraordinary and non-recurring charges and expenses), or “EBITDA”, annualized based on the most recent quarter ended, multiplied by a specific multiple, or EBITDA Multiple, depending on our achieved total annual return, and (b) the Company’s equity market capitalization multiplied by a specific percentage, or Capitalization Percentage, depending on our achieved total return (the “Internalization Price”).

The EBITDA and Capitalization Percentage are as follows based on our total annual return:

Total Annual Return	EBITDA Multiple	Capitalization %
<8%	5x	5%
8% to 12%	5.5x	5.5%
>12%	6x	6%

Any Termination Fee will be payable by the Operating Company in cash.

The Company also may terminate the Management Agreement at any time, including during the initial term, without the payment of any Termination Fee, with 30 days’ prior written notice from the board of directors, for cause. “Cause” is defined as: (i) the Manager’s continued breach of any material provision of the Management Agreement following a prescribed period; (ii) the occurrence of certain events with respect to the bankruptcy or insolvency of the Manager; (iii) a change of control of the Manager that a majority of the Company’s independent directors determines is materially detrimental to the Company; (iv) the Manager committing fraud against the Company, misappropriating or embezzling our funds, or acting grossly negligent in the performance of its duties under the Management Agreement; (v) the dissolution of the Manager; (vi) the Manager fails to provide adequate or appropriate personnel that are reasonably necessary for the Manager to identify investment opportunities for the Company and to manage and develop the Company’s investment portfolio if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied; (vii) the Manager is convicted (including a plea of nolo contendere) of a felony; or (viii) both the current Executive Chairman and the current CEO are no longer senior executive officers of the Manager or the Company during the term of the Management Agreement other than by reason of death or disability.

Internalization of the Manager

No later than 180 days prior to the end of the initial term of the Management Agreement, the Manager will offer to contribute to the Operating Company at the end of the initial term all of the assets or equity interests in the Manager (an “Internalization Transaction”). Such offer shall specify an internalization price and such terms and conditions as the Manager shall determine.

Upon receipt of the Manager’s initial internalization offer, a special committee consisting solely of the Company’s independent directors may accept the Manager’s proposal or submit a counter offer to the Manager. If the Manager and the special committee are unable to agree, the Manager and the special committee will repeat this process annually during the term of any extension of the Management Agreement. Acquisition of the Manager pursuant to this process requires a fairness opinion from a nationally recognized investment banking firm and stockholder approval, in addition to approval by the special committee. As described above, if an Internalization Transaction has not occurred prior to March 31, 2023, the last day of the last renewal term, then the Manager and the Company shall consummate an Internalization Transaction to be effective as of that date, and such Internalization Transaction shall not require a fairness opinion, the approval of a special committee of the Company’s board of directors or the approval of the Company’s stockholders.

Under the Management Agreement, if an Internalization Transaction has not occurred prior to March 31, 2023, the last day of the last renewal term, then the Manager and the Company shall consummate an Internalization Transaction to be effective as of that date and all assets of the Manager (or, alternatively, all of the equity interests in the Manager) shall be conveyed to and acquired by the Operating Company in exchange for the Internalization Price (as described herein). At such time, all employees of the Manager shall become employees of the Operating Company and the Manager shall discontinue all business activities. Unlike an Internalization Transaction that occurs prior to the end of the final renewal term of the Management Agreement, an Internalization Transaction that occurs at the end of the final renewal term shall not require a fairness opinion, the approval of a special committee of the Company’s board of directors or the approval of Company’s stockholders.

The “Internalization Price” payable in the event of an Internalization Transaction at the end of the last renewal term shall be equal to the Termination Fee and the Company’s board of directors has no discretion to change such Internalization Price or the conditions applicable to its payment.

The Internalization Price paid to the Manager in any Internalization Transaction will be payable by the Operating Company in the number of units of limited liability company interests (“OC Units”) of the Operating Company equal to the Internalization Price, divided by the volume-weighted average of the Company’s closing market price of the common stock for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. However, if the Company’s common stock is not traded on a national securities exchange at the time of closing of any Internalization Transaction, then the number of OC Units shall be determined by agreement between the Company’s board of directors and the Manager or, in the absence of such agreement, the Internalization Price shall be paid in cash.

Receivable from affiliate

As of December 31, 2018 and 2017, Other assets included a receivable of $0 and $207 for expenses paid on behalf of an entity owned by a member of the Manager. During the year ended December 31, 2018, advances to the entity of $277 were written off as uncollectible and was recorded within Other general and administrative expenses non-reimbursable by REIT on the accompanying consolidated statements of operations.

4.	TERM LOAN

In connection with the purchase of an airplane in November 2018, the Manager entered into a $2,516 fixed rate term loan with FirstBank (“Term Loan”). The Term Loan is secured by the Manager’s interest in 29 Mike Bravo, LLC and personal guarantees of certain members of the Manager. The Term Loan matures on October 31, 2023. The fixed rate mortgage bears interest at 5.65% per annum.

Financing costs of $16 were incurred in connection with the Term Loan issuance. As of December 31, 2018 and 2017, the outstanding Term Loan is presented net of unamortized deferred financing costs of $16 and $0, respectively.

As of December 31, 2018, the minimal principal payments of Term loan payable are scheduled as follows:

Principal Repayments
2019	$199
2020	203
2021	215
2022	227
2023	1,672
Total	2,516
Unamortized deferred financing costs	(16)
Outstanding as of December 31, 2018, net of unamortized deferred financing costs	$2,500
5.	LEASE COMMITMENTS AND UNCONDITIONAL PURCHASE OBLIGATIONS

Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2018 are as follows:

Year Ending December 31,
2019	$170
2020	143
Total	$313

Lease commitments are included in general and administrative expenses reimbursed/reimbursable from the REIT pursuant to the Management Agreement.

6.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Manager is subject to claims, lawsuits and legal proceedings. While it is not possible to ascertain the ultimate outcome of such matters, in management’s opinion, the liabilities, if any, are not expected to have a material effect on the Manager’s financial position, results of operations or liquidity.

7.	SUBSEQUENT EVENTS

The Manager evaluated subsequent events from December 31, 2018 through January 3, 2020, the date the consolidated financial statements were available for issuance.

On December 16, 2019, the Manager entered into an asset purchase agreement (the “Purchase Agreement”) with the Company and the Operating Company. Under the terms of the Purchase Agreement, the Manager will sell its business assets and liabilities to the Operating Company in exchange for 1,794,872 common units of limited liability company interest in the Operating Company (“OC Units”) issued at closing. In addition, if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company (as defined in the Purchase Agreement) prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, the Operating Company will issue an additional 769,231 OC Units to the Manager.

On December 1, 2019, the Manager entered into an agreement for the sale of the airplane.

JCAP ADVISORS, LLC

UNAUDITED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2019 AND 2018
(in thousands)

	2019	2018
ASSETS
CASH AND CASH EQUIVALENTS	$24	$37
ACCOUNTS RECEIVABLE FROM JERNIGAN CAPITAL, INC.	2,749	2,309
AIRPLANE	2,977	—
OTHER ASSETS	9	434
TOTAL ASSETS	$5,759	$2,780
LIABILITIES AND MEMBERS’ CAPITAL
LIABILITIES:
Accounts payable, accrued expenses and other liabilities	$1,039	$851
Term loan	2,352	—
Total liabilities	$3,391	$851
COMMITMENTS AND CONTINGENCIES
MEMBERS’ CAPITAL:	$2,368	$1,929
Total members’ capital	$2,368	$1,929
TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$5,759	$2,780

JCAP ADVISORS, LLC

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	2019	2018
REVENUES:
Management fee revenue	$6,203	$4,758
REIT reimbursement revenue	3,537	3,666
Other fee revenue	6	6
Total revenue	9,746	8,430
COSTS AND EXPENSES:
Operating expenses reimbursed/reimbursable by the REIT:
Payroll and benefits	2,200	2,360
Other general and administrative expenses	1,337	1,306
Operating expenses non-reimbursable by REIT:
Payroll and benefits	765	765
Other general and administrative expenses	633	150
Depreciation expense	230	—
Total operating expenses	5,165	4,581
INTEREST EXPENSE	107	—
NET INCOME	$4,474	$3,849

JCAP ADVISORS, LLC

UNAUDITED CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(in thousands)

Total Members’ Capital
BALANCE—January 1, 2018	$1,339
Distributions	(3,259)
Net income	3,849
ENDING BALANCE—September 30, 2018	$1,929
BALANCE—January 1, 2019	$2,798
Contributions	704
Distributions	(5,608)
Net income	4,474
ENDING BALANCE—September 30, 2019	2,368

JCAP ADVISORS, LLC

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(in thousands)

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,474	$3,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	230	—
Amortization of deferred financing costs	3	—
Changes in operating assets and liabilities:
Accounts receivable from Jernigan Capital, Inc.	585	(825)
Other assets	(2)	(56)
Accounts payable, accrued expenses and other liabilities	(180)	176
Net cash provided by operating activities	5,110	3,144
CASH FLOWS FROM INVESTING ACTIVITIES:
Repayment of investment loan	78	74
Net cash provided by investing activities	78	74
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of fixed assets	(288)	—
Term loan payments	(151)	—
Contributions	704	—
Distributions paid to members	(5,608)	(3,259)
Net cash used in financing activities	(5,343)	(3,259)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(155)	(41)
CASH AND CASH EQUIVALENTS—Beginning of period	179	78
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$24	$37

Exhibit A

ASSET PURCHASE AGREEMENT

by and among

JERNIGAN CAPITAL OPERATING COMPANY LLC
as Purchaser,

JERNIGAN CAPITAL, INC.
as the REIT,

JCAP ADVISORS, LLC
as Seller,

DEAN JERNIGAN,

JOHN A. GOOD

and

JONATHAN L. PERRY

Dated as of December 16, 2019

A-i

A-ii

APPENDICES AND EXHIBITS

Appendix I	Definitions
Exhibit A	Bill of Sale
Exhibit B	Assignment and Assumption Agreement
Exhibit C	Assignment of Office Lease
Exhibit D	Assignment of Management Agreement
Exhibit E	John A. Good Employment Agreement
Exhibit F	Jonathan L. Perry Employment Agreement

* * *

A-iii

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of December 16, 2019, by and among Jernigan Capital Operating Company LLC (f/k/a Jernigan Capital Operating Partnership LP), a Delaware limited liability company (“Purchaser”), Jernigan Capital, Inc., a Maryland corporation (the “REIT”), JCap Advisors, LLC, a Florida limited liability company (“Seller”), Dean Jernigan, John A. Good and Jonathan L. Perry (collectively with Seller, the “Seller Parties”). Purchaser, the REIT and the Seller Parties are each sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND STATEMENT

The REIT is a publicly traded real estate investment trust that owns self-storage facilities and provides debt and equity capital to private developers and owners of self-storage facilities; and

Purchaser, a wholly-owned subsidiary of the REIT, conducts the business of the REIT; and

Seller was formed solely for the purpose of providing management and advisory services to the REIT and its subsidiaries, including Purchaser, in connection with the activities described in the first paragraph of this Background Statement (the “Business”), and currently manages the Business pursuant to the terms of that certain Third Amended and Restated Management Agreement, dated November 1, 2017 (the “Management Agreement”), by and among the REIT, Purchaser and Seller; and

Dean Jernigan, John A. Good and Jonathan L. Perry directly or indirectly own 100% of the membership interests of Seller and will receive the benefit of the Purchase Consideration (as defined herein); and

Section 17 of the Management Agreement contemplates an internalization transaction pursuant to which Seller would contribute all of the assets of the Seller to Purchaser; and

A duly authorized and fully empowered special committee of the board of directors of the REIT (the “REIT Board”) comprised of all of the independent directors of the REIT Board (the “Special Committee”), in consultation with the Special Committee’s independent financial and legal advisors, have evaluated and negotiated an internalization transaction as described herein, and the Special Committee has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the REIT and its stockholders and approved this Agreement and the transactions contemplated hereby and recommended that this Agreement and the transactions contemplated hereby be approved by the REIT Board and that the REIT Board recommend the approval of the transactions contemplated hereby to the holders of REIT Stock; and

The REIT Board, on behalf of the REIT and on behalf of the REIT as the managing member of Purchaser, has reviewed and evaluated this Agreement and the transactions contemplated hereby and, based on the recommendation the Special Committee, has unanimously determined that the transactions contemplated by this Agreement, and the entering into by the REIT and Purchaser of this Agreement and the Transaction Documents, are in the best interests of the REIT and its stockholders; and

The REIT Board has unanimously resolved to recommend for approval by the holders of the REIT Stock each of the transactions contemplated by this Agreement; and

The Parties desire to consummate such an internalization transaction pursuant to the terms and conditions set forth herein.

AGREEMENT

Each of the Parties, in consideration of the mutual agreements set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), hereby agrees, intending to be legally bound, as follows:

ARTICLE 1
SALE AND PURCHASE OF ASSETS

1.1   Purchased Assets.   Seller hereby agrees to sell, contribute, convey, transfer and assign to Purchaser, free and clear of all Liens except Permitted Liens, and Purchaser hereby agrees to purchase and accept from Seller, effective as of the Effective Time, all of the assets of Seller other than the Excluded Assets, including the following assets, properties and rights (collectively, the “Purchased Assets”):

(a)   all fixed assets, including furniture, furnishings, fixtures, leasehold improvements, office equipment, telecommunications equipment, computer systems, mobile equipment and other tangible personal property owned by Seller or used or held for use in connection with the conduct of the Business, including the items listed or described in Schedule 1.1(a) of Seller’s Disclosure Letter (collectively, the “Owned Personal Property”);

(b)   all interests of Seller under (i) that certain Office Lease, dated August 7, 2015, by and between Highwoods Realty Limited Partnership and Seller, as amended by that First Amendment to Lease Agreement, dated April 26, 2017 (the “Office Lease”), (ii) the Management Agreement and (iii) the other Contracts set forth on Schedule 1.1(b) of Seller’s Disclosure Letter (collectively, the “Assumed Contracts”);

(c)   all files and records (other than Excluded Records), including but not limited to files and records relating to (i) the REIT, Purchaser and the operations of the business of the REIT and Purchaser, (ii) the Purchased Assets; (iii) all Tax Returns, Tax filings or other Tax records not specifically treated as Excluded Assets in Section 1.2; (iv) liabilities assumed by Purchaser pursuant to this Agreement; (v) all supplier files, asset ledgers and financial records; (vi) all relationships with self-storage developers and other customers of the REIT; and (vii) to the extent permitted by Applicable Law, Continuing Employees, including copies of all personnel files of Continuing Employees, in each case, with respect to the Business (the “Files and Records”);

(d) to the extent transferable or assignable by their terms and pursuant to Applicable Law, all licenses, permits, approvals, authorizations, registrations, certificates, variances or similar rights issued by any Governmental Authority for the Business, including those set forth on Schedule 1.1(d) of Seller’s Disclosure Letter (the “Assigned Permits”);

(e)   all accounts receivable of the Business outstanding as of the Effective Time, including, to the extent not paid as of the Effective Time, those set forth on Schedule 1.1(e) of Seller’s Disclosure Letter (the “Accounts Receivable”);

(f)   all prepayments, prepaid expenses and deposits paid by Seller with respect to the Business, including lease, security and utility deposits and prepayments under any Assumed Contract (“Prepaid Items”);

(g)   all rights of Seller under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with Employees or with third parties;

(h)   all Employee Plans and trusts and other assets attributable thereto;

(i)   all Seller Insurance Policies and insurance benefits, including rights and proceeds, arising therefrom, and all other insurance benefits, including rights and proceeds arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities;

(j)   all claims of Seller against third parties arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities (including rights and proceeds arising therefrom);

(k)   all Intellectual Property owned, licensed, used or held for use by Seller in connection with the operation of the Business, including the software, websites, domain names, forms and tradenames set forth on Schedule 3.14(a) of Seller’s Disclosure Letter (collectively, the “Seller Intellectual Property”);

(l)   all goodwill relating to the Business; and

(m)   all other assets or interests (other than Excluded Assets) to which Seller or any of its Affiliates has any right by ownership, use or otherwise, or in which Seller has a conveyable or assignable interest on the Closing Date and which relate to the Business.

1.2   Excluded Assets.   Notwithstanding anything in this Agreement to the contrary, the following assets and properties of Seller are not included in the Purchased Assets and are not being purchased by Purchaser pursuant to this Agreement (the “Excluded Assets”):

(a)   cash (other than petty cash) and cash equivalents (net of any amounts advanced or reimbursed by Purchaser or the REIT to Seller for expenses or liabilities that have not been paid and are being assumed by Purchaser);

(b)   all loans, notes, investments, receivables or advances made by or to Seller by or to any officer, director, member, employee, partner, equityholder or affiliated entity of Seller;

(c)   all of Seller’s Tax Returns and Tax filings related to income and franchise Taxes and any Tax books and records of Seller;

(d)   all right, title and interest of Seller in any bank, investment or securities accounts other than those relating to the Business;

(e)   all rights of Seller under this Agreement and the other Transaction Documents;

(f)   Seller’s (i) minute books, stock ledger, share transfer records and other organizational records having to do with the formation and capitalization of Seller, (ii) personnel records and other records relating to the Employees that Seller is required by Applicable Law to retain in its possession, and (iii) Seller’s Tax Returns (collectively, the “Excluded Records”);

(g)   all Contracts that are not Assumed Contracts, including all oral contracts with Employees; and

(h)   all other items specifically set forth on Schedule 1.2(h) of Seller’s Disclosure Letter.

1.3   Assumed Liabilities.   Purchaser hereby agrees to assume as of the Effective Time the following Liabilities (and only the following Liabilities) (collectively, the “Assumed Liabilities”):

(a)   the Liabilities of Seller arising under the Assumed Contracts after the Effective Time, but only to the extent relating to performance that is first due after the Effective Time;

(b)   all trade accounts payable of Seller to third parties arising in the ordinary course of business that were invoiced to Seller within thirty (30) days prior to the Closing Date, but only to the extent such trade accounts payable relate to the Business (the “Assumed Payables”);

(c)   all amounts payable to Continuing Employees (other than John A. Good and Kelly Luttrell) through the Closing Date in the ordinary course of business and consistent with Seller’s past practices for benefits, compensation and bonuses, and the amount of all accrued but unused vacation, personal time, sick leave, holidays or other paid time off (the “Assumed Employee Obligations”); and

(d)   the prorated share of any ad valorem Taxes with respect to the Purchased Assets relating to a taxable period (or portion thereof) beginning after the Closing Date as described in Section 2.5.

1.4   Retained Liabilities.   Each of the Parties acknowledges and agrees that Purchaser is not agreeing to assume or become liable for (and Purchaser hereby expressly disclaims any liability for) any Liability of Seller or any of its Affiliates or Representatives, however or whenever arising, excepting only the Assumed Liabilities. All such unassumed Liabilities (the “Retained Liabilities”) are being retained by Seller, and Seller shall pay, perform or otherwise discharge all Retained Liabilities as they become due. Retained Liabilities include the following:

(a)   all of Seller’s Liabilities under the Transaction Documents;

(b)   all accounts payable of Seller other than the Assumed Payables;

(c)   all Liabilities of Seller for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or any other Transaction Document, or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby (including all attorneys’ fees and financial or other advisory fees);

(d)   all Liabilities for (i) any federal, state, local or other Taxes of Seller (including Taxes which are imposed on or measured by the revenue, income or profits of Seller for any taxable period), (ii) any Taxes imposed on Seller as a result of the transactions contemplated hereby, (iii) any Taxes related to the Purchased Assets or the Business that were incurred in or that are attributable to any taxable period (or portion thereof) ending on or before the Closing Date (“Pre-Closing Tax Period”), (iv) Taxes resulting from being a member of an affiliated group filing or filing an affiliated, consolidated combined or unitary Tax Return, and (v) Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise;

(e)   all Liabilities to customers or third parties with respect to services performed by Seller prior to the Closing, without regard to (i) the basis or theory of claim (including negligence, tort, breach of express or implied warranty, failure to warn, test, inspect or instruct, infringement, fraud or otherwise), (ii) the nature of the damages sought (property damage, economic loss, personal injury, wrongful death or other), or (iii) whether the claim arose or is asserted before or after the Closing;

(f)   except for the Assumed Employee Obligations, all Liabilities arising out of any labor or related agreement, or any employment or labor relationship, between Seller and any of its Employees (regardless of when first known or asserted), including (i) all Liabilities relating to any grievance or claim of the Employee, or any employee benefit plan (other than the Employee Plans) sponsored or maintained by Seller or its Affiliates at any time or to which Seller or its Affiliates has made contributions or has a liability, (ii) all severance claims of any Employee (including such claims relating to or resulting from the consummation of the transactions contemplated hereby), all workers’ compensation or Equal Employment Opportunity Commission (“EEOC”) claims, demands, investigations or proceedings or any other claim for compensation due from Seller to an Employee, (iii) all Liabilities relating to any independent contractors and related misclassification issues under any Applicable Law arising before Closing, and (iv) all Liabilities with respect to any Employee who is not a Continuing Employee;

(g)   all Liabilities arising by reason of any violation or alleged violation by Seller of any Applicable Law or any requirement of any Governmental Authority;

(h)   all Liabilities under Assumed Contracts to the extent such Liabilities are not Assumed Liabilities, including those arising out of the consummation of the Closing, any failure to perform, improper performance, breach of warranty or other breach, default or violation occurring on or prior to the Closing Date;

(i)   all Liabilities arising under Environmental Law and relating to or arising out of any acts or omissions of Seller prior to the Closing, with respect to the Purchased Assets, including any such Liability relating to or arising from (i) any Real Property or any other real property presently or formerly owned, operated or leased by Seller, (ii) the off-site transportation, disposal or arranging for the off-site disposal of any Hazardous Materials, (iii) the Release of Hazardous Materials in, at, on, under, from or emanating from the Real Property or any other real property presently or formerly owned, operated or leased by Seller, or (iv) the actual or alleged violation of any Environmental Law;

(j)   all Liabilities of any Person arising out of or relating to the distribution, allocation and payment of any part of the Purchase Consideration in the manner directed by Seller;

(k)   all Indebtedness of Seller, and any Lien or Liabilities related thereto, given in connection therewith, or arising therefrom;

(l)   all retrospective premium adjustment, audit premium adjustment, experience-based liability, loss sharing cost adjustment or self-insured retention risk (including liability to reimburse Employees for health services rendered prior to Closing) with respect to any Seller Insurance Policies;

(m)   the prorated share of any ad valorem Taxes with respect to the Purchased Assets for Pre-Closing Tax Periods as described in Section 2.3; and

(n)   all Liabilities in respect of any of the Excluded Assets.

ARTICLE 2
PURCHASE CONSIDERATION

2.1   Initial Purchase Consideration.   The aggregate consideration for the Purchased Assets shall be (a) 1,794,872 Class B Units of Purchaser (“OpCo Units”) (the “Initial Purchase Consideration”), plus (b) the assumption of the Assumed Liabilities.

2.2   Closing Date Delivery of Initial Purchase Consideration.   At the Closing, Purchaser shall deliver to Seller the Initial Purchase Consideration.

2.3   Earn-Out Consideration.   If either (a) the REIT’s common stock traded on the New York Stock Exchange or such other principal national securities exchange on which the REIT’s common stock may trade in the future (the “REIT Stock”) trades at or above a daily volume weighted average price of $25.00 per share (as may be adjusted pursuant to Section 2.4 below, the “Hurdle Price”) for at least 30 days during any trailing 365-day period prior to December 31, 2024, or (b) there is a Change of Control of the REIT prior to December 31, 2024, that is approved by the REIT Board and the holders of REIT Stock (such event, an “Earn-Out Trigger”), Purchaser shall deliver to Seller 769,231 OpCo Units (the “Earn-Out Consideration” and together with the Initial Purchase Consideration, the “Purchase Consideration”). If the Earn-Out Trigger is a merger, the Purchaser shall cause the Earn-Out Consideration to be treated as outstanding prior to the effective time of the merger. In all other cases, the Earn-Out Consideration shall be delivered within five (5) Business Days following the occurrence of the Earn-Out Trigger.

2.4   Adjustments.   If between the date hereof and the date that either the Initial Purchase Consideration or the Earn-Out Consideration becomes payable, the OpCo Units are changed into a different number or a different class of units as a result of a reclassification, recapitalization, unit split, or combination, exchange or readjustment, or distribution or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the number of OpCo Units to be delivered pursuant to Sections 2.1 and 2.3. If between the date hereof and the date that the Earn-Out Consideration becomes payable, the REIT Stock is changed into a different number or a different class of shares as a result of a reclassification, recapitalization, stock split or combination, exchange or readjustment, or distribution or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Hurdle Price.

2.5   Proration of Ad Valorem Taxes.   In the case of any taxable period beginning on or before and ending after the Closing Date (a “Straddle Period”), Purchaser and Seller shall apportion all property and similar ad valorem Taxes with respect to the Purchased Assets based upon the number of days in such Straddle Period. Seller shall be responsible for all such Taxes with respect to the Purchased Assets for the portion of such Straddle Period ending on the Closing Date, and Purchaser shall be responsible for all such Taxes with respect to the Purchased Assets for the portion of such Straddle Period beginning after the Closing Date, as determined on a daily pro rata basis. If the final prorated amounts are not known as of the Closing Date, such amounts shall be estimated and adjustments thereto shall be made after the Closing at such time as they are known to the Parties.

2.6   Tax Treatment.   Seller and Purchaser intend that the transfer of the Purchased Assets in exchange for the Purchase Consideration be treated as a contribution of the Purchased Assets by Seller and a contribution by the REIT of all assets held by Purchaser immediately prior to the transfer, in each case, in exchange for partnership interests in Purchaser in a transaction consistent with the requirements of IRC Section 721(a) in accordance with Revenue Ruling 99-5, Situation 2, 1996-6 I.R.B. 8.

2.7   Withholding Tax.   Notwithstanding anything in this Agreement to the contrary, Purchaser shall be entitled to deduct and withhold from the amounts otherwise payable to any Person pursuant to this Agreement, including but not limited to any Earn-Out Consideration, any amounts required to be withheld or deducted under Applicable Law, and to collect any necessary Tax forms, including IRS Forms W-8 or W-9, as applicable, or any similar information, from any recipients of payments hereunder. In the event that any amount is so deducted and withheld, such amount will be treated for all purposes of this Agreement as having been paid to the Person who would have otherwise been entitled to receive such amount.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Seller Parties hereby represent and warrant to Purchaser and the REIT as follows as of the date of this Agreement and as of the Closing Date:

3.1   Organization.

(a)   Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida, and it is duly qualified to conduct business, and is in good standing, in every jurisdiction in which the nature of its assets or the Business would require it to so qualify, including those listed on Schedule 3.1(a) of Seller’s Disclosure Letter. Seller has all requisite power and authority necessary to own and operate its properties and otherwise to conduct the Business as presently conducted.

(b)   No part of the Business is or has been conducted in an Affiliate of Seller. Seller holds no capital stock or other direct or indirect ownership interests in any Person, except as identified on Schedule 3.1(b) of Seller’s Disclosure Letter.

(c)   Seller has provided Purchaser with true and correct copies of all of its Organizational Documents.

(d)   All of the outstanding membership interests of Seller (the “Seller Membership Interests”) are owned of record and beneficially by the Persons listed on Schedule 3.1(d) of Seller’s Disclosure Letter.

3.2   Authority; No Violation; Enforceability.

(a)   Each Seller Party has all requisite power and authority necessary to enter into this Agreement and the other Transaction Documents to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and such Transaction Documents, and the performance by each Seller Party of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of each Seller Party. This Agreement and the other Transaction Documents to which a Seller Party is or will become a party or signatory (upon the due execution by all other parties thereto) constitute, or when delivered will constitute, the legal, valid and binding obligations of such Seller Party enforceable against it in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, moratorium, receivership, insolvency or other laws affecting the rights of creditors, generally, or to general principles of equity.

(b)   The execution and delivery by each of the Seller Parties of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate or conflict with any Applicable Law, (ii) violate, conflict with or result in a breach or default under any Organizational Document or, (iii) except as set forth on Schedule 3.2(b) of Seller’s Disclosure Letter, require the consent, waiver or approval of, or notice to any Person (including beneficiaries of any trust), or conflict with, result in a violation or breach of, or constitute an event which, with or without notice or passage of time, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel, any Lease, Material Contract, Permit or any assets or obligations of the REIT. The execution and delivery by Seller of this Agreement effectively conveys to, and vests in, Purchaser the full right, title and interest in and to the Purchased Assets, subject only to the Permitted Liens.

3.3   Financial Matters.

(a)   Financial Statements. Attached as Schedule 3.3(a) of Seller’s Disclosure Letter are (i) Seller’s unaudited financial statements consisting of the balance sheet as of December 31, 2018, together with the related unaudited statements of income and retained earnings, shareholder’s equity and cash flow for the year then ended, and (ii) the unaudited balance sheet of Seller as of October 31, 2019, (the “Most Recent Balance Sheet”) together with the unaudited monthly statements of income and cash flow of Seller for the 10-month period then ended (the statements described in clauses (i) and (ii) above are collectively referred to herein as the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the audited Financial Statements). The Financial Statements (x) fairly present the financial condition and the results of operations of the Business as of the dates thereof and for the periods then ending, and (y) have been prepared from information contained in the books and records of Seller on a consistent basis throughout the periods covered by such statements. Seller has not received any complaint, allegation, assertion or claim of any material inadequacy in Seller’s internal accounting controls or the accuracy of the Financial Statements and, to the Knowledge of Seller, there is no basis for any such complaint, allegation, assertion or claim.

(b)   Accounts Payable. All accounts payable of Seller, including the Assumed Payables, arose in the ordinary course of business and are current in accordance with their terms.

3.4   Projections.   The projections provided to Purchaser or the REIT by the Seller Parties prior to the Closing Date (the “Projections”) were prepared in good faith using assumptions that the Seller Parties believe in good faith are reasonable (which assumptions are disclosed therein) and are based on all reasonably available information regarding the current and historic operations, income and expenses of the Business by Seller and the operations, income and expenses of the Business as it is proposed as of the Closing Date to be conducted following the Closing as reflected in the assumptions underlying the Projections, it being understood by Purchaser and the REIT that (a) such Projections are not a guarantee of the future performance of the Business or that the results set forth in the Projections will be achieved, and (b) no Seller Party shall have any liability under, and there shall not be a breach of, this Section 3.4 based solely on any failure to achieve the Projections.

3.5   Title to and Sufficiency of Purchased Assets.   Seller has good and valid title to, or in the case of leased or licensed assets, a valid leasehold interest in or license to, all of the Purchased Assets, free and clear of any and all Liens, except for Permitted Liens. The Purchased Assets include all tangible and intangible assets and rights necessary for the operation of the Business by Purchaser after the Effective Time as it is being conducted on the date hereof. None of the Excluded Assets are material to the Business. The tangible personal property included in the Purchased Assets is (a) in good operating condition and repair, ordinary wear and tear excepted, and (b) suitable and adequate for continued use in the manner in which it is presently being used.

3.6   Absence of Certain Changes.   Except as set forth on Schedule 3.6 of Seller’s Disclosure Letter, since the date of the Most Recent Balance Sheet Seller has maintained the Purchased Assets owned by it in good operating condition and repair and has conducted its business in the ordinary course of business, and there is not, and has not been, any:

(a)   incurrence, assumption or guarantee of any Indebtedness by Seller, except unsecured current Liabilities incurred in the ordinary course of business consistent with past practice;

(b)   change in the accounting methods or practices of Seller, any change in depreciation or amortization policies or rates theretofore adopted by Seller, reversal of any accruals (whether or not in the ordinary course of business or consistent with past practice), creation, increase or decrease of any reserves in any material respect, or acceptance of customer deposits;

(c)   Tax election (or revocation or change of any Tax election), change to any annual Tax accounting period, election to adopt, revoke, or change any method of Tax accounting, filing of any amended Tax Return, any closing agreement, settlement or compromise any Tax claim or assessment relating to Seller, surrender of any right to claim a refund of Taxes, extension or waiver of any applicable statute of limitations with respect to Taxes, taking of any Tax position that is inconsistent with past practice, or any similar action relating to the filing of any Tax Return or the payment of any Tax;

(d)   transaction among Seller on the one hand and any equityholder or any Affiliate thereof, or any other current or former officer, director, employee, or independent contractor of Seller or its Affiliates on the other hand (other than the performance of services in the ordinary course of business pursuant to the Management Agreement);

(e)   any loan to (or forgiveness of any loan to), or entry into any other transaction with, any current or former officer, manager, employee, leased employee or independent contractor of Seller or its Affiliates;

(f)   sale, transfer, assignment, license, lease or other conveyance of any interest in, or waiver of any right with respect to, the Purchased Assets, or any of them;

(g)   any purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $10,000, individually (in the case of a lease, per annum) or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term);

(h)   imposition of any Lien with respect to any Purchased Asset (other than Permitted Liens);

(i)   modification, amendment, cancellation or termination of any Material Contract, or entry into any new Material Contract;

(j)   capital expenditures which would constitute or give rise to any Lien or Assumed Liability;

(k)   any change in the salary, bonus or other compensation of any director, officer, Employee, leased employee or independent contractor of Seller, any increase or addition to other benefits to which any such Person may be entitled or the adoption or amendment of any Employee Plan;

(l)   damage, destruction or loss, or any interruption in use, of any assets used in the Business, whether or not covered by insurance, involving assets which together with other assets materially damaged, destroyed or lost and fixed assets transferred or otherwise disposed of, have an aggregate fair market value of $10,000 or more;

(m)   adoption of any plan of merger, consolidation, reorganization, liquidation, dissolution, filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against Seller under any similar law;

(n)   an acquisition of any interests in any business, entity, or material assets;

(o)   any declaration, setting aside or payment or other distribution in respect of any Seller Membership Interests, or any direct or indirect redemption, purchase or other acquisition of any Seller Membership Interests;

(p)   event, occurrence, condition, fact or change of any character which, individually or in the aggregate, has had or could be expected to have a Material Adverse Effect; or

(q)   agreement to do or cause any of the things described in subsections (a) through (o) of this Section 3.6.

3.7   Personal Property.   Schedule 3.7 of Seller’s Disclosure Letter lists all items of personal property leased or subleased by Seller in connection with the Business and identifies the applicable Contract with respect thereto. All Owned Personal Property and the personal property listed on Schedule 3.7 of Seller’s Disclosure Letter is in good operating condition, normal wear and tear excepted. The Owned Personal Property and the personal property listed on Schedule 3.7 of Seller’s Disclosure Letter are adequate for the uses to which they are being put, and are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

3.8   Real Property.

(a)   Owned Real Property. Seller does not own, and has never owned, any real property.

(b)   Leased Real Property. Schedule 3.8(b) of Seller’s Disclosure Letter identifies all real property that is leased by Seller (the “Real Property”) and lists all leases, together with all amendments thereto, relating to such Real Property, including the Office Lease (the “Leases”). Seller has a valid leasehold estate and the right to quiet enjoyment of its Real Property. With respect to each Lease: (i) such Lease is in full force and effect and all rents, required deposits and additional rents due to date pursuant to such Lease have been paid in full, (ii) there is no existing default by Seller or the lessor of such Lease, (iii) Seller has not received any notice that Seller is in default under such Lease, (iv) to Knowledge of Seller, the owner of the applicable Real Property has not made any assignment, mortgage, pledge or hypothecation of such Lease or the rents or use fees due thereunder, and (v) there exists no event, occurrence, condition or act (including the transactions contemplated by this Agreement), that with the giving of notice, the lapse of time or the happening of any further event or condition, would constitute a default by Seller or, to the Knowledge of Seller, by the lessor under such Lease. Seller has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Real Property or any portion thereof. There are no Persons in possession of any portion of the Real Property other than Seller, whether as tenants-at-sufferance, trespassers or otherwise. To the Knowledge of Seller, there are no special assessments, pending or certified, with respect to the Real Property. No such Lease includes a requirement for Seller to make improvements to the premises or requires Seller to restore the property to its original condition as at the beginning of the lease.

(c)   Status. There are no existing, pending or threatened condemnation proceedings with respect to the Real Property or any portion thereof, nor any existing, pending or threatened zoning, building code or similar matters which could reasonably be expected to adversely affect the Real Property as currently used in the Business. Seller is in compliance with all applicable building code, zoning, land use and similar Applicable Laws with respect to the Real Property (and the current use of the Real Property in connection with the Business does not constitute a nonconforming or “grandfathered” use), and has not received any written notice of a violation of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Real Property or any portion thereof. The Real Property is sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all of the real property necessary to conduct the Business as currently conducted.

3.9   Necessary Properties.   All properties and assets occupied by, used in or necessary to the conduct of the Business as historically conducted by Seller and as contemplated by Purchaser to be conducted from and after the Effective Time, other than the Excluded Assets, are included in the Purchased Assets and are being sold, transferred, assigned and conveyed by Seller to Purchaser pursuant to this Agreement. Neither Purchaser’s ability to use the Purchased Assets in the conduct of the Business nor Purchaser’s ability to conduct the Business, in each case as historically conducted by Seller, will be prohibited or otherwise impaired by the consummation of the transactions contemplated hereby.

3.10   Contracts.

(a)   Disclosure. Schedule 3.10(a) of Seller’s Disclosure Letter sets forth a list of all of the following types of Contracts to which Seller is a party or by which Seller, its assets, or properties or the Business, is bound or subject (collectively, together with any Contracts set forth in Schedules 3.8, and 3.14(b) of Seller’s Disclosure Letter, the “Material Contracts”):

(i)   Contracts (or a group of related Contracts) involving aggregate consideration in excess of $10,000 per year and which, in each case, cannot be cancelled without penalty or without advance notice of thirty (30) days’ or more;

(ii)   Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;

(iii)   Contracts relating to employment, employee leasing, independent contractors, consulting and other personal service arrangements, and all severance, change-in-control or similar Contracts;

(iv)   Contracts, including indemnification agreements or any confidentiality, non-solicitation, and non-competition agreements, with (A) any current or former leased employee, independent contractor, consultant or other Representative of Seller, (B) any individual related by blood, marriage or adoption to any such person, or any entity in which any such individual owns any equity interest, or (C) any Affiliate of any of the foregoing;

(v)   Contracts relating to joint ventures or partnerships of Seller, or to the acquisition or ownership by Seller of any operating business or any other Person;

(vi)   Contracts relating to any Indebtedness, including promissory notes, capitalized leases, pledges or guaranties, security agreements, or conditional sale or title retention agreements, interest rate or commodity hedging agreements, bonds, sureties or letters of credit;

(vii)   Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

(viii)   Contracts with any Governmental Authority;

(ix)   powers of attorney with respect to the Business, any Purchased Assets or any Assumed Liability;

(x)   any shareholder agreement, proxy, registration rights agreement or any arrangement relating to or affecting the ownership or voting of the capital stock or other equity interests of Seller; and

(xi)   any other Contract that is material to the Purchased Assets or operation of the Business and not otherwise required to be disclosed pursuant to this Section 3.10(a).

(b)   Status. Seller has delivered to Purchaser true and accurate copies of all written Material Contracts and a summary description of all unwritten Material Contracts, if any, including all amendments, modifications and supplements thereto and material waivers and consents thereunder. Except as set forth in Schedule 3.10(b) of Seller’s Disclosure Letter: (i) Seller has not assigned any of its rights or obligations under (and is not otherwise restricted for any reason from enjoying the full benefits under) any Material Contract, (ii) Seller has complied in all material respects with all provisions of the Material Contracts, (iii) to the Knowledge of Seller, no other party is in material default in connection with any Material Contract, (iv) no act or event has occurred which, with notice or lapse of time or both, constitutes a material default by Seller under any Material Contract, or, to the Knowledge of Seller, by any other party to any Material Contract, or would cause or permit the acceleration of any obligation or the loss of any material benefit thereunder, (v) no Material Contract requires Seller to maintain any performance bond, letter of credit or other security arrangement, and (vi) Seller has not received any notice of cancellation or termination in connection with any Material Contract. Each Material Contract is a valid and binding agreement of Seller and is enforceable against the other party thereto in accordance with its terms.

3.11   No Litigation.   Except as set forth in Schedule 3.11 of Seller’s Disclosure Letter, there is no Action pending or, to the Knowledge of Seller, threatened against Seller (i) relating to the Business or the Purchased Assets, or (ii) which may affect Seller’s ability to perform its respective obligations under this Agreement or under any other Transaction Document, and to the Knowledge of Seller, there is no basis for any such action. Schedule 3.11 of Seller’s Disclosure Letter describes any such Action arising, alleged or commenced by or against Seller or settled or otherwise finally resolved by the parties thereto.

3.12   Operations Conducted Lawfully.   At all times, Seller has operated the Purchased Assets, and Seller has conducted the Business, in compliance with Applicable Law. Seller has not been charged with, nor is Seller in receipt of any notice or warning of, or to the Knowledge of Seller, under investigation with respect to, any failure or alleged failure to comply with any provision of any Applicable Law with respect to the Business or the Purchased Assets. Without limiting the foregoing, neither Seller nor any of its Representatives has made any bribe, rebate, payoff, influence payment, kickback or other payment unlawful under any Applicable Law. Seller has all licenses, permits, approvals, authorizations, registrations, certificates, variances or similar rights issued by any Governmental Authority (“Permits”) required with respect to the Business and the Purchased Assets, and all such permits are listed on Schedule 1.1(d) of Seller’s Disclosure Letter. All of the Permits are in full force and effect, and Seller is in compliance with the Permits.

3.13   Environmental Protection.

(a)   Seller is and at all times has been, with respect to the Purchased Assets, the Real Property and the Business, in compliance with all applicable Environmental Laws, including those relating to Hazardous Material. None of the Purchased Assets or the Real Property has been contaminated with any Hazardous Material so as to constitute a violation of any Environmental Law or so as to trigger any Remedial Action. Seller has not, with respect to the Purchased Assets, the Real Property or the Business, received any written communication from any Person alleging that the Purchased Assets, the Real Property or the Business are not in compliance with applicable Environmental Laws or are so contaminated.

(b)   Seller has not (i) used, treated, stored, disposed of, or caused a Release of any Hazardous Material on, under, at, from or in any way affecting the Real Property, or (ii) shipped any Hazardous Material generated on the Real Property to any other place for use, treatment, storage or disposal.

(c)   There is no Environmental Claim pending or, to the Knowledge of Seller, threatened against Seller or against the Purchased Assets or the Business, and there is no basis for any such Environmental Claim. Except as set forth on Schedule 3.13(c) of Seller’s Disclosure Letter, no asbestos or asbestos-containing material has ever been installed at the Real Property and Seller has not ever been subject to any Environmental Claims, including claims for bodily injury, death or medical monitoring, arising out of or relating to actual or alleged exposure to asbestos or asbestos-containing materials.

3.14   Intellectual Property.

(a)   Seller’s Intellectual Property. Schedule 3.14(a) of Seller’s Disclosure Letter contains a complete and accurate list of all of the following forms of the Seller Intellectual Property: (i) patented or registered Intellectual Property, (ii) pending patent applications or other applications for registrations of Intellectual Property, (iii) trade or corporate names, trade dress, logos, Internet domain names, unregistered trademarks and unregistered service marks, and (iv) unregistered copyrights.

(b)   Third Party Intellectual Property. Schedule 3.14(b) of Seller’s Disclosure Letter contains a complete and accurate list of all Intellectual Property owned by third parties and used in the operation of the Purchased Assets or the conduct of the Business as presently conducted, including (i) patents, (ii) trade or service marks, (iii) registered copyrights and (iv) computer software licenses, other than readily available word processing, accounting and financial analysis software generally available in the retail market with an individual copy or user charge of less than $1,000 and an aggregate cost of less than $10,000. To the extent not otherwise disclosed on Schedule 3.10(a) of Seller’s Disclosure Letter, Schedule 3.14(b) of Seller’s Disclosure Letter identifies each license agreement, maintenance and support agreement or other Contract relating to the Intellectual Property referred to in this Section 3.14(b).

(c)   Status. Seller owns and possesses all right, title and interest in, or has the right to use pursuant to a valid and enforceable written license, all Intellectual Property used by it in the operation of Business as presently conducted. Seller has not leased, transferred, or licensed any Seller Intellectual Property to any third party. Seller’s rights in the Seller Intellectual Property is valid and enforceable and no portion thereof has been misused in a manner that would constitute a valid and successful defense to claims by Seller against a third party for infringement of any Seller Intellectual Property. No loss or expiration of any Seller Intellectual Property is pending, reasonably foreseeable, or to the Knowledge of Seller, threatened. Following the consummation of the transactions contemplated hereby and by the other Transaction Documents, the Seller Intellectual Property shall be owned or available for use by Purchaser immediately after the Closing on terms and conditions identical to those under which Seller owned or used the Seller Intellectual Property immediately prior to the Closing.

(d)   Adverse Claims. No claims against Seller have been made or are presently pending contesting the validity, use, ownership or enforceability of any Seller Intellectual Property, and, to the Knowledge of Seller, there is no basis for any such claim. Seller has not infringed or misappropriated, and the operation of the Business as currently conducted does not infringe or misappropriate, any Intellectual Property of any other

Persons, nor has Seller received any notice regarding any of the foregoing (including, any demand or offer to license any Intellectual Property from any other Person). To the Knowledge of Seller, no third party has infringed or misappropriated any Seller Intellectual Property.

3.15   Business IT Systems.   All Business IT Systems are in good working condition and are sufficient for the operation of the Business as currently conducted. In the past three (3) years, there has been no (i) malfunction, failure, continued substandard performance, or impairment of the Business IT Systems that has resulted or is reasonably likely to result in disruption or damage to the Business. Seller has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Business IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements.

3.16   Data Security.   Seller has complied with Applicable Law and all publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Business. In the past three (3) years, Seller has not (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Company’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any Applicable Law concerning privacy, data security, or data breach notification, in each case in connection with the conduct of the Business, and there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

3.17   Tax Matters.   Except as set forth on Schedule 3.17 of Seller’s Disclosure Letter:

(a)   All Tax Returns required to be filed by Seller for any pre-Closing Tax period have been, or will be, timely filed with the appropriate Governmental Authorities. Such Tax Returns are, or when filed, will be, true, complete and correct in all material respects. All income and other material Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid to the appropriate Governmental Authorities. No claim has been made by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Tax by that jurisdiction or required to file a Tax Return in that jurisdiction. There are no Liens for Taxes (other than with respect to Taxes not yet due and payable) on or encumbering any of the Purchased Assets.

(b)   Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of Applicable Law.

(c)   No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller. Seller has not agreed to any extension of time for an assessment or deficiency related to Taxes with respect to the Business or any Purchased Asset. All deficiencies asserted, or assessments made, against Seller, any Purchased Asset, or the Business as a result of any examinations by any Governmental Authority have been fully paid. Seller is not a party to any action by any Governmental Authority with respect to Taxes, and there are no pending or, to the Knowledge of Seller, threatened actions against Seller by any Governmental Authority.

(d)   Seller is not a “foreign person” within the meaning of IRC Section 1445 and the Treasury Regulations thereunder.

(e)   Seller is not, and has never been, a party to, or a promoter of, a “reportable transaction” within the meaning of IRC Section 6707A(c)(1) and Treasury Regulations Section 1.6011-4(b) or a “listed transaction” as set forth in Treasury Regulation Section 301.6111-2(b)(2) (or any corresponding or similar provision of federal, state, local or non-U.S. Tax Law).

(f)   None of the Assumed Liabilities is an obligation to make any payment that will be subject to any additional Tax under IRC Section 409A.

(g)   None of the Purchased Assets is (i) subject to a “safe harbor lease” under former Section 168(f)(8) of the IRC, subject to IRC Section 168(g)(1)(A), “tax-exempt use property” within the meaning of IRC Section 168(h), or “tax-exempt bond financed property” within the meaning of IRC Section 168(g)(5),

(ii) subject to a disqualified leaseback or long-term agreement as defined in IRC Section 467, (iii) directly or indirectly securing any debt the interest on which is tax-exempt under IRC Section 103(a) or (iv) an asset that would cause the REIT to fail to satisfy the requirements of IRC Section 856(c).

(h)   Seller is not a party to or bound by any Tax allocation, Tax sharing agreement, Tax indemnity or similar contract or arrangement other than customary commercial agreements (such as leases) entered into in the ordinary course of business a principal purpose of which is not Taxes.

(i)   No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Governmental Authority with respect to Seller, the Business or the Purchased Assets.

3.18   Employees.

(a)   Schedule 3.18(a) of Seller’s Disclosure Letter contains, for each current Employee, a true, complete and correct list of the: Employee’s name; hire date; department; current annual salary or hourly rate of pay (whichever is applicable); bonuses and other incentive pay earned in 2018 (whether paid in 2018 or 2019); accrued bonuses and other incentive pay for 2019; part-time, full-time or temporary status; exempt or non-exempt status; accrued unused vacation benefits; leave of absence status (including FMLA and disability), including any expected return to work date; and service credited for purposes of vesting and eligibility to participate under the Employee Plans. Schedule 3.18(a) of Seller’s Disclosure Letter also sets forth a list of each “covered employee” and any “qualified beneficiary” related to such covered employee who has experienced a “qualifying event” or is receiving “continuation coverage” as of the date hereof, and identifies the date and nature of each such qualifying event, in each case, as such term is defined in COBRA. Except as listed on Schedule 3.18(a) of Seller’s Disclosure Letter, each Employee may be terminated at will by Seller without penalty or any continuing obligations, except for any accrued benefits under the Employee Plans and statutory obligations to former employees. Seller has provided accurate and complete I-9 information for all Employees listed in Schedule 3.18(a) of Seller’s Disclosure Letter.

(b)   Schedule 3.18(b) of Seller’s Disclosure Letter contains a true, complete and correct list of the name, service date, compensation rate, and a brief description of the services of each other Person that performs or, within the 6-month period prior to the date hereof, performed personal services for Seller as an independent contractor. All individuals characterized and treated by Seller as independent contractors or consultants are properly treated as independent contractors under Applicable Law, and all current Employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified.

(c)   Seller is and has been in compliance with all Applicable Law pertaining to employment and employment practices, including those relating to labor relations or arising under labor relations laws, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of Employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. There are no actions, charges or proceedings against Seller pending, or to the Knowledge of Seller, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the hiring or termination of any current or former applicant, employee, consultant or independent contractor of Seller.

(d)   Seller has not at any time recognized any collective bargaining agent for Employees and is not and has not been bound by any collective bargaining agreement covering any of its Employees; no such agreements are being negotiated as of the date hereof; and to the Knowledge of Seller, there is not, and has not been, any organizational effort made or threatened by or on behalf of any collective bargaining representative with respect to Employees. Seller has not experienced any strike, grievance, claims of unfair labor practices, or other collective bargaining disputes, and to the Knowledge of Seller, none are threatened to be brought or filed, by or with any Governmental Authority.

(e)   All employment agreements to which Seller is a party (“Employment Agreements”) are listed in Schedule 3.10(a)(iii) of Seller’s Disclosure Letter.

3.19   Employee Plans and Related Matters.

(a)   Schedule 3.19(a) of Seller’s Disclosure Letter sets forth a list, as of the date hereof, of every plan, program or arrangement which Seller currently sponsors, maintains or contributes or is bound to on behalf of Employees for: defined benefit or defined contribution retirement benefits; stock purchase or ownership; executive compensation, including deferred compensation or equity participation; bonus, commission, profit-sharing and other incentive compensation; vacation, sick and other paid and unpaid leave; short-term or long-term disability benefits; death benefits; health care benefits; severance, salary continuation or other termination pay benefits; employee assistance benefits; and each other material employee benefit, including without limitation each “employee benefit plan” within the meaning of Section 3(3) of ERISA, that is established, maintained, adopted, sponsored, or contributed to, by Seller for the benefit of or relating to any Employees or their dependents, survivors, or beneficiaries, whether or not in writing and for which Seller could have liabilities (whether provided through insurance or otherwise); and all of the foregoing are hereinafter collectively referred to as “Employee Plans”.

(b)   With respect to each Employee Plan, Seller has provided, or made available, to Purchaser where applicable: (i) all documents embodying or governing such Employee Plan (or a complete and accurate summary of any Employee Plan that is not evidenced by a written plan document), and any funding medium for the Employee Plan (including, without limitation, trust agreements), (ii) the most recent IRS determination or opinion letter with respect to such Employee Plan under Section 401(a) of the IRC, (iii) the three (3) most recently filed IRS Form 5500 Annual Reports and accompanying schedules and audited financial statements, (iv) the most recent actuarial report, (v) the current summary plan description for such Employee Plan and all summaries of material modifications thereto, (vi) any insurance policy related to such Employee Plan, and (vii) all material written correspondence received from the IRS, Pension Benefit Guaranty Corporation, the U.S. Department of Labor or any other Governmental Authority relating thereto.

(c)   Each Employee Plan has been administered in accordance with the requirements of Applicable Law, including, without limitation, ERISA and the IRC, and is being administered and operated in accordance with its terms.

(d)   No Employee Plan is subject to Title IV of ERISA, a multiemployer plan (within the meaning of ERISA Section 3(37)), a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or a “multiple employer plan” (as defined in Section 413 of the IRC) and during the preceding six (6) years, Seller has not contributed to or maintained any such plan. Seller has no liability under Title IV of ERISA, the IRC or other Applicable Law with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA that is maintained by an ERISA Affiliate or to which an ERISA Affiliate contributes or previously contributed. Each Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the IRC has received a favorable determination letter from the IRS or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, and, to the Knowledge of Seller, nothing has occurred subsequent to the date of such favorable determination letter or opinion that could reasonably be expected to result in the disqualification of any such Employee Plan.

(e)   Full payment has been made, or otherwise properly accrued on the books and records of Seller, of all amounts that Seller is required under the terms of an Employee Plan to have paid as contributions to such Employee Plan on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued for on the books and records of Seller through the date hereof.

(f)   Neither Seller, nor any Person appointed or otherwise designated to act on behalf of Seller, or, to the Knowledge of Seller, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the IRC and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Plan that is reasonably expected to result in the imposition of a penalty or civil action pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the IRC.

(g)   There is no Action pending or, to the Knowledge of Seller, threatened with respect to any Employee Plan, other than routine claims for benefits. Within the three (3) years prior to the date hereof, Seller has not been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(h)   Except as set forth on Schedule 3.19(h) of Seller’s Disclosure Letter, no Employee Plan provides for any post-termination or retiree welfare benefits to any individual for any reason, other than as required under IRC Section 4980B, Part 6 of Title I of ERISA or other similar Applicable Law. With respect to each Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), all claims incurred by Seller are (i) fully insured, or (ii) covered under a contract with a health maintenance organization.

(i)   Except as set forth on Schedule 3.19(h) of Seller’s Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (individually or together with the occurrence of any other event): (i) entitle any current or former Employee, trustee, director or consultant of Seller to severance pay or any other payment, (ii) accelerate the time of payment, vesting or funding, or increase the amount or value of any compensation due to such person, (iii) result in “excess parachute payments” within the meaning of Section 280G(b) of the IRC, or (v) require a “gross-up” or other payment to any “disqualified individual” within the meaning of IRC Section 280G(c) or with respect to any deferred compensation plan within the meaning of IRC Section 409A.

(j)   Seller and each Employee Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (a “Company Health Plan”) (i) is currently in compliance with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”), and all regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), (ii) has at all times been in compliance with all applicable Healthcare Reform Laws, and (iii) no event has occurred, and to the Knowledge of Seller, no condition or circumstance exists, that would reasonably be expected to subject Seller or any Company Health Plan to any penalties or excise taxes under IRC Sections 4980D, 4980H, or 4980I or any other provision of the Healthcare Reform Laws.

3.20   Customers and Suppliers.

(a)   Purchaser is and has always been the sole customer of the Business and Seller, and the Business has been the sole business activity of Seller since its formation.

(b)   Schedule 3.20(b) of Seller’s Disclosure Letter identifies the ten (10) largest suppliers of the Business (in terms of expenditures) for (i) the most-recently completed fiscal year (the “Major Suppliers ”), and (ii) the 10-month period ended October 31, 2019. Seller has received no notice, nor does any Seller Party have Knowledge, that any Major Supplier will terminate or reduce its sales to, or otherwise materially increase pricing (or materially reduce discounts) offered to, Seller.

3.21   Insurance.

(a)   Schedule 3.21(a) of Seller’s Disclosure Letter lists all insurance carried by or on behalf of Seller with respect to the Business or the Purchased Assets (the “Seller Insurance Policies”), true, complete and correct copies of which have been furnished to Purchaser, and sets forth a summary of all insurance carried by on behalf of Seller since January 1, 2016 with respect to the Business or the Purchased Assets. Each of the Seller Insurance Policies is in full force and effect, the premiums due thereon have been timely paid, and Seller is not in default with respect to its obligations under any of such policies. Seller has not received notice of cancellation or termination with respect to any Seller Insurance Policy, nor any predecessor policy since December 31, 2016. All liability insurance policies covering the Business or any Purchased Asset have been and are on an “occurrence” basis, rather than a “claims made” basis, and, since January 1, 2016 have been and are with insurers rated at least A+ by A.M. Best. The Seller Insurance Policies are of the type and in the amounts customarily carried by Persons owning assets such as the Purchased Assets or conducting a business similar to the Business and are sufficient for compliance with all Applicable Law and Contracts to which Seller is a party or by which it is bound. Seller has given timely notice to the insurer of all material claims that may be insured by the Seller Insurance Policies.

(b)   Schedule 3.21(b) of Seller’s Disclosure Letter lists all open or pending insurance claims made against any Seller Insurance Policy, as well as all such claims made during the periods specified on Schedule 3.21(b) against any current or former insurance policy carried by or on behalf of Seller or otherwise covering the Purchased Assets or the Business.

3.22   Affiliate Transactions.   Except for the performance of services by Seller in the ordinary course of business pursuant to the Management Agreement or otherwise as set forth and described in Schedule 3.22 of Seller’s Disclosure Letter, no current or former officer, director, member, employee, Representative, Affiliate of Seller, nor any of its respective Affiliates nor, to Seller’s Knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Seller or has any interest in any of the Purchased Assets, and none of the assets, tangible or intangible, or properties that are used by Seller in the Business are owned by any such Person or individual.

3.23   Brokers.   Except for the fee payable to [Raymond James] set forth on Schedule 3.23 of Seller’s Disclosure Letter, which shall be paid by Seller or one of the other Seller Parties, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

3.24   OpCo Units.

(a)   Seller understands that the OpCo Units to be issued hereunder have not been registered under the Securities Act, or under Blue Sky Laws, in reliance upon exemptions contained in the Securities Act and Blue Sky Laws and any applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless, among other things, such OpCo Units subsequently are so registered or qualify for exemption from registration under the Securities Act and Blue Sky Laws.

(b)   The OpCo Units are being acquired under this Agreement by Seller in good faith solely for its own account for investment and not with a view toward resale or other distribution in violation of the Securities Act. Seller understands and agrees that the OpCo Units shall not be disposed of by Seller in contravention of the Securities Act or any applicable Blue Sky Laws.

(c)   Seller Parties have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of Seller’s investment in the OpCo Units, and they understand and are able to bear any economic risks associated with such investment (including the inherent risk of losing all or part of the value of the investment in such OpCo Units).

(d)   Seller Parties are personally and directly familiar with business that is conducted and is intended to be conducted by Purchaser and the REIT, including financial matters related to such business, have been given the opportunity to ask questions of, and receive answers from, the REIT Board, and the officers of Purchaser and the REIT concerning the business and financial affairs of Purchaser and the REIT, and the terms and conditions of Seller’s acquisition of such OpCo Units, and have had further opportunity to obtain any additional information desired (including information necessary to verify the accuracy of the foregoing).

(e)   Seller Parties acknowledge that the OpCo Units acquired under this Agreement will bear a Securities Act legend and the legend set forth in Section 2.6 of the Operating Agreement.

(f)   Seller has had an opportunity, to the full extent it deemed necessary or desirable, to inform its legal and/or financial advisers of the terms, nature and risks of investing in the OpCo Units at this time, and to consult with them as appropriate about the investment.

(g)   Seller is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows as of the date of this Agreement and as of the Closing Date:

4.1    Organization.   Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to conduct business in and is in good standing in each jurisdiction where it is required to be so qualified.

4.2   Authority; No Violation; Enforceability.   Purchaser has all requisite power and authority necessary to enter into the Transaction Documents to be executed and delivered by it pursuant to this Agreement and to perform its obligations under such Transaction Documents. The execution and delivery of such Transaction Documents and the consummation by Purchaser of the transactions contemplated by, and other compliance with or performance under, such Transaction Documents have been duly authorized by all necessary action on the part of Purchaser. The execution and delivery by Purchaser of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby do not and will not violate, conflict with, result in a breach or default under, or give to others any interest or rights of termination, cancellation or acceleration with respect to any organizational document or any agreement, permit, instrument or obligation applicable to Purchaser, or any of its assets, nor will any such execution, delivery and performance require the consent, waiver or approval of any Person that has not been received. The Transaction Documents to which Purchaser is a party or signatory constitute the legal, valid and binding obligations of Purchaser and are enforceable in accordance with their terms.

4.3   OpCo Units.   The OpCo Units are a newly created class of units and no units are issued and outstanding on the date hereof. All of the OpCo Units to be delivered as Purchase Consideration have been duly authorized and, upon issuance pursuant to the terms of this Agreement, will be validly issued.

4.4   No Litigation.   There is no litigation, action, claim, proceeding, or governmental audit or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser which may affect Purchaser’s ability to perform its obligations under the Transaction Documents.

4.5   Brokers.   Except for the fee payable to HFF Securities, L.P. (the “REIT Financial Advisor”) set forth on Schedule 4.5 of Seller’s Disclosure Letter, which shall be paid by Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE REIT

The REIT hereby represents and warrants to Seller as follows as of the date of this Agreement and as of the Closing Date:

5.1   Organization.   The REIT is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland and is duly qualified to conduct business in and is in good standing in each jurisdiction where it is required to be so qualified.

5.2   Authority; No Violation; Enforceability.   The REIT has all requisite corporate power and authority necessary to enter into the Transaction Documents to be executed and delivered by it pursuant to this Agreement and to perform its obligations under such Transaction Documents. The Special Committee has unanimously approved the transactions contemplated by this Agreement and recommended such transactions to the holders of REIT Stock for approval. The transactions contemplated by this Agreement are subject to approval by a majority of the votes cast by the holders of REIT Stock (other than votes cast for shares owned directly or indirectly by Dean Jernigan and John A. Good or their Affiliates; provided, however, that for purposes of determining whether a quorum is present at such meeting, the shares owned of record by Dean Jernigan and John A. Good and their Affiliates shall be counted) at a Stockholders Meeting at which a quorum is present (the “Requisite Stockholder Vote”). Subject to the Requisite Stockholder Vote, the execution and delivery of such Transaction Documents and the consummation by the REIT of the transactions contemplated by, and other compliance with or performance under, such Transaction Documents have been duly authorized by all necessary action on the part of the REIT. The execution and delivery by the REIT of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby do not and will not violate, conflict with, result in a breach or default under, or give to others any interest or rights of termination, cancellation or acceleration with respect to any organizational document or any agreement, permit, instrument or obligation applicable to the REIT, or any of its assets, nor will any such execution, delivery and performance require the consent, waiver or approval of any Person that has not been received. The Transaction Documents to which the REIT is a party or signatory constitute the legal, valid and binding obligations of the REIT and are enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, moratorium, receivership, insolvency or other laws affecting the rights of creditors, generally, or to general principles of equity.

5.3   Fairness Opinion.   The REIT Financial Advisor has delivered to the Special Committee its opinion to the effect that, as of the date of this Agreement, and subject to the various limitations, assumptions, factors and matters set forth therein, the Purchase Consideration is fair, from a financial point of view, to the holders of REIT Stock who are not affiliated with Seller or its Affiliates.

5.4   No Litigation.   There is no litigation, action, claim, proceeding, or governmental audit or investigation pending or, to the knowledge of the REIT, threatened against the REIT which may affect the REIT’s ability to perform its obligations under the Transaction Documents.

5.5   Brokers.   Except for the fee payable to the REIT Financial Advisor set forth on Schedule 4.5 of Seller’s Disclosure Letter, which shall be paid by Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the REIT or any of its Affiliates.

5.6   Redemption Shares.   The issuance of shares of REIT Stock upon redemption of the OpCo Units issuable pursuant to this Agreement (the “Redemption Shares”) has been duly authorized by the REIT Board, and, if and when issued in accordance with the terms of the Operating Agreement, such Redemption Shares will be validly issued, fully paid and non-assessable.

ARTICLE 6
THE CLOSING

6.1   Generally.   The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at a time and on a date to be specified by the Parties, which will be no later than the second Business Day after the satisfaction or waiver by the applicable Party of all the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied at the Closing), or at such other time, date and location as otherwise agreed by the Parties (the date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date”) by electronic exchange of the closing deliverables contemplated herein. The Closing will be deemed to take place at the offices of Hunton Andrews Kurth LLP at 951 East Byrd Street, Richmond, Virginia 23219. If all such actions are taken or appropriately waived, then the Closing shall be effective at 12:01 a.m. (Eastern Standard Time) on the Closing Date (the “Effective Time”).

6.2   Deliveries at Closing.

(a)   Deliveries by Seller. Seller shall deliver or cause to be delivered, in addition to all other items specified elsewhere in this Agreement, the following to Purchaser at the Closing, each of which must be in form and substance reasonably satisfactory to Purchaser:

(i)   Bill of Sale. A bill of sale substantially in the form attached as Exhibit A hereto, duly completed in favor of Purchaser and duly executed by Seller.

(ii)   Assignment and Assumption Agreement. An assignment and assumption agreement substantially in the form attached as Exhibit B hereto (“Assignment and Assumption Agreement”), duly executed by Seller.

(iii)   Secretary’s Certificate. A certificate from Seller executed by the secretary (or equivalent officer) of Seller, dated as of the Closing Date, certifying that attached thereto are true and correct copies of (i) Seller’s Organizational Documents, each as amended through such date and certified by the Secretary of State of the State of Florida, and (ii) all resolutions adopted by Seller authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents and the consummation of all transactions contemplated hereby and thereby, that such resolutions are in full force and effect, and that they are all of the resolutions adopted in connection with such transactions, and (iii) as to the names and signatures and, where applicable, incumbency of each Person executing a Transaction Document on behalf of Seller.

(iv)   Certificates of Good Standing. Certificates of Good Standing (or equivalent) with respect to Seller from the Secretary of State (or equivalent) of the State of Florida and from each other state listed on Schedule 3.1(a) of Seller’s Disclosure Letter, each dated as of a date not more than thirty (30) days prior to the Closing Date.

(v)   Files and Records. The Files and Records.

(vi)   Assignment of Office Lease. An assignment of lease substantially in the form attached as Exhibit C hereto (“Assignment of Office Lease”), duly executed by Seller.

(vii)   Assignment of Management Agreement. An assignment of the Management Agreement substantially in the form attached as Exhibit D hereto (“Assignment of Management Agreement”), duly executed by Seller.

(viii)   Non-Foreign Person Affidavit. A non-foreign person affidavit that complies with the requirements of IRC Section 1445 and the Treasury Regulations thereunder, in a form reasonably satisfactory to Purchaser, duly executed by Seller.

(ix)   Tax Clearance and Bulk Sales Certificates. (A) Any and all certificates and other documents necessary to establish Seller’s compliance with the requirements and provisions of any Tax clearance, bulk sales, bulk transfer or similar Laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and (B) such other evidence as Purchaser may request to evidence Seller’s compliance with the Tax laws of each state in which the Purchased Assets are located and each other jurisdiction in which Seller files any Tax Return, or to determine the amount of withholding required to avoid successor liability in accordance with such states’ applicable tax clearance procedures.

(x)   Membership Acceptances. Documents evidencing the admission of each member of Seller as a member of Purchaser and the acceptance of the terms of the limited liability company agreement of the Purchaser (the “Operating Agreement”) by such members in accordance with Section 12.2 of the Operating Agreement.

(xi)   Other. Such other documents, instruments and certificates as Purchaser may reasonably request in order to consummate or more effectively evidence the transactions contemplated by this Agreement and the other Transaction Documents.

(b)   Deliveries by Purchaser. Purchaser shall deliver or cause to be delivered, in addition to all other items specified elsewhere in this Agreement, the following to Seller (or such other Person as is applicable) at the Closing, each of which must be in form and substance reasonably satisfactory to Seller:

(i)   Initial Purchase Consideration. The Initial Purchase Consideration.

(ii)   Assignment and Assumption Agreement. The Assignment and Assumption Agreement, duly executed by Purchaser.

(iii)   Assignment of Office Lease. The Assignment of Office Lease, duly executed by Purchaser.

(iv)   Assignment of Management Agreement. The Assignment of Management Agreement, duly executed by Purchaser.

(v)   New York Stock Exchange Approval. A notification from the New York Stock Exchange that the Redemption Shares have been reserved for listing.

(vi)   Other. Such other documents, instruments and certificates as Seller may reasonably request in order to consummate or more effectively evidence the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE 7
OTHER AGREEMENTS

7.1   Proxy Statement.

(a)   The REIT shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, a preliminary Proxy Statement with respect to the Stockholders Meeting. Seller shall cooperate with the REIT in connection with the preparation of the Proxy Statement and any such other filings, including delivering to the REIT any required information regarding the Seller Parties and any financial statements of the Seller reasonably requested by the REIT or required to be included in the Proxy Statement by Applicable Law.

(b)   The REIT shall set a date for the Stockholders Meeting in accordance with Section 7.2 and cause the Proxy Statement to be mailed to the holders of the REIT’s stockholders as promptly as practicable after the earlier of (i) receiving notification that the SEC or its staff is not reviewing the Proxy Statement or (ii) the conclusion of any SEC or staff review of the Proxy Statement.

(c)   If at any time prior to the Stockholders Meeting, any information relating to the REIT, Purchaser or Seller, or any of their respective Affiliates, is discovered by a Party, which information should, on the advice of counsel, be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the REIT, and the REIT shall prepare and mail to its stockholders such an amendment or supplement, in each case, to the extent determined by the REIT to be required by Applicable Law.

7.2   Stockholders Meeting.   The REIT, acting through the REIT Board (or a committee thereof), shall, as promptly as practicable following confirmation by the SEC that the SEC has no further comments on the Proxy Statement or that the REIT may commence mailing the Proxy Statement, take all action required under Applicable Law and the REIT’s Organizational Documents and the applicable requirements of the New York Stock Exchange necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable a Stockholders Meeting; provided that the REIT may postpone or adjourn such meeting solely (a) to the extent required by Applicable Law, (b) with the written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), (c) to allow reasonable additional time to solicit additional proxies to the extent the REIT reasonably believes necessary in order to obtain the Requisite Stockholder Vote or (d) in the absence of a quorum. The REIT Board (or the Special Committee) shall recommend that the holders of REIT Stock vote in favor of the Agreement and the transactions contemplated hereunder (the “Agreement Proposal”), and the REIT shall use its reasonable efforts to solicit from the holders of REIT Stock proxies in favor of the Agreement Proposal. Notwithstanding the foregoing, the REIT Board may, without liability hereunder, decline to make or may withdraw, modify or change its recommendation at any time prior to obtaining the Requisite Stockholder Vote if the Special Committee determines in good faith (after consultation with its outside counsel) that the failure to take such action would be inconsistent with its duties to the REIT or the REIT’s stockholders under applicable Law.

7.3   Third Party Consents; Conflicting Instruments.   Seller shall use its reasonable best efforts to obtain the consent or waiver of any third party necessary in connection with the assignment and assumption of any of the Assumed Contracts, Assigned Permits, or Intellectual Property or any other aspect of the transactions contemplated by this Agreement. If any such consent is not obtained prior to Closing then (a) the applicable Contract, Permit or Intellectual Property shall not be assigned at the Closing, and (b) Seller will cooperate with Purchaser to provide Purchaser with the net benefits thereof, and to obtain such consent or waiver (or the issuance of new Permits to Purchaser) as soon as practical following Closing. The Parties acknowledge that some third parties may require Purchaser and/or Seller to execute certain agreements or acknowledgments in connection with granting consent or giving waivers, and that such agreements and acknowledgments may include terms and conditions that conflict with, or purport to alter, the allocation of Retained Liabilities and Assumed Liabilities between the Parties as set forth in this Agreement. The Parties agree that, notwithstanding a conflicting term in any such instrument (whether made before or after the date hereof), as between such Parties, the terms in this Agreement shall govern the assignment and assumption of the applicable Assumed Contracts, Assigned Permits or Intellectual Property in all respects.

7.4   Access to Information.   From the date hereof until the Closing, Seller shall (a) afford Purchaser and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, Files and Records, Contracts and other documents and data related to the Business; (b) furnish Purchaser and its Representatives with such financial, operating and other data and information related to the Business as Purchaser or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Purchaser in its investigation of the Business.

7.5   Conduct of Business.   Between the date of this Agreement and the Closing or earlier termination of this Agreement, unless Purchaser shall otherwise consent in advance in writing:

(a)   Required Actions. Seller shall:

(i)   maintain its legal existence;

(ii)   conduct the Business only in the ordinary course pursuant to the Management Agreement;

(iii)   pay the debts, Taxes and other obligations of the Business when due;

(iv)   maintain the properties and assets included in the Purchased Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(v)   continue in full force and effect without modification all insurance policies of the Business, except as required by Applicable Law; and

(vi)   use all commercially reasonable efforts to (A) operate in such a manner as to assure that the representations and warranties of Seller set forth in this Agreement will be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, and (B) preserve and maintain good relationships with suppliers, distributors, Employees, Governmental Authorities, business associates and others having material relationships with the Business.

(b)   Prohibited Actions. Seller shall not do any of the following:

(i)   effect any change to its Organizational Documents;

(ii)   make any change in the accounting methods or practices of Seller;

(iii)   make any Tax election (or revocation or change of any Tax election), change any annual Tax accounting period, elect to adopt, revoke, or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle or compromise any Tax claim or assessment relating to Seller, surrender any right to claim a refund of Taxes, extend or waive any applicable statute of limitations with respect to Taxes, take any Tax position that is inconsistent with past practice, or any similar action relating to the filing of any Tax Return or the payment of any Tax;

(iv)   sell, transfer, assign, license, lease or otherwise convey any interest in, or waive of any right with respect to, the Purchased Assets, or any of them;

(v)   impose any Lien with respect to any Purchased Asset (other than Permitted Liens);

(vi)   modify, amend, cancel or terminate any Assumed Contract or enter into any new Material Contract;

(vii)   make any capital expenditures which would constitute or give rise to any Lien or Assumed Liability; or

(viii)   make any change in the salary, bonus or other compensation of any director, officer, Employee, leased employee or independent contractor of Seller, any increase or addition to other benefits to which any such Person may be entitled or the adoption or amendment of any Employee Plan, except for changes in the ordinary course of business consistent with the past practices of Seller as to timing and amount; or

(ix)   agree to do or cause any of the things described in this Section 7.5(b).

(c)   Management Agreement Payments. Base management fees payable to Seller pursuant to the Management Agreement will continue to accrue through the Closing Date and will be paid on the Closing Date on a pro rata basis based on the number of days in the calendar quarter prior to the Closing Date relative to the number of days in the full calendar quarter in which the Closing occurs. No incentive fees will accrue or be payable to Seller pursuant to the Management Agreement prior to or after Closing.

7.6   Notice of Certain Events.

(a)   From the date hereof until the Closing, the Seller Parties shall promptly notify Buyer in writing of:

(i)   any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions to Closing set forth in Section 8.1 to be satisfied;

(ii)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)   any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)   any Actions commenced or, to Seller’s Knowledge, threatened against, relating to or involving or otherwise affecting the Purchased Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)   Buyer’s receipt of information pursuant to this Section 7.6 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement (including Section 9.1 and Section 10.1(b)) and shall not be deemed to amend or supplement the Disclosure Letter.

7.7   Employee Matters.

(a)   Purchaser intends to employ all current Employees listed on Schedule 3.18(a) of Seller’s Disclosure Letter who are employed by Seller on the Closing Date. Seller shall accept the resignation or otherwise terminate such Employees no later than immediately prior to the Effective Time. Seller’s employees hired at the Closing by Purchaser are referred to herein as “Continuing Employees.” Seller agrees to release each Continuing Employee from any agreements (including restrictive covenant agreements) that would in any way prohibit or restrict the Continuing Employee’s ability to work or perform activities for Purchaser or its Affiliates. For avoidance of doubt, nothing in this Agreement, expressed or implied, confers upon any Employee any rights or remedies, including any right to employment or continued employment for any specified period.

(b)   Purchaser shall not be obligated to continue or maintain any particular benefit or component of any Employee Plan after the Closing, and nothing in this Agreement affects Purchaser’s ability to amend or terminate Purchaser’s employee benefits at any time, in its sole discretion.

(c)   Notwithstanding anything to the contrary in this Section 7.7, the Parties expressly acknowledge and agree that (i) this Agreement is not intended to create a contract between Purchaser, Seller or any of their respective Affiliates on the one hand and any Employee on the other hand, and no Employee may rely on this Agreement as the basis for any breach of contract claim against Purchaser or Seller, (ii) nothing in this Agreement shall be deemed or construed to require Purchaser to continue to employ any particular Employee for any period after Closing, and (iii) nothing in this Agreement shall be deemed or construed to limit Purchaser’s right to terminate the employment of any Continuing Employee during any period after the Closing Date.

7.8   Certain Tax Matters.

(a)   All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (collectively, “Transfer Taxes”) shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser and paid when due. The Parties agree to execute and deliver to each other such resale, occasional sale, or similar certificates as may be requested in order to qualify for available exemptions from Transfer Taxes. Seller shall, at its own expense, timely file any Tax Return or other document with respect to Transfer Taxes, and Purchaser shall cooperate with respect thereto as necessary. Seller has notified (and Purchaser may notify) all of the Governmental Authorities in the jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities. If any Governmental Authority asserts that Seller is liable for any Tax, Seller shall promptly pay any and all such amounts and shall provide evidence to Purchaser that such liabilities have been paid in full or otherwise satisfied.

(b)   Seller shall include the Purchased Assets and any items of income, gain, loss, deduction, and tax credit with respect to the Purchased Assets and properly allocable under applicable Tax Law to a Pre-Closing Tax Period on Seller’s federal, state, local and non-U.S. income Tax Returns.

(c)   Purchaser shall prepare and file any Tax Returns that are required to be filed with respect to the Purchased Assets that are filed after the Closing Date. Seller shall pay to Purchaser the amount of any property and similar ad valorem Taxes with respect to the Purchased Assets allocable to the pre-Closing portion of any Straddle Period within five (5) Business Days of the receipt of a request from Purchaser for such payment.

(d)   Any and all existing Tax indemnification, sharing, allocation, and similar agreements (whether written or not) binding upon the Purchased Assets or the Business shall be terminated as of the Closing Date.

7.9   Name.   After the Closing, no Seller Party shall utilize in connection with any business activity the names “Jernigan Capital”, “JCap” and “JCap Advisors”, or any other name or designation included in the Purchased Assets; provided, however, that if the REIT changes its name to a name other than “Jernigan Capital” following Closing, then commencing one year after the date of such change of name, Dean Jernigan and his family shall have the right to utilize the name “Jernigan Capital” in connection with any Jernigan Family Business. In addition, with the exception described in the immediately preceding sentence, no Seller Party shall, at any time from and after the Closing, make any trade name or other filing or otherwise register any business or Intellectual Property in any jurisdiction or with any Governmental Authority, to the extent such filing or registration involves any trade names used in the Business, including the names “Jernigan Capital”, “JCap” and “JCap Advisors”, or any other name or designation included in the Purchased Assets. Purchaser may, after the Closing, file all such documents necessary to register the Business or any Intellectual Property of Seller as a trade or fictitious name in such jurisdictions as Purchaser shall deem necessary, and Seller shall cooperate as reasonably requested in connection therewith, including execution of assignments or releases of such names with any Governmental Authority. Within five (5) Business Days after Closing, Seller shall provide Purchaser with evidence that Seller has filed the necessary documents to change its name with the Secretary of State of the State of Florida and each state listed on Schedule 3.1(a) of Seller’s Disclosure Letter to one that does not include and is not otherwise in any way similar to Seller’s or the REIT’s current name.

7.10   Public Announcements.   Prior to the Effective Time, the REIT, Purchaser and Seller will consult with each other as to the form and substance of any press release or other public statement related to this Agreement prior to issuing such press release or public statement or making any other public disclosure related thereto (including any broad-based employee communication that is reasonably likely to become the subject of public disclosure); provided that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Applicable Law or rules of the New York Stock Exchange.

7.11   Restrictive Covenants.

(a)   Non-Competition.   Each Seller Party agrees that neither it nor any of its Affiliates shall, at any time during the Restricted Period, directly or indirectly, either individually, in partnership, jointly, or in conjunction with, or on behalf of, any Person (other than Purchaser, the REIT, their respective subsidiaries or any unconsolidated joint venture of Purchaser, the REIT or their respective subsidiaries, including, without limitation, Storage Lenders, LLC): (i) engage in the Restricted Business; or (ii) otherwise associate with, obtain any interest in, advise, consult, lease property or lend money to, guarantee the debts or obligations of, perform services for, or otherwise participate in the ownership, management, or control of any Person engaged in the Restricted Business; provided, however, that nothing in this Agreement shall prevent or restrict the Seller Parties, or any of their respective Affiliates from any of the following: (x) owning equity interests, indebtedness or other securities representing not more than five percent (5%) of the equity capital of a company that is engaged in the Restricted Business, so long as the Restricted Party is not otherwise associated with the management of such company, including by serving on the board of directors or holding any other similar governing position; or (y) owning, operating or leasing, directly or indirectly, properties acquired as a result of loss mitigation, foreclosure or similar activities in connection with or incidental to investments and loans made by Seller Parties prior to the date hereof.

(b)   No Solicitation or Interference with Business Relationships.   Each Seller Party agrees that neither it nor any of its Affiliates shall, for the duration of the Restricted Period, directly or indirectly, attempt, or assist any third party in attempting or seeking, to cause, any adverse interference with the business relationship between the REIT, Purchaser or any of their Affiliates and any of their respective suppliers or vendors.

(c)   No Solicitation or Interference with Employees.   Each Seller Party agrees that neither it nor any of its Affiliates shall, for the duration of the Restricted Period, directly or indirectly, hire, solicit, request or induce any Continuing Employee to terminate his or her employment with Purchaser or enter the employ of any other Person; provided, however, that (i) general advertisements with respect to a position that are not directed to employees of Purchaser or any of its Affiliates will not violate this Section 7.11(c) and (ii) Jonathan L. Perry may at any time after termination of his employment by Purchaser (or its Affiliate) work for a Jernigan Family Business.

(d)   Nondisparagement.   Each Seller Party agrees that neither it nor any of its Affiliates will, at any time, make or cause to be made any statements that disparage or damage the reputation of the Business, the REIT, Purchaser or any of their Affiliates or their current and former officers, directors, employees and agents.

(e)   Protected Information.   From and at all times after the Closing, each Seller Party shall, and shall cause its Affiliates to, use its reasonable best efforts to cause its and their respective Representatives to: (i) hold in strict confidence any and all Confidential Information, whether written or oral, concerning the Business or the Purchased Assets, and (ii) not sell or use Confidential Information for such Person’s own direct or indirect benefit or the benefit of any other Person except to the extent that Seller can show that such information (x) is generally available to and known by the public through no fault of such Seller Party, any of its Affiliates or their respective Representatives; or (y) is lawfully acquired by such Seller Party, Affiliate or Representative from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Seller Party, its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Applicable Law, such Seller Party shall promptly notify Purchaser in writing and shall cause the applicable party to disclose only that portion of such information which it is advised by its counsel in writing is legally required to be disclosed, provided that such Seller Party shall use its reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Each Seller Party acknowledges and agrees that Purchaser or its Affiliates shall, at the Closing, become the exclusive owners of the Confidential Information and that the Seller Parties shall cease to have any right, title or interest therein. For purposes of this Agreement, “Confidential Information” means information of or concerning the Business, Purchased Assets, or the Seller Parties including Trade Secrets, not generally known to the public, including, to the extent consistent with the foregoing, financial statements, financial projections and budgets, customer data, capital spending budgets and plans, and the names of key personnel, customer requirements, price lists, market studies, business plans, systems, structures and architectures. The foregoing shall not limit any protections or benefits available to Purchaser with respect to trade secrets under Applicable Law.

(f)   Jonathan Perry Restrictive Covenants.   Notwithstanding the foregoing, Jonathan Perry shall not be subject to the provisions of Sections 7.11(a) through (e). Jonathan Perry shall, however, be subject to the restrictive covenants contained in the Jonathan L. Perry Employment Agreement, which are hereby incorporated by reference and are supported by the additional consideration contained in this Agreement.

(g)   Acknowledgment; Separate Covenants; Enforcement.   Each Seller Party acknowledges that it will receive significant consideration in connection with the Closing of the transaction contemplated by this Agreement. Each Seller Party further acknowledges that Purchaser wishes to protect the goodwill, Trade Secrets and other Confidential Information of the Business being acquired by Purchaser under this Agreement, and Seller is agreeing to and making the covenants contained in this Section 7.11, among other things, to induce Purchaser to engage in and consummate the transactions contemplated by this Agreement. Each Seller Party acknowledges that the consideration received by such Seller Party pursuant to this Agreement constitutes good, valuable, adequate and sufficient consideration for such covenants and Seller’s obligations hereunder. Each

Seller Party agrees that each of the covenants and agreements set forth in this Section 7.11 is and shall be deemed and construed as a separate and independent covenant and agreement. If any such covenant or agreement or any part thereof is held invalid, void or unenforceable by any court of competent jurisdiction as to a Seller Party, then (i) the covenant or agreement shall be modified to the least extent necessary to make it valid and enforceable, and (ii) such invalidity, voidness or unenforceability will in no way render invalid, void or unenforceable any other part of this Agreement. Seller acknowledges and agrees that the restrictions contained herein are reasonable and necessary to protect Purchaser’s legitimate business interest and, if violated, would cause Purchaser irreparable harm for which monetary damages would not be an adequate remedy. Accordingly, each Seller Party agrees that if any portion of this Section 7.11 is breached, then Purchaser may at its election in any court of competent jurisdiction, and in addition to any other remedy available to it, obtain specific performance of such provision or enjoin such Seller Party from engaging in the activities proscribed by this Section 7.11, in each case without any requirement to post a bond for such purpose. Notwithstanding anything set forth in this Agreement, Purchaser is expressly permitted to disclose the existence of this Section 7.11 or any obligation set forth in this Section 7.11 to any Person with whom a Seller Party conducts business or proposes to conduct business in a manner that may violate this Section 7.11.

7.12   Expenses.   Except as otherwise specifically set forth in this Agreement, each Party will bear its own expenses in connection with the transactions contemplated by this Agreement and in connection with all obligations required to be performed by it under this Agreement.

7.13   Further Assurances; Seller Parties Manner of Acting.

(a)   Each of the REIT, Purchaser and the Seller Parties will from time to time after the Closing, upon the reasonable request of any of them, deliver to the designated Party such further bills of sale and assignments, documents of title and other instruments necessary or desirable to effect, preserve, maintain or document the transfers of the Purchased Assets contemplated herein, and the other transactions contemplated herein, in the manner and on the terms and conditions set forth herein. Each of the REIT, Purchaser and the Seller Parties shall also, from time to time after the Closing and at its own expense, upon the reasonable request of another Party, deliver to the designated Party such further instruments of assumption or other documents as may be necessary or desirable to effect, preserve, maintain or document the assumption of the Assumed Liabilities in the manner and on the terms and conditions set forth herein.

(b)   Effective as of the Closing, Seller hereby irrevocably makes, constitutes, and appoints Purchaser as Seller’s true and lawful attorney, with power to (i) if Seller refuses to, or fails timely to execute and deliver any of the documents described in Section 7.13(a), sign the name of Seller on any of the documents described in Section 7.13(a), and (ii) take such other actions as is necessary or desirable to effect, preserve, maintain or document the transfers of the Purchased Assets contemplated herein, and the other transactions contemplated herein, in the manner and on the terms and conditions set forth herein. The appointment of Purchaser as Seller’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable.

7.14   Restrictions on Resale.   In addition to any restrictions on transfer set forth in the Operating Agreement, without the prior written consent of Purchaser, Seller shall not offer, sell, contract to sell or otherwise transfer or dispose of any of the OpCo Units or securities convertible or exchangeable or exercisable for any of the OpCo Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OpCo Units for a period of twelve months commencing on the Closing Date (the “Lockup Period”); provided, however, that nothing in this paragraph shall prohibit Seller from (i) distributing OpCo Units to its members received as consideration hereunder provided such members agree to the restrictions of this Section 7.14 or (ii) pledging such OpCo Units provided such pledgee agrees to the restrictions of this sentence. After the Lockup Period and for a period of three years thereafter, Seller shall not in any calendar quarter, without the prior approval of a majority of the independent directors of the REIT Board, offer, sell, contract to sell or otherwise transfer or dispose of more than 145,000 OpCo Units or securities convertible or exchangeable or exercisable for any of the OpCo Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OpCo Units; provided, however, that Seller shall not be prohibited from pledging such OpCo Units or be required to have a pledgee agree to transfer restrictions after the Lockup Period. The foregoing restrictions shall not, however, apply to transfers by Seller to Seller’s Affiliates, successors or any investment fund or other entity controlled or managed by such Seller so long as such transferee agrees in writing to be bound by the terms of this Section 7.14. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, (i) the provisions of this Section 7.14 shall cease to be in effect upon the closing of Change of Control of the REIT and (ii) after the Lockup Period, in the event any holder shall die while holding OpCo Units, such OpCo Units shall be immediately and freely transferable, subject to Applicable Law.

7.15   Shelf Registration Rights.

(a)   Upon written notice from Seller to the REIT at any time after the end of the Lockup Period, the REIT shall prepare and file as promptly as practicable after receipt of such notice a registration statement registering the resale by the holder(s) thereof of the REIT Stock issuable upon redemption of the OpCo Units constituting the Initial Purchase Consideration and, if issued, the Earn-Out Consideration (collectively, the “Registrable Securities”) on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (the “Resale Shelf Registration Statement”) in accordance with customary methods of distribution. The REIT will have the right to include REIT Stock or other securities to be sold for its own account or other holders in the Resale Shelf Registration Statement. The REIT shall use its reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof, and to keep such Resale Shelf Registration Statement (or a successor registration statement filed with respect to the Registrable Securities, which shall be deemed to be included within the definition of Resale Shelf Registration Statement for purposes of this Agreement) continuously effective for a period ending when all such Registrable Securities (i) have been disposed of pursuant to a registration statement or pursuant to an exemption under the Securities Act, or (ii) may be sold pursuant to Rule 144 under the Securities Act without volume limitations.

(b)   Prior to the REIT’s anticipated filing of the Resale Shelf Registration Statement, the REIT shall provide notice to the holders of Registrable Securities of such anticipated filing together with a form of the Notice and Questionnaire to be completed by each holder desiring to have any of such holder’s Registrable Securities included in the Resale Shelf Registration Statement. The Notice and Questionnaire provided shall solicit information from each holder regarding the number of Registrable Securities such holder desires to include in the Resale Shelf Registration Statement and such other information relating to such holder as the REIT determines is reasonably required in connection with the Resale Shelf Registration Statement, including, without limitation, all information relating to such holder required to be included in the Resale Shelf Registration Statement or that may be required in connection with applicable FINRA or other regulatory filings to be made in connection with the Resale Shelf Registration Statement. Any holder that does not deliver to the REIT a duly completed and executed Notice and Questionnaire within fifteen (15) Business Days after the REIT provides the notice referred to above will not be entitled to have such holder’s Registrable Securities included in the Resale Shelf Registration Statement.

ARTICLE 8
CONDITIONS PRECEDENT

8.1   Purchaser’s Conditions.   Purchaser’s obligation to deliver the Initial Purchase Consideration and the obligation to take the other actions required pursuant to this Agreement to be taken by Purchaser at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Purchaser):

(a)   Each of the representations and warranties of the Seller Parties contained in Article 3: (i) that is a Fundamental Representation of the Seller Parties shall be true and correct in all respects (without giving effect to any limitations as to materiality or Material Adverse Effect set forth therein) as of the date hereof and as of the Closing as if made on and as of the Closing; provided that representations and warranties that are made as of a specific date shall speak only as of such date, (ii) that is not a Fundamental Representation of the Seller Parties shall be true and correct in all material respects (without giving effect to any limitations as to materiality or Material Adverse Effect set forth therein) as of the date hereof and as of the Closing as if made on and as of the Closing; provided that representations and warranties that are made as of a specific date shall speak only as of such date.

(b)   Seller Parties shall have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by the Seller Parties under this Agreement at or prior to the Closing Date, and the Seller shall have delivered all items required to be delivered at the Closing pursuant to Section 6.2(a).

(c)   Simultaneously with the execution of this Agreement, (i) the REIT, Purchaser and John A. Good have executed and delivered an employment agreement substantially in the form attached as Exhibit E hereto (“John A. Good Employment Agreement”) and (ii) the REIT, Purchaser and Jonathan L. Perry have executed and delivered an employment agreement substantially in the form attached as Exhibit F hereto (“Jonathan L. Perry Employment Agreement”) which shall be effective as of the Effective Time.

(d)   Purchaser shall have received a certificate executed by the Seller Parties confirming (i) the accuracy of Seller Parties’ representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 8.1(a), (ii) the performance of and compliance with covenants and obligations to be performed or complied with at or prior to the Closing by Seller Parties in accordance with Section 8.1(b), and (iii) the satisfaction of the conditions contained in Sections 8.1(e), 8.1(g), and 8.1(h).

(e)   Each of the consents identified on Schedule 8.1(e) shall have been obtained in form and substance reasonably satisfactory to Purchaser and be in full force and effect. Copies of such consents shall have been delivered to Purchaser by Seller.

(f)   No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(g)   There shall be no Action pending by any Governmental Authority or other Person challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or seeking damages or compensation with respect thereto.

(h)   All Employment Agreements and all other existing offers of employment by Seller or agreements relating to the terms of employment by Seller shall have been terminated effective no later than immediately prior to the Effective Time.

(i)   The Requisite Stockholder Vote shall have been obtained.

8.2   Seller Parties’ Conditions.   Seller Parties’ obligations to take the actions required pursuant to this Agreement to be taken by Seller Parties at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Seller):

(a)   Each of the representations and warranties of Purchaser and the REIT contained in Article 4 and Article 5: (i) that is a Fundamental Representation of Purchaser or the REIT, as applicable, shall be true and correct in all respects (without giving effect to any limitations as to materiality or Material Adverse Effect set forth therein) as of the date hereof and as of the Closing as if made on and as of the Closing; provided that representations and warranties that are made as of a specific date shall speak only as of such date, (ii) that is not a Fundamental Representation of Purchaser or the REIT, as applicable, shall be true and correct in all material respects (without giving effect to any limitations as to materiality or Material Adverse Effect set forth therein) as of the date hereof and as of the Closing as if made on and as of the Closing; provided that representations and warranties that are made as of a specific date shall speak only as of such date.

(b)   Each of Purchaser and the REIT shall have performed or complied with all agreements and covenants required to be performed or complied with by such Party under this Agreement on or prior to the Closing Date, and Purchaser shall have delivered all items required to be delivered at the Closing pursuant to Section 6.2(b).

(c)   The John A. Good Employment Agreement and the Jonathan L. Perry Employment Agreement shall be effective as of the Effective Time.

(d)   The Seller Parties shall have received a certificate executed by Purchaser confirming (i) the accuracy of Purchaser’s representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 8.2(a), (ii) the performance of and compliance with covenants and obligations to be performed or complied with at or prior to the Closing by Purchaser in accordance with Section 8.2(b), and (iii) the satisfaction of the condition contained in Section 8.2(f).

(e)   No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(f)   There shall be no Action pending by any Governmental Authority or other Person challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or seeking damages or compensation with respect thereto.

(g)   The Requisite Stockholder Vote shall have been obtained.

ARTICLE 9
INDEMNIFICATION

9.1   By Seller Parties.   Subject to the terms and conditions of this Article 9, the Seller Parties, severally and not jointly, agree to indemnify and defend Purchaser, its Affiliates, their respective Representatives, and each of their respective successors and assigns (each a “Purchaser Indemnified Party”) and shall hold each of them harmless from and against any and all Losses suffered by a Purchaser Indemnified Party arising out of, in connection with or resulting from:

(a)   any inaccuracy or breach (or in the case of a Third Party Claim, any alleged breach) of a representation or warranty of a Seller Party set forth in this Agreement or any agreement, instrument or certificate delivered in connection herewith;

(b)   any breach of or failure to comply with any covenant or agreement made by a Seller Party in this Agreement or any agreement or instrument delivered in connection herewith; or

(c)   any Excluded Asset or Retained Liability.

Each of Section 9.1(a) through Section 9.1(c) shall be deemed to be an independent basis for indemnification, provided that no Person shall be entitled to more than one recovery for the same Loss. The indemnification provided by this Section 9.1 shall encompass claims of a Purchaser Indemnified Party for any Loss sustained by a Purchaser Indemnified Party whether or not involving any Action by a third party.

9.2   By Purchaser.   Subject to the terms and conditions of this Article 9, Purchaser agrees to indemnify and defend Seller Parties, their Affiliates, and their respective Representatives, and each of their respective successors and assigns (each a “Seller Indemnified Party”) and shall hold each of them harmless, from and against any and all Losses suffered by a Seller Indemnified Party arising out of, in connection with or resulting from:

(a)   any inaccuracy or breach (or in the case of a Third Party Claim, any alleged breach) of a representation or warranty of Purchaser set forth in this Agreement or any agreement, instrument or certificate delivered in connection herewith, provided, however, that for purposes of determining whether such a breach has occurred and the amount of any Losses resulting therefrom, any reference to materiality, knowledge or similar language shall be disregarded;

(b)   any breach of or failure to comply with any covenant or agreement made by Purchaser in this Agreement or any agreement or instrument delivered in connection herewith; or

(c)   the Assumed Liabilities.

Each of Section 9.2(a) through Section 9.2(c) shall be deemed to be an independent basis for indemnification under each such subsection, provided that no Person shall be entitled to more than one recovery for the same Loss. The indemnification provided by this Section 9.2 shall encompass claims of a Seller Indemnified Party for any Loss sustained by a Seller Indemnified Party whether or not involving any Action by a third party.

9.3   Survival; Time Limitations.

(a)   Each of the representations and warranties in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; except for the representations and warranties in Section 3.1 (Organization), Section 3.2 (Authority; No Violation; Enforceability), Section 3.5 (Title to and Sufficiency of Purchased Assets), Section 4.1 (Organization), Section 4.2 (Authority; No Violation; Enforceability), Section 5.1 (Organization) and Section 5.2 (Authority; No Violation; Enforceability), (collectively, the “Fundamental Representations”), each of which shall survive indefinitely, and except for the representations and warranties in Section 3.13 (Environmental Protection), Section 3.17 (Tax Matters), Section 3.18 (Employees) and Section 3.19 (Employee Plans and Related Matters), each of which shall survive for the full period of all applicable underlying statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

(b)   All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period specified therein, if any.

(c)   Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from a non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation, warranty or covenant, and such claims, along with the obligations under this Article 9 with respect to such claims, shall survive until finally resolved.

(d)   The Parties acknowledge and agree that the representations, warranties, and covenants of Seller in this Agreement are a material inducement to Purchaser’s execution and delivery of and performance of its obligations under this Agreement and the Transaction Documents. The representations, warranties and covenants of Seller, and each Purchaser Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of any Purchaser Indemnified Party (including by any of its Representatives) or by reason of the fact that any Purchaser Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

9.4   Additional Limitations.

(a)   Subject to subparagraph (c) below, the Seller Parties will not be required to indemnify any Purchaser Indemnified Party for breaches of representations or warranties pursuant to Section 9.1(a) until the aggregate amount of all Losses subject to indemnification pursuant to such Section exceeds $200,000 (the “Basket”), in which event the Seller Parties shall be required to pay or be liable for all such Losses from the first dollar. Subject to paragraph (c) below, the aggregate amount of all Losses for which the Seller Parties shall be liable for breaches of representations or warranties pursuant to Section 9.1(a) shall not exceed an amount equal to $3,500,000 (the “Cap”). For the purposes of determining whether a breach of a representation or warranty has occurred and any Losses resulting from such breach, materiality, Material Adverse Effect, and other similar qualifiers shall be disregarded.

(b)   Subject to subparagraph (c) below, Purchaser will not be required to indemnify any Seller Indemnified Party for breaches of representations or warranties pursuant to Section 9.2(a) until the aggregate amount of all Losses subject to indemnification pursuant to such Section exceeds the Basket, in which event Purchaser shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Purchaser shall be required to pay or be liable for breaches of representations or warranties pursuant to Section 9.2(a) shall not exceed the Cap.

(c)   Notwithstanding anything to the contrary, the Basket and Cap described above shall not apply with respect to any Fundamental Representation or, for avoidance of doubt, fraud or intentional misrepresentation.

(d)   Nothing in this Section 9.4 or any other provision in this Agreement shall be construed to limit in any respect any indemnification obligation that Purchaser shall have under any separate indemnification agreement with any Seller Party that predates this Agreement, or, with respect to Seller, the indemnification provisions under the Management Agreement, each of which indemnification agreements and indemnification provisions shall survive the closing of the transaction contemplated by this Agreement and remain in full force and effect thereafter; provided, however, that Purchaser shall not have any obligation to indemnify any Seller Party under any such agreements for any liabilities arising pursuant to this Agreement.

9.5   Procedure for Claims and Satisfaction.   All claims for indemnification under this Article 9 will be resolved in accordance with the following procedures. A Party seeking to be indemnified hereunder is referred to as the “Indemnified Party,” and the Party or Parties from whom indemnification hereunder is sought are referred to herein as the “Indemnifying Party.”

(a)   Defense of Third Party Claims.

(i)   Notice of Claim; Acknowledgment.   If a claim or demand for indemnification hereunder is asserted by an Indemnified Party as a result of a claim or demand asserted by a Person not a Party, an Affiliate thereof, or a successor or assign of a Party or an Affiliate thereof (a “Third Party Claim”), then the Indemnified Party will give prompt notice of such claim or demand (the “Claim Notice”) to the Indemnifying Party, provided, however, that any delay in giving a Claim Notice shall not affect the

Indemnifying Party’s obligations hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure. The Indemnifying Party shall have the right to defend such Third Party Claim, at its expense, with counsel of its choice (subject to approval of the Indemnified Party, which will not be unreasonably withheld, conditioned or delayed), provided that it gives the Indemnified Party notice (the “Notice of Defense”) within ten (10) days after the receipt (or deemed receipt) of the Claim Notice, stating that such claim is indemnifiable under this Agreement and that Indemnifying Party is defending the Third Party Claim and provides evidence of Indemnifying Party’s financial ability to satisfy any such claim. If the Indemnifying Party defends a matter that involves a Person with whom any Indemnified Party has a business relationship, the Indemnifying Party will undertake such defense in a manner that has due regard for such Indemnified Party’s relationship with such Person.

(ii)   Control of Defense; Exceptions.   Notwithstanding anything to the contrary in this Section 9.5: (A) the Indemnified Party will be entitled to participate in the defense of a Third Party Claim and to employ counsel of its choice for such purpose at its own expense, and (B) the Indemnified Party will be entitled to have, or if applicable, to assume control of the defense of such claim, and the Indemnifying Party will pay the reasonable fees and expenses of lawyers retained by the Indemnified Party, if: (1) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest that, under applicable principles of legal ethics, could prohibit a single lawyer or law firm from representing both the Indemnified Party and the Indemnifying Party in such claim or action, and such conflict has not been timely waived, (2) the Indemnifying Party either failed to give a timely Notice of Defense or has failed or is failing to prosecute or defend vigorously such claim or action, (3) criminal penalties or equitable relief could be imposed on the Indemnified Party in connection with the Third Party Claim, or (4) the Indemnified Party reasonably believes that its anticipated Losses in connection with such Third Party Claim is expected to exceed the Indemnifying Party’s exposure in respect thereof, taking into account the Cap, if applicable.

(iii)   Settlement.   An Indemnifying Party shall not unilaterally settle any Third Party Claim without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) unless such settlement will not lead to financial Liability or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all Liabilities in connection with the Third Party Claim.

(iv)   Other.   If the Indemnifying Party does not deliver a timely Notice of Defense as provided above or is not defending a Third Party Claim by reason of Section 9.5(a)(ii) or otherwise, then it will be deemed to have irrevocably waived its right to defend or settle such claims, but it will have the right, at its expense, to attend, but not otherwise participate in, proceedings with such third parties.

(b)   Direct Claims. Any claim for indemnification hereunder for a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice after the Indemnified Party determines that it has a Direct Claim to assert, provided, however, that any delay in giving notice will not affect the Indemnifying Party’s obligations hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and indicate the estimated amount, if known, of the Loss that has been or may be sustained by the Indemnified Party (which estimate shall not prejudice any final determination). The Indemnifying Party shall have thirty (30) days after its receipt (or deemed receipt) of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its Representatives to reasonably investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim. If the Indemnifying Party does not so respond within the 30-day period referenced above, the Indemnifying Party shall be deemed to have approved such claim.

(c)   Payment. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article 9, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days. Indemnity payments may be made by the Seller Parties in the form of cash or OpCo Units. To the extent indemnification is made through delivery by the Seller Parties of OpCo Units, such OpCo Units shall be valued at the then fair market value of each OpCo Unit. The Seller Parties hereby authorize the REIT, as the managing member of Purchaser, to take all such action as may be necessary to amend the Operating Agreement, and any exhibits or schedules thereto, to reflect the delivery of any OpCo Units by the Seller Parties to Purchaser as an indemnification payment hereunder and to reflect that the Seller Parties have no further right, title or interest with respect to any such OpCo Units.

(d)   Exigent Circumstances. Notwithstanding any provision set forth in this Agreement, this Section 9.5 shall not be construed to reduce or lessen the obligation of the Indemnifying Party under this Article 9 if prior to the expiration of the thirty (30) day notice period described above in Section 9.5(a) or 9.5(b) the Indemnified Party shall take action with respect to a claim (whether or not a Third Party Claim) if the Indemnified Party believes in good faith that such action is reasonably required to avoid personal injury, minimize or reduce the amount of the Loss incurred in respect thereof or avoid a forfeiture or penalty imposed by Applicable Law.

(e)   Treatment of Indemnity Payments. Any indemnity payments made pursuant to this Article 9 shall be deemed to be, and each of Purchaser and Seller shall treat such payments as an adjustment to the Purchase Consideration for Tax purposes, unless otherwise required by Applicable Law.

ARTICLE 10
TERMINATION

10.1   Termination Events.   This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)   by either Purchaser or Seller if the Closing has not occurred (other than through the failure of the Party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement) on or before June 30, 2020, or such later date as Purchaser and Seller may agree upon (the “Outside Date”);

(b)   by Purchaser if (i) there has been a material Breach of any representation, warranty, covenant or agreement of the Seller such that one or more of the conditions to Closing set forth in Section 8.1 are not capable of being fulfilled as of the Outside Date; provided that (A) Seller has been provided written notice and a reasonable opportunity to cure and (B) Purchaser is not in material breach of its obligations under this Agreement, or (ii) the REIT is unable to obtain the Requisite Stockholder Vote at the Stockholders Meeting;

(c)   by the Seller (but only so long as the Seller is not in material breach of its obligations under this Agreement) if there has been a material Breach of any representation, warranty, covenant or agreement of Purchaser such that one or more of the conditions to Closing set forth in Section 8.2 are not capable of being fulfilled as of the Outside Date; provided that Purchaser has been provided written notice and a reasonable opportunity to cure; or

(d)   by mutual consent of Purchaser and Seller.

10.2   Effect of Termination.   Each of Purchaser’s and Seller’s right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the Parties under this Agreement will terminate, except that the rights and obligations in this Section 10.2 and Article 11 will survive any termination. In addition, if this Agreement is terminated by Purchaser or Seller because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the other Party’s failure to comply with its obligations under this Agreement or other breach of this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 11
MISCELLANEOUS

11.1   Definitions.   For purposes of this Agreement, certain defined terms (and variations thereof) have the meanings specified or referred to in Appendix I. Other terms are defined throughout the body of this Agreement.

11.2   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given and received (a) when delivered by hand; (b) when received (or refused) by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent before 5:00 p.m. recipient’s local time, and on the next Business Day if sent after 5:00 p.m. recipient’s local time; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Unless hand-delivered, such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as may be specified in a notice given in accordance with this Section 11.2):

If to Seller:	JCAP Advisors, LLC 6410 Poplar Avenue, Suite 650 Memphis, Tennessee 38119
	Attention:	Dean Jernigan
	E-mail:	dean@jernigancapital.com

with a copy to:	King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, New York 10036
	Attention:	Tony W. Rothermel
	E-mail:	trothermel@kslaw.com

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309
	Attention:	C. Spencer Johnson, III
	E-mail:	csjohnson@kslaw.com

If to Purchaser or the REIT:	Jernigan Capital Operating Company LLC 6410 Poplar Avenue, Suite 650 Memphis, Tennessee 38119
	Attention:	Harry Thie,
Lead Independent Director
	E-mail:	vzepli16@verizon.net

with a copy to:	Hunton Andrews Kurth LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219
	Attention:	David C. Wright
	E-mail:	dwright@hunton.com

Morrison & Foerster LLP 2000 Pennsylvania Ave. NW, Suite 6000 Washington, D.C. 20006
	Attention:	David P. Slotkin
	Email:	dslotkin@mofo.com

If to Dean Jernigan:	Dean Jernigan 6410 Poplar Avenue, Suite 650 Memphis, Tennessee 38119
	E-mail:	dean@jernigancapital.com

with a copy to:	King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, New York 10036
	Attention:	Tony W. Rothermel
	E-mail:	trothermel@kslaw.com

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309
	Attention:	C. Spencer Johnson, III
	E-mail:	csjohnson@kslaw.com

If to John A. Good:	John A. Good 6410 Poplar Avenue, Suite 650 Memphis, Tennessee 38119
	E-mail:	john@jernigancapital.com

with a copy to:	King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, New York 10036
	Attention:	Tony W. Rothermel
	E-mail:	trothermel@kslaw.com

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309
	Attention:	C. Spencer Johnson, III
	E-mail:	csjohnson@kslaw.com

If to Jonathan L. Perry:	Jonathan L. Perry 6410 Poplar Avenue, Suite 650 Memphis, Tennessee 38119
	E-mail:	jonathan@jernigancapital.com

with a copy to:	King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, New York 10036
	Attention:	Tony W. Rothermel
	E-mail:	trothermel@kslaw.com

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309
	Attention:	C. Spencer Johnson, III
	E-mail:	csjohnson@kslaw.com

Any Party sending a notice, demand, request or other communication by e-mail shall also send a hard copy of such notice, demand, request or other communication by one of the other means of providing notice set forth in this Section 11.2.

11.3   Remedies Cumulative.   The rights and remedies specified in any provision of this Agreement are in addition to all the rights and remedies a Party may have under any other provision of this Agreement or Applicable

Law, including any right to equitable relief and any right to sue for damages under this Agreement, and all such rights and remedies are cumulative, provided that no Person shall be entitled to more than one recovery for the same Loss. Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy (any such claim by any other Party being hereby waived).

11.4   Entire Agreement; Amendment; Waiver; Severability.   This Agreement shall be deemed to have incorporated by reference all of the appendices, schedules and exhibits referred to herein to the same extent as if such appendices, schedules and exhibits were fully set forth herein. This Agreement and the appendices, schedules and exhibits attached hereto represent the entire understanding and agreement among the Parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the Parties with respect to that subject matter; provided, however, that the indemnification provisions contained in the Management Agreement and indemnification agreements with directors and officers of the REIT shall remain in full force and effect. This Agreement may not be amended or modified except by a written instrument executed by an authorized officer of each of the Parties. The granting of any waiver with respect to any failure to comply with any provision of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with any provision of this Agreement, and no waiver of any provision hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, and a waiver with respect to any individual failure, breach or default shall not act as a waiver in respect of any other failure, breach or default not expressly identified by such written waiver. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any other Governmental Authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.5   Assignment; Successors and Assigns.   This Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto, and their respective successors and permitted assigns, but no assignment of this Agreement or any of the rights or obligations set forth herein shall relieve any Party of its obligations hereunder. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that Purchaser may, without the written consent of Seller, assign all or a portion of its rights under this Agreement to one or more of its Affiliates or to one or more of its (or its Affiliate’s) lenders. Any purported assignment of rights or delegation of obligations in violation of this Section 11.5 will be null and void.

11.6   Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations and without regard to the conflicts of law rules thereof.

11.7   Seller’s Disclosure Letter.   No exceptions to any representations or warranties disclosed in Seller’s Disclosure Letter shall constitute an exception to any other representations or warranties made in this Agreement unless it is readily apparent from the actual text of such exception that such exception is relevant to such other representations or warranties. The Parties acknowledge and agree that the mere listing (or inclusion of a copy) of a document or other item in Seller’s Disclosure Letter shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself.

11.8   No Third Party Beneficiaries.   Except as otherwise expressly provided in Article 9, the Parties do not intend to confer any benefit under this Agreement upon anyone other than the Parties, and nothing contained in this Agreement will be deemed to confer such benefit on any other Person.

11.9   Construction.   The Parties agree that “including” and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to “included” matters shall be regarded as nonexclusive, non-characterizing illustrations and equivalent to the terms “including, but not limited to,” or “including, without limitation.” Each Party acknowledges that it has had the opportunity to be advised and represented by legal counsel in the negotiation, execution and delivery of this Agreement, and accordingly agrees that if any ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any Party solely because such Party or its Representatives were the drafters of any such provision. The captions and other headings contained in this Agreement are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer, and shall not affect the interpretation or meaning of this Agreement. “Article,” “Section,” “Subsection,” “Appendix,” “Exhibit” or “Schedule” refer to such item of or attached to this Agreement. Whenever the context requires, defined terms used in the singular shall include the plural and the plural shall include the singular.

11.10   Computation of Time.   Time is of the essence with respect to all time periods and due dates in this Agreement. However, if the last day for the exercise of any privilege or the discharge of any duty under this Agreement falls upon a day which is not a Business Day, then the Party having such privilege or duty will have until 5:00 p.m. its local time on the next succeeding regular Business Day to exercise such privilege or to discharge such duty.

11.11   Dispute Resolution; Consent to Jurisdiction.

(a)   In the event of any dispute or disagreement between or among any of the Parties following the Closing as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder, including, but not limited to, any claim of indemnification pursuant to Article 9 that is the subject of a Claim Notice, such applicable Parties shall promptly meet in a good faith effort to resolve the dispute or disagreement. If such applicable Parties do not resolve such dispute or disagreement within thirty (30) calendar days, each such applicable Party shall be free to exercise the remedies available to it specifically provided by this Agreement.

(b)   THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL LIE EXCLUSIVELY IN FEDERAL OR STATE COURT LOCATED IN NEWCASTLE COUNTY, DELAWARE. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT. THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

11.12   Counterparts and Signatures.   This Agreement may be executed in any number of counterparts, each of which will constitute an original, and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or Portable Document Format (PDF) shall be as effective as delivery of a manually executed counterpart.

[This space intentionally left blank; signatures appear on following pages.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

JCAP ADVISORS, LLC

By:	/s/ John A. Good
Name:	John A. Good
Title:	Chief Executive Officer

/s/ Dean Jernigan
Dean Jernigan

/s/ John A. Good
John A. Good

/s/ Jonathan L. Perry
Jonathan L. Perry

JERNIGAN CAPITAL OPERATING COMPANY LLC
By: JERNIGAN CAPITAL, INC., its Managing Member
By:	/s/ John A. Good
Name:	John A. Good
Title:	Chief Executive Officer

JERNIGAN CAPITAL, INC.

By:	/s/ John A. Good
Name:	John A. Good
Title:	Chief Executive Officer

* * * * *

APPENDIX I

CERTAIN DEFINED TERMS

The terms set forth in the table below are defined on the page indicated. Additional defined terms appear beneath the table.

Accounts Receivable	A-2
Agreement	A-1
Assigned Permits	A-2
Assignment and Assumption Agreement	A-17
Assignment of Management Agreement	A-18
Assignment of Office Lease	A-18
Assumed Contracts	A-2
Assumed Employee Obligations	A-3
Assumed Liabilities	A-3
Assumed Payables	A-3
Basket	A-28
Business	A-1
Cap	A-28
Claim Notice	A-28
Closing	A-17
Closing Date	A-17
Company Health Plan	A-14
Confidential Information	A-23
Continuing Employees	A-21
Direct Claim	A-29
Earn-Out Consideration	A-4
Earn-Out Trigger	A-4
EEOC	A-4
Effective Time	A-17
Employee Plans	A-13
Employment Agreements	A-12
Excluded Assets	A-2
Excluded Records	A-3
Files and Records	A-2
Financial Statements	A-6
Fundamental Representations	A-27
HCERA	A-14
Healthcare Reform Laws	A-14
Hurdle Price	A-4
Indemnified Party	A-28
Indemnifying Party	A-28
Initial Purchase Consideration	A-4
John A. Good Employment Agreement	A-26
Jonathan L. Perry Employment Agreement	A-26
Leases	A-8
Lockup Period	A-24
Major Suppliers	A-14
Management Agreement	A-1
Material Contracts	A-8
Most Recent Balance Sheet	A-6
Notice of Defense	A-29

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Office Lease	A-2
OpCo Units	A-4
Operating Agreement	A-18
Outside Date	A-30
Owned Personal Property	A-1
Parties	A-1
Party	A-1
Permits	A-10
PPACA	A-14
Pre-Closing Tax Period	A-3
Prepaid Items	A-2
Projections	A-6
Purchase Consideration	A-4
Purchased Assets	A-1
Purchaser	A-1
Purchaser Indemnified Party	A-27
Real Property	A-8
Redemption Shares	A-17
Registrable Securities	A-25
REIT	A-1
REIT Board	A-1
REIT Financial Advisor	A-16
REIT Stock	A-4
Requisite Stockholder Vote	A-16
Resale Shelf Registration Statement	A-25
Retained Liabilities	A-3
Seller	A-1
Seller Indemnified Party	A-27
Seller Insurance Policies	A-14
Seller Intellectual Property	A-2
Seller Membership Interests	A-5
Seller Parties	A-1
Special Committee	A-1
Straddle Period	A-5
Third Party Claim	A-28
Transfer Taxes	A-21

* * * * *

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means, as to a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Persons specified, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Applicable Law” means all applicable provisions of any constitution, statute, common law, ordinance, code, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted or issued by any Governmental Authority or arbitrator or arbitration panel.

“Blue Sky Laws” means applicable state securities laws.

“Business Day” means any day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

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“Business IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) in the conduct of the Business.

“Change of Control of the REIT” means

(i) any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the REIT, any trustee or other fiduciary holding securities under any employee benefit plan of the REIT or any corporation owned, directly or indirectly, by the stockholders of the REIT in substantially the same proportion as their ownership of stock of the REIT), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the REIT representing 50% or more of the combined voting power of the REIT’s then outstanding voting securities;

(ii) the consummation of a merger or consolidation of the REIT with any other entity or the issuance of voting securities in connection with a merger or consolidation of the REIT (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than a merger or consolidation which would result in the voting securities of the REIT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the REIT or such surviving or parent entity outstanding immediately after such merger or consolidation; or

(iii) the consummation of the sale or disposition by the REIT of all or substantially all of the REIT’s assets (or any transaction or series of transactions within a period of twelve months ending on the date of the last sale or disposition having a similar effect).

“Class B Units” shall have the meaning set forth in the Limited Liability Company Agreement of Purchaser, as amended from time to time.

“Contract” means any contract, agreement, commitment, arrangement, undertaking or understanding of any kind whatsoever, written or oral, together with all related amendments, modifications, and supplements thereto.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Employee” means any person who is or was formerly employed by Seller, including any individuals engaged through a temporary staffing or leasing agency.

“Environmental Claim” means any Action (including any written notice) by any Person alleging potential Liability under any Environmental Law arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Material, or (ii) circumstances forming the basis of any violation, or alleged violation, by a Person under any Environmental Law or Environmental Permit.

“Environmental Law” means all applicable federal, state and local laws and regulations relating to pollution or protection of the environment, human health or human safety. Without limiting the generality of the foregoing, Environmental Law includes laws relating to Releases or threatened Releases of any Hazardous Material or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of any Hazardous Material and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting any Hazardous Material.

“Environmental Permit” means each permit, approval, identification number, license, certificate and other authorization which is or may be required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with Seller is, or previously was, required to be treated as a single employer under IRC Section 414 and the regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means United States generally accepted accounting principles.

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“Governmental Authority” means any federal, state, local or foreign legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material that is classified or regulated as “hazardous” or “toxic” or otherwise regulated pursuant to Environmental Law, and includes asbestos-containing material, polychlorinated biphenyls and petroleum products.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money, negative cash balances and overdrafts, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations pursuant to leases that are required to be treated as capitalized or finance leases under GAAP (whether or not they have been treated as capitalized or finance leases by Seller in the past) or to pay the deferred purchase price of property or services, except trade accounts payable; (d) interest rate protection agreements, forward purchase agreements, commodity hedging agreements or similar hedging instruments; and (e) any guaranty or pledge in support of any of the foregoing, in each case, including all associated interest and all prepayment premiums, penalties and fees associated with the prepayment or retirement of any of the foregoing.

“Intellectual Property” means all (i) patents, (ii) trademarks, service marks, trade dress, trade names, slogans, logos, internet domain names, and corporate names (and all translations, adaptations, derivations, and combinations of the foregoing), together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works (including mask works), (iv) registrations, applications and renewals for any of the foregoing, (v) computer software (including source code and object code), data, data bases and documentation thereof, and (vi) Trade Secrets and other Confidential Information, including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, business and marketing plans and customer and supplier lists and related information.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“IRS” means the United States Internal Revenue Service.

“Jernigan Family Business” means any Person of which Dean Jernigan and/or one or more of his spouse, adult children and/or spouses of his adult children (i) own a majority of the equity, partnership or membership interests, and (ii) have absolute management control, that is engaged in the business of acquiring, developing, owning and operating self-storage projects, provided that (A) any such self-storage project is outside a three (3) mile radius of any self-storage facility in which the REIT has an equity and/or debt interest at the time of acquisition of such project or the land upon which the project is proposed to be constructed, (B) in the case of the acquisition of an existing self-storage project or project under construction, such project is presented to the REIT and the REIT declines to pursue the acquisition itself, and (C) at no time during the Restricted Period shall any such Person and/or its Affiliates in the aggregate own or operate more than twenty-five (25) self-storage projects.

“Knowledge,” “Knowledge of Seller,” “Seller’s Knowledge” and any derivation thereof means the actual knowledge of any of Dean Jernigan, John A. Good, and Kelly Luttrell, and the knowledge that any such Persons could reasonably be expected to have after due inquiry.

“Liabilities” means, with respect to any Person, any debt, liability, claim, expense, commitment or obligation of such Person (whether directly incurred or consequential, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, due or to become due) of every kind and description, including any liability for Indebtedness or for Taxes, and whether or not required under GAAP to be accrued on the financial statements of such Person.

“Lien” means any mortgage, deed to secure debt, deed of trust, security interest, lien, pledge, charge, right of refusal, encumbrance or adverse claim of any kind and any other security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and the interest of a lessor or lessee under a lease treated as a capitalized lease under GAAP.

“Loss” means any losses, direct damages, special damages, liabilities, deficiencies, lost profits, diminution in value, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including (i) related attorneys’, accountants’ and other professional advisers’ fees and expenses reasonably incurred, (ii) reasonable

A-i-4

attorneys’ fees incurred in enforcing any right to indemnification under this Agreement, (iii) the cost of pursuing any insurance providers, and (iv) amounts paid in settlement (made in accordance with Section 9.5(a)(iii), even if such settlement does not acknowledge, or expressly disclaims any admission, of liability for underlying facts and circumstances that constitute the basis for a claim made under this Agreement; provided, however, that “Losses” shall not include punitive damages except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any Effect that, individually or in the aggregate, is or would reasonably be expected to (i) be materially adverse to the assets, operations, business, condition (financial or otherwise) or results of operations of the Business taken as a whole, or (ii) that materially and adversely affects Purchaser’s ability to operate the Business immediately after Closing in the manner operated by Seller prior to Closing.

“Notice and Questionnaire” means a written notice delivered by a holder of Registrable Securities to the REIT (i) notifying the REIT of such holder’s desire to include Registrable Securities held by it in a Resale Shelf Registration Statement, (ii) containing all information about such Holder required to be included in such registration statement in accordance with Applicable Law, including Item 507 of Regulation S-K promulgated under the Securities Act, or any similar successor thereto, and (iii) pursuant to which such holder agrees to be bound by the terms and conditions hereof.

“Organizational Documents” means, with respect to any business organization, as applicable, its certificate or articles of incorporation, by-laws, certificate or articles of formation, limited liability company or operating agreement, limited partnership agreement, or any comparable formation document, in each case, as amended, restated or supplemented through the date hereof.

“Permitted Lien” means any Lien either (i) imposed by Applicable Law for ad valorem property Taxes for the current Tax period that are not yet due and payable, or (ii) imposed by Applicable Law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen or similar parties.

“Person” means any individual, sole proprietorship, partnership, joint venture, estate, trust, unincorporated organization, association, corporation, limited liability company, institution or other entity, including any that is a Governmental Authority.

“Proxy Statement” means the proxy statement on Schedule 14A to be filed with the SEC and mailed to the holders of REIT Stock as of the record date for the Stockholders Meeting in connection with a Stockholders Meeting (including the letter to the holders of REIT Stock, notice of meeting and form of proxy and any amendments or supplements thereto).

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata), or into or out of any property, including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or property.

“Remedial Action” means any action or proceeding to (i) investigate, contain, clean-up, remove, treat or remediate any Hazardous Material, (ii) correct or prevent an Environmental Claim resulting from the prior treatment, storage or disposal of Hazardous Material or to recover the cost of either by a Governmental Authority or third party, (iii) remove any fill or implement any investigation, remediation, restoration or mitigation that may be required in connection with any dredging, filling or disturbance activities in any wetland or wetlands, as those terms are defined under Applicable Law, (iv) perform post-remedial operation, monitoring and care, and (v) respond to any request by any Governmental Authority for information relating to containment, clean-up, removal, treatment or remediation of Hazardous Material.

“Representatives” means, as applicable to any Person, any and all directors, officers, managers, employees, consultants, financial advisors, counsel, accountants, subcontractors and other agents of such Person.

“Restricted Business” means the business of acquiring, financing, owning or operating self-storage facilities other than a Jernigan Family Business.

“Restricted Period” means the period beginning at the Effective Time and ending on December 31, 2024.

“SEC” means the United States Securities and Exchange Commission.

A-i-5

“Securities Act” means the Securities Act of 1933, as amended.

“Seller’s Disclosure Letter” means Seller’s Disclosure Letter delivered by Seller to Purchaser on the date of this Agreement.

“Stockholders Meeting” means a meeting of the holders of REIT Stock for the purpose of the consideration and vote on the transactions contemplated hereby and any other matters required to be voted on by the holders of REIT Stock in connection with the transactions contemplated hereby (including any postponement or adjournment thereof).

“Tax” means any (i) tax, charge, fee, levy, penalty or other assessment imposed by any Governmental Authority, including income, franchise, business and occupation, profits, margin, gross margin, capital gains, capital stock, transfer, sales, use, escheat, unclaimed property, abandonment, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), employment, unemployment, workers compensation, sick pay, disability, registration and other tax, assessment, charge, duty, interest, fee, levy or other similar governmental charge of any kind whatsoever, whether disputed or not, together with any estimated tax, deficiency assessment, addition to tax, charge, duty, levy, penalty and interest; (ii) any liability for the payment of any amount of a type described in clause (i) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto; and (iii) any liability for the payment of any amount of a type described in clause (i) or clause (ii) as a result of any obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

“Tax Return” means any return, declaration, report, information return, claim for refund, statement, or other document, including any schedule or attachment thereto, and including any amendment thereof, relating to Taxes.

“Trade Secret” means information of a Party including technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use and is the subject of efforts which are reasonable under the circumstances to maintain its secrecy, and any other information that is a trade secret within the meaning of Applicable Law.

“Transaction Documents” means this Agreement and all other agreements, instruments, and documents contemplated hereby or delivered herewith.

* * *

A-i-6

Exhibit B

OPINION OF HFF SECURITIES L.P.

December 16, 2019

The Special Committee of the Board of Directors
Jernigan Capital, Inc.
6410 Poplar Ave. Ste. 650
Memphis, TN 38119

Members of the Special Committee of the Board of Directors of Jernigan Capital, Inc.:

We understand that Jernigan Capital, Inc., a Maryland corporation (the “Company”), proposes to enter into a transaction whereby, pursuant to an asset purchase agreement dated December 16, 2019 (the “Agreement”) among the Company, Jernigan Capital Operating Company LLC (f/k/a Jernigan Capital Operating LP), a Delaware limited liability company and the operating company subsidiary of the Company (the “Operating Company”), JCap Advisors LLC, a Delaware limited liability company (the “Manager”) and the other parties thereto, the Operating Company will acquire substantially all of the assets and certain liabilities of the Manager utilized in the Manager’s provision of external management and advisory services to the Company and its subsidiaries, including the Operating Company (the “Transaction”) in exchange for the issuance of (i) 1,794,872 Class B Units (as defined in the Limited Liability Company Agreement of the Operating Company) in the Operating Company (the “OpCo Units”) at the closing of the Transaction (the “Initial Consideration”) and (ii) 769,231 OpCo Units on a date following the closing of the Transaction if certain conditions are met (the “Earn-out Consideration” and, collectively with the Initial Consideration, the “Consideration”) in accordance with the terms and conditions set forth in the Agreement.

You have asked for our opinion, as of the date hereof, as to the fairness from a financial point of view of the Consideration to be paid in the Transaction to the stockholders of the Company who are not affiliated with the Manager or its affiliates.

For purposes of the opinion set forth herein, we have:

(i)	reviewed documentation provided by management of the Company, including historical audited financial statements and certain internal financial statements and other operating data concerning the Company and the Manager prepared by the management of the Company;
(ii)	analyzed certain financial forecasts prepared by management of the Company, which forecasts the Company has represented to us are consistent with the best judgments of the Company’s management as to the future financial performance of the Company and are the best currently available forecasts with respect to such future financial performance of the Company;
(iii)	Amended and Restated Management Agreement between the Company, the Operating Company and the Manager (as filed as Exhibit 10.7 of the Company’s Form 10-K for the fiscal year ended December 31, 2018, filed on March 1, 2019);
(iv)	reviewed certain financial forecasts prepared by management of the Company to analyze general and administrative (“G&A”) expenses if the Company were to remain externally managed or if it were to be internally managed in order to ascertain forecasted synergies from the Transaction;
(v)	discussed the past and current operations, capitalization and financial condition and the prospects of the Company and the Manager with senior executives of the Company and the Manager;
(vi)	compared the operating performance of the Company with that of certain other publicly traded companies that we considered to be generally relevant;
(vii)	reviewed the financial terms, to the extent publicly available, of certain transactions that we considered to be relevant;
(viii)	reviewed the trading history for the Company common stock and a comparison of that trading history with the trading histories of other publicly traded companies that we considered to be generally relevant;
(ix)	reviewed the draft Agreement dated December 16, 2019 and certain related documents;

B-1

The Board of Directors, Special Committee
Jernigan Capital, Inc.
December 16, 2019

(ix)	reviewed documents filed by the Company with the Securities and Exchange Commission and other publicly available business and financial information, including research analyst reports; and
(x)	performed such other analyses, studies and investigations, and considered such other factors, as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with us (including information that is available from generally recognized public sources) for the purposes of this opinion. With respect to the financial forecasts and projections provided to us, with your consent, we have assumed that they have been reasonably prepared in good faith and are consistent with the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company and the other matters covered thereby. We assume no responsibility for and express no view as to such forecasts, projections or any other forward-looking information or the assumptions on which they are based, and we have relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to or reviewed by us incomplete or misleading. In rendering our opinion, we express no view as to the reasonableness of such forward-looking information or any estimate, judgment or assumption on which it is based. We have not performed any independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Manager, the Company or its subsidiaries nor have we been furnished with any such valuations or appraisals. In particular, we do not express any opinion as to the value of any asset or liability of the Manager, the Company or any of its subsidiaries, whether at current market prices or in the future. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Manager or the Company. In arriving at our opinion, we have not taken into account any litigation that is pending or may be brought against the Manager, the Company or any of its or their affiliates or representatives. In addition, we have not evaluated the solvency of any party to the Agreement under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

For purposes of rendering our opinion, we have assumed that there has not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Manager, the Company or any of its subsidiaries since the respective dates on which the most recent financial statements or other information, financial or otherwise, relating to the Manager, the Company or any of its subsidiaries, was made available to us. We have also assumed, with your consent, that the final executed Agreement will not differ in any material respect from the draft Agreement reviewed by us, that the representations and warranties of each party set forth in the Agreement are true and correct, that each party to the Agreement will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the Transaction set forth in the Agreement will be timely satisfied and not modified or waived and that the Transaction will be consummated in accordance with the terms set forth in the Agreement without modification, waiver or delay, except, in each case, as would not be material to our analyses. In addition, we have assumed, with your consent, that any governmental, regulatory or third-party consents, approvals or agreements necessary for the consummation of the Transaction will be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect be material to our analyses, have an adverse effect on the Company or the contemplated benefits of the Transaction. We have also assumed, with your consent, that the Earn-out Consideration comprises a portion of the consideration paid by the Company in the Transaction and we do not express any view or opinion on the likelihood that any Earn-out Consideration will actually be paid by the Company at any time. In addition, we are not legal, accounting, regulatory or tax experts and with your consent we have relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion and the assumptions used in preparing it, we do not have any obligation to update, revise or reaffirm this opinion. We do not express any view or opinion as to the price at which any share of Company common stock or any other security may trade at any time, including subsequent to the date of our opinion. The credit, financial and stock markets as well as industries in which the Company operates have experienced, and continue to experience, volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Transaction.

B-2

The Board of Directors, Special Committee
Jernigan Capital, Inc.
December 16, 2019

Our opinion addresses only the fairness, from a financial point of view, of the Consideration to be paid by the Company in the Transaction to the stockholders of the Company who are not affiliated with the Manager or its affiliates, and we do not express any view as to the fairness of the Transaction to, or any consideration of, the holders of any other securities of the Company, creditors or other constituencies of the Company or its subsidiaries or any other term of the proposed Transaction or the other matters contemplated by the Agreement. We have not been asked to, nor do we, offer any opinion as to any other term or aspect of the Agreement or any other agreement or instrument contemplated by or entered into in connection with the Transaction or the form or structure of the Agreement or the likely timeframe in which the Transaction will be consummated. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Transaction, or any class of such persons, relative to the Consideration to be received by the stockholders of Company in the Transaction or with respect to the fairness of any such compensation. We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Agreement, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals, and which advice we have relied upon in rendering our opinion. We express no view or opinion as to any financing of the Transaction or the terms or conditions upon which any such financing is or may be obtained. Our opinion does not address the underlying business decision of the Company to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction. We have not acted as financial advisor to any party with regard to the Transaction other than the Special Committee of the Board of Directors of the Company. We will receive a fee for our services as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction, a portion of which is payable upon the rendering of this opinion. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us for liabilities relating to or arising out of our engagement. During the two years preceding the date of this opinion, we have not, and our affiliates have not, engaged in financial advisory relationships with the Company and its affiliates for which we or our affiliates have received fees in connection with such services. We and our affiliates may in the future provide, financial advice and services to the Company or the Manager and their respective affiliates for which we and our affiliates would expect to receive compensation.

Our opinion expressed herein is provided for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Transaction and does not constitute a recommendation as to whether the Special Committee of the Board of Directors of the Company should recommend or proceed with the Transaction, nor does it constitute a recommendation to any holder of Company common stock as to how such holder should vote or act with respect to the Transaction or any matter related thereto. This opinion has been approved by the Fairness Committee of HFF Securities L.P., a JLL Company, in accordance with our customary practice.

Based upon and subject to the foregoing and such other matters as we consider relevant, we are of the opinion that, as of the date hereof, the Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the stockholders of Company who are not affiliated with the Manager or its affiliates.

Very truly yours,

HFF SECURITIES L.P.

/s/ HFF Securities L.P.

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